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Filed Pursuant to Rule 424(b)(4)
Registration No. 333-194979
and Registration No. 333-195575

PROSPECTUS

7,400,000 SHARES

5.500% SERIES C PARTICIPATING PREFERRED SHARES

            American Homes 4 Rent is an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing and operating single-family homes as rental properties. We are selling 7,400,000 shares of our 5.500% Series C participating preferred shares of beneficial interest, $0.01 par value per share, or our Series C Participating Preferred Shares, in this offering. This is the original issuance of our Series C Participating Preferred Shares. The following is a summary of key terms of our Series C Participating Preferred Shares:

        Liquidation Preference and Home Price Appreciation Amount.    The Series C Participating Preferred Shares have an initial liquidation preference of $25.00 per share, or the initial liquidation preference, that may be increased by an additional Home Price Appreciation Amount, or the HPA Amount, that takes into account the cumulative change in value from December 31, 2013 of an index tracking the purchase prices of single-family homes located in our top 20 markets, by estimated total investment, as of July 31, 2013 and a constant investor participation percentage of 50%. The HPA Amount will be subject to a cap as described below and will become fixed (based on the HPA Amount calculated with respect to the period ended December 31, 2020) and cease to accrue on and after March 31, 2021.

        Dividends.    We will pay quarterly cumulative dividends, in arrears, on our Series C Participating Preferred Shares from and including the date of original issuance on the last day of each March, June, September and December. The first dividend is scheduled to be paid on June 30, 2014 to record holders as of June 15, 2014. The dividend rate of 5.500% per annum will be applied to the initial liquidation preference from the issue date to but excluding March 31, 2021. Thereafter, a dividend rate of 10.000% per annum will be applied to the initial liquidation preference plus the HPA Amount.

        Redemption at Our Option.    After March 31, 2018, we may redeem for cash all but not less than all of the Series C Participating Preferred Shares by paying the liquidation preference (including any HPA Amount), plus any accrued and unpaid dividends, to, but excluding, the redemption date.

        Conversion at Our Option.    After March 31, 2018, we may convert all but not less than all of the Series C Participating Preferred Shares into our Class A common shares of beneficial interest, $0.01 par value per share, or our Class A common shares, using a conversion ratio per Series C Participating Preferred Share equal to (i) the sum of the initial liquidation preference and the HPA Amount, plus any accrued and unpaid dividends to, but excluding, the conversion date (to occur on the fourth business day following the notice of conversion), divided by (ii) the one-day volume-weighted average trading price, or the VWAP, of our Class A common shares on the New York Stock Exchange, or NYSE, as reported by Bloomberg, if available, on the date the notice of conversion is issued.

        Cap.    Until March 31, 2021, the amount payable upon any redemption, conversion or liquidation event will be subject to a cap such that the total internal rate of return when considering the initial liquidation preference, the HPA Amount and all dividends (whether paid or accrued) on the Series C Participating Preferred Shares will not exceed 9.0%.

        Change of Control.    If there is a Change of Control (as defined), holders of Series C Participating Preferred Shares will have certain conversion rights, subject to our right to redeem the Series C Participating Preferred Shares.

            Concurrently with the completion of this offering, the daughter of the Chairman of our Board of Trustees, B. Wayne Hughes, will purchase $5 million of our Series C Participating Preferred Shares in a private placement at the public offering price set forth below. This concurrent private placement is expected to close on the same day as this offering and is contingent upon completion of the offering. This offering is not contingent upon the closing of the concurrent private placement.

            No current market exists for our Series C Participating Preferred Shares. We intend to apply to list the Series C Participating Preferred Shares on the NYSE under the symbol "AMHPRC." If the listing application is approved, we expect trading of the Series C Participating Preferred Shares to commence within 30 days after initial delivery of the shares.

            We are an "emerging growth company" under the U.S. federal securities laws and are subject to reduced public company reporting requirements. Investing in our Series C Participating Preferred Shares involves risks. See "Risk Factors" beginning on page 26 of this prospectus, and the information under the caption "Part 1, Item 1A. Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, for factors you should consider before investing in our Series C Participating Preferred Shares.

	Per Share	Total

Public offering price	$25.0000	$185,000,000

Underwriting discounts and commissions(1)	$1.2431	$9,198,600

Proceeds, before expenses, to us	$23.7569	$175,801,400

(1)
We refer you to "Underwriting" beginning on page 141 of this prospectus for additional information regarding underwriter compensation.

            We have granted the underwriters an option to purchase up to an additional 1,110,000 Series C Participating Preferred Shares from us at the public offering price, less the underwriting discount, within 30 days after the date of this prospectus solely to cover over-allotments.

            Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The underwriters expect to deliver the Series C Participating Preferred Shares through The Depository Trust Company on or about May 2, 2014, which is the third business day following the pricing of this offering.

Morgan Stanley	Raymond James	Jefferies

Keefe, Bruyette & Woods	Baird
A Stifel Company

Prospectus dated April 29, 2014

Atlanta, GA

Chicago, IL

Cincinnati, OH

Columbus, OH

Dallas, TX

Phoenix, AZ

AMERICAN Homes 4 Rent

        You should rely only on the information contained in or incorporated by reference into this prospectus, any free writing prospectus prepared by us or other information to which we have referred you. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information in this prospectus and any free writing prospectus, as well as the information that we have previously filed with the Securities and Exchange Commission, or the SEC, and incorporated by reference herein, is current only as of their respective dates or on the date or dates that such information is presented. Our business, financial condition, results of operations, and prospects may have changed since those dates.

i

 Market, Industry and Other Data

        We have obtained certain market and industry data from publicly available industry publications. These sources generally state that the information they provide has been derived from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. We believe that this data is generally reliable, but we have not independently verified this information.

Certain Terms Used in This Prospectus

        Unless the context otherwise requires or indicates, we define certain terms in this prospectus as follows:

        "We," "our company," "the Company," "the REIT," "our" and "us" refer to American Homes 4 Rent, a Maryland real estate investment trust, and its subsidiaries taken as a whole (including our operating partnership and its subsidiaries).

        "Our operating partnership" refers to American Homes 4 Rent, L.P., a Delaware limited partnership, and its subsidiaries taken as a whole.

        "AH LLC" refers to American Homes 4 Rent, LLC, a Delaware limited liability company formed by B. Wayne Hughes, our founder and chairman of our board of trustees.

        "AH LLC Portfolio" refers to the 2,770 single-family homes that we purchased from AH LLC on February 28, 2013.

        "Acquisition cost" means:

  •
  with respect to single-family homes in the AH LLC Portfolio, AH LLC's actual purchase price of the property (including closing and other title or escrow costs), without giving effect to the $491.7 million maximum agreed upon valuation of the AH LLC Portfolio under the terms of the contribution agreement pursuant to which we acquired the portfolio.

  •
  with respect to all other single-family homes, the actual purchase price of the property (including broker commissions and closing costs) plus a 5% acquisition fee.

        "Estimated renovation costs" refer to the costs incurred or expected to be incurred in preparing the property for rent plus a 5% renovation fee payable to AH LLC. Estimated renovation costs represent the total costs to renovate a property to prepare it for rental. These costs typically include paint, flooring, appliances, blinds and landscaping.

        "Estimated total investment" means the sum of the property's acquisition cost plus its estimated renovation costs payable to AH LLC.

        "Management Internalization" refers to our operating partnership's acquisition of our former manager and our former property manager from AH LLC on June 10, 2013, at which time all administrative, financial, property management and marketing and leasing personnel, including executive management, became our fully dedicated personnel.

ii

PROSPECTUS SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus or the documents incorporated by reference herein. It does not contain all of the information that you may consider important in making your investment decision. Therefore, you should read the entire prospectus carefully, including the information incorporated by reference herein and the "Risk Factors" section beginning on page 26 of this prospectus.

Overview

        We are an internally managed Maryland real estate investment trust, or REIT, focused on acquiring, renovating, leasing and operating single-family homes as rental properties. We commenced operations in November 2012 to continue the investment activities of AH LLC, which was founded by our chairman, B. Wayne Hughes, in 2011 to take advantage of the dislocation in the single-family home market. Mr. Hughes has over 40 years of experience in the real estate business and a successful track record as co-founder and former chairman and chief executive officer of Public Storage, a REIT listed on the New York Stock Exchange, or the NYSE. We have an integrated operating platform that consists of approximately 430 personnel dedicated to property management, marketing, leasing, financial and administrative functions. Our acquisition and renovation functions are performed by AH LLC, to whom we will continue to pay an acquisition and renovation fee through December 2014.

        As of December 31, 2013, we owned 23,268 single-family properties for a total book value of approximately $3.9 billion and had an additional 536 properties in escrow that we expected to acquire, subject to customary closing conditions, for an estimated total investment of approximately $88.4 million. As of December 31, 2013, we owned properties in selected sub-markets of metropolitan statistical areas, or MSAs, in 22 states, and we continually evaluate potential new target markets that fit our underwriting criteria and are located where we believe we can achieve sufficient scale for internalized property management.

        We seek to become a leader in the single-family home rental industry by aggregating a geographically diversified portfolio of high quality single-family homes and developing "American Homes 4 Rent" into a nationally recognized brand that is well-known for quality, value and tenant satisfaction and is well respected in our communities. Our objective is to generate attractive, risk-adjusted returns for our shareholders through dividends and capital appreciation. As of March 28, 2014, our equity market capitalization (including operating partnership units exchangeable for common shares) was approximately 3.5 times that of the next largest publicly-traded REIT that primarily owns single-family residential homes.

        We intend to use the net proceeds of this offering and the concurrent private placement to repay indebtedness we have incurred or expect to incur under our credit facility, and to the extent not used for that purpose, to continue to acquire and renovate single-family properties, including certain escrow properties. In addition to single-family properties, we also may seek to invest in condominium units, townhouses and real estate-related debt investments. Our investments may be made directly or through investment vehicles with third-party investors. In addition to individual property purchases, we may pursue bulk acquisitions from financial institutions, government agencies and competitors.

        We believe that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under U.S. federal income tax laws, for each of our taxable years commencing with our taxable year ended December 31, 2012, and we expect to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ending December 31, 2014, and subsequent taxable years.

Our Properties

        The table below summarizes certain information with respect to our properties as of December 31, 2013.

Our Properties(1)

	Properties		Total Book Value			Averages Per Property
Market	Units	% of Total	(millions)	% of Total	Avg. per Property	Square Footage	Property Age (years)
Dallas-Fort Worth, TX	2,085	9.0%	$329.1	8.4%	$157,794	2,188	10.2
Indianapolis, IN	2,021	8.7%	297.0	7.6%	146,957	1,893	11.5
Greater Chicago area, IL and IN	1,519	6.5%	233.4	5.9%	153,654	1,861	12.4
Atlanta, GA	1,461	6.3%	241.6	6.2%	165,366	2,157	13.0
Cincinnati, OH	1,244	5.3%	210.2	5.4%	168,971	1,849	13.5
Houston, TX	1,223	5.3%	213.2	5.4%	174,325	2,293	9.6
Charlotte, NC	1,058	4.5%	180.5	4.6%	170,605	1,964	10.7
Nashville, TN	994	4.3%	203.0	5.2%	204,225	2,202	9.5
Jacksonville, FL	974	4.2%	143.2	3.6%	147,023	1,923	9.6
Phoenix, AZ	962	4.1%	147.1	3.7%	152,911	1,811	11.3
All Other(2)	9,727	41.8%	1,725.3	44.0%	177,383	1,905	11.2

Total / Average	23,268	100.0%	$3,923.6	100.0%	$168,626	1,972	11.2

(1)
Includes 377 properties in which we hold an approximate one-third interest through a joint venture.

(2)
Represents 32 markets in 19 states.

        The table below summarizes certain information with respect to properties in escrow as of December 31, 2013.

Properties in Escrow(1)

	Properties in Escrow				Estimated Total Investment(2)
Market	Units	% of Total	Avg. Sq. Ft.	Avg. Age (years)	(millions)	Avg. per Property
Cincinnati, OH	93	17.4%	1,883	11.4	$15.3	$164,910
Columbus, OH	86	16.0%	1,885	13.0	13.0	151,264
Charlotte, NC	53	9.9%	2,154	10.2	8.2	154,299
Dallas-Fort Worth, TX	51	9.5%	1,940	10.1	8.0	157,449
Indianapolis, IN	39	7.3%	1,947	13.0	6.3	162,799
Raleigh, NC	36	6.7%	1,786	10.2	5.5	151,890
Houston, TX	18	3.4%	2,452	8.8	3.4	187,099
Atlanta, GA	17	3.2%	2,007	13.4	2.9	169,811
Greensboro, NC	16	3.0%	2,211	10.1	2.7	171,000
Nashville, TN	15	2.8%	2,511	9.7	3.2	211,434
All Other(3)	112	20.8%	1,921	10.8	19.9	177,373

Total / Average	536	100.0%	1,972	11.2	$88.4	$164,922

(1)
Includes properties in escrow subject to customary closing conditions and properties in certain states acquired at trustee auction subject to an extended closing period. Does not include properties in escrow subject to lender approval. Properties in escrow are typically not occupied at the closing date.

(2)
Estimated Total Investment represents our actual purchase price (including closing costs) and estimated renovation costs plus a 5% acquisition and renovation fee paid to AH LLC, if applicable. Estimated renovation costs represent the total costs we expect to incur to renovate a property to prepare it for rental. These costs typically include paint, flooring, appliances, blinds and landscaping.

(3)
Represents 19 markets in 11 states.

 Quarterly Acquisition, Renovation and Leasing Rates
(As of December 31, 2013)

        "Rent Ready" includes properties for which initial construction has been completed during each quarter.

        "Leases Signed" includes the number of initial leases signed each quarter (includes Pre-Existing Leases).

        As of December 31, 2013, 17,328, or 74.5%, of our properties were leased, including leases on properties for which we have completed renovations and leases existing at the date of acquisition. The following table summarizes our leasing experience as of December 31, 2013.

Our Leasing Experience

Market	Not Rent Ready(1)	Leased(2)	Available for Rent 30+ Days(3)	Available for Rent 90+ Days(4)	30+ Days Occupancy %(5)	90+ Days Occupancy %(6)	Average Annual Scheduled Rent Per Property
Dallas-Fort Worth, TX	268	1,554	1,667	1,583	93.2%	98.2%	$17,523
Indianapolis, IN	224	1,479	1,656	1,601	89.3%	92.4%	14,717
Greater Chicago area, IL and IN	342	774	974	849	79.5%	91.2%	19,258
Atlanta, GA	187	1,093	1,144	1,119	95.5%	97.7%	15,902
Houston, TX	218	773	800	791	96.6%	97.7%	18,144
Phoenix, AZ	15	827	875	866	94.5%	95.5%	13,247
Cincinnati, OH	222	816	950	878	85.9%	92.9%	16,795
Jacksonville, FL	111	690	713	698	96.8%	98.9%	15,388
Nashville, TN	88	856	865	864	99.0%	99.1%	17,741
Charlotte, NC	81	883	915	901	96.5%	98.0%	15,728
All Other(6)	988	6,813	7,815	7,368	87.2%	92.5%	16,529

Total / Average	2,744	16,558	18,374	17,518	90.1%	94.5%	$16,444

(1)
Includes properties under renovation and excludes vacant properties available for lease and properties held for sale.

(2)
Includes leases on properties for which we have completed renovations and excludes 770 leases with tenants existing at the date of acquisition and leases on properties for which we have not completed renovations.

(3)
Available for Rent 30+ Days represents the number of properties that have been leased after we have completed renovations or are available for rent (i.e., "rent-ready") for a period of greater than 30 days.

(4)
Available for Rent 90+ Days represents the number of properties that have been leased after we have completed renovations or are available for rent (i.e., "rent-ready") for a period of greater than 90 days.

(5)
Occupancy percentage is computed by dividing the number of leased properties by the number of properties available for rent 30+ days.

(6)
Occupancy percentage is computed by dividing the number of leased properties by the number of properties available for rent 90+ days.

(7)
Represents 32 markets in 19 states.

Housing Affordability and Construction Costs

        We believe that there is a potential for future home price appreciation due in part to the current high level of affordability of homes nationwide. The following graph sets forth the National Association of Realtors, or NAR, Housing Affordability Index values from January 1991 to January 2014. This index measures the degree to which a typical family can afford the monthly mortgage payments on a typical home. A typical home is defined as the national median-priced, existing single-family home as calculated by NAR. The typical family is defined as one earning the median family income as reported by the United States Census Bureau and the prevailing mortgage interest rate is the effective rate on loans closed on existing homes from the Federal Housing Finance Board. A value of 100 means that a family with the median income has exactly enough income to qualify for a mortgage on a median-priced home. An index above 100 signifies that a family earning the median income has more than enough income to qualify for a mortgage loan on a median-priced home, assuming a 20% down payment. For example, a composite housing affordability index of 120.0 means a family earning the median family income has 120% of the income necessary to qualify for a conventional loan covering 80% of a median-priced existing single-family home.

Source: Federal Reserve Bank of St. Louis Housing Affordability Index (Composite) (National Association of Realtors data).

        We also believe that increasing construction costs may restrain new home construction and increase replacement costs, which could contribute to home price appreciation in the future. The following chart sets forth the Constant Quality (Laspeyres) Price Index of New Single-Family Houses Under Construction, as reported by the United States Census Bureau's Survey of Construction. This index attempts to quantify the cost of construction for a new house, relative to a baseline index value from 2005, using data for houses built for sale, contractor-built houses, owner-built houses and houses built for rent. For example, an index value of 106.0 for 2006 indicates that new construction of a single-family house was 6% more expensive in 2006 than it would have been for the same quality house in 2005. The value of land and other non-construction costs are excluded.

Source: United States Census Bureau

Recent Developments

Acquisition Activity

        From January 1, 2014 through March 31, 2014, we acquired approximately 2,241 properties with an estimated total investment of approximately $361.8 million. Of these recently acquired properties, approximately 63% and 84% are located in our top 10 and top 20 markets (based on total book value as of December 31, 2013), respectively. Approximately 47% of these properties acquired between January 1, 2014 and March 31, 2014 were purchased in foreclosure auctions and the balance through other acquisition channels. At March 31, 2014, we had approximately 532 properties in escrow with an estimated total investment of $86.5 million. We expect that our future level of acquisition activity will fluctuate based on the number of suitable investments and on the level of funds available for investment.

Leasing and Renovation Activity

        From January 1, 2014 through March 31, 2014, we leased approximately 3,185 properties and made rent-ready approximately 2,605 properties. As of March 31, 2014, our total number of leased properties was approximately 20,666, our total portfolio occupancy rate was approximately 81% and our 90+ days rent-ready portfolio occupancy rate was greater than 95%.

Borrowings on Credit Facility

        From January 1, 2014 through April 25, 2014, the Company borrowed an additional $366 million under the credit facility and made payments on the credit facility totaling $25 million. On April 25, 2014, the credit facility had an outstanding balance of $716 million.

Announcement of Appointment of Chief Financial Officer

        As previously disclosed, Peter J. Nelson, our former Chief Financial Officer, resigned his position with us to pursue other career interests, effective April 24, 2014. On April 28, 2014, our board of trustees appointed Diana Laing as our new Chief Financial Officer, effective May 18, 2014. Ms. Laing joins us from Thomas Properties Group, Inc. in Los Angeles, California. For more information about Ms. Laing, please see our Current Report on Form 8-K, filed with the SEC on April 29, 2014. The board also appointed David P. Singelyn, our Chief Executive Officer, to serve as Interim Chief Financial Officer (including as principal financial and accounting officer) from April 28, 2014 through May 18, 2014.

Concurrent Private Placement with Tamara Hughes Gustavson

        Concurrently with the completion of this offering, Tamara Hughes Gustavson, the daughter of the Chairman of our Board of Trustees, B. Wayne Hughes, will purchase $5 million of our Series C Participating Preferred Shares in a private placement at the public offering price. This concurrent private placement is expected to close on the same day as this offering and is contingent upon completion of the offering. This offering is not contingent upon the closing of the concurrent private placement.

Securitization Transaction

        As previously announced, we have engaged advisors to assist in structuring and negotiating a securitization transaction secured by a portion of our portfolio of single-family properties. We expect to complete the transaction in the second quarter of 2014, subject to, among other matters, conditions in the capital markets, rating agency review and customary closing conditions, and expect that the transaction will be exempt from registration under the Securities Act of 1933, as amended, or the Securities Act. There can be no assurance regarding the potential size, pricing, extent of collateral or other terms of the securitization transaction, or that the contemplated transaction will be completed.

Our Structure

        We were formed as a Maryland REIT on October 19, 2012. The following chart illustrates our current organizational structure:

(1)
Our trustees, our executive officers, our dedicated personnel and others have been granted 92,000 restricted share units and options to purchase an aggregate of 2,130,000 of our Class A common shares under the American Homes 4 Rent 2012 Equity Incentive Plan, or the 2012 Incentive Plan.

(2)
Consists of 6,860,783 Class A common shares and 635,075 Class B common shares.

(3)
Consists of 13,787,292 Class A units, 31,085,974 Series C convertible units, 4,375,000 Series D units and 4,375,000 Series E units.

Summary Risk Factors

        An investment in our securities involves risks. Before investing in our securities, you should consider carefully the risk factors disclosed in Part I, Item 1A of our Annual Report on Form 10-K, for the year ended December 31, 2013, filed with the SEC on March 26, 2014, which are incorporated by reference herein, and the risks related to this offering discussed below and described more fully under the caption "Risk Factors" in this prospectus.

  •
  The Series C Participating Preferred Shares have not been rated.

  •
  The Series C Participating Preferred Shares are newly issued securities with no established trading market, which may negatively affect their market value and your ability to transfer or sell your shares. We intend to apply to list the Series C Participating Preferred Shares on the NYSE, but we cannot assure you that the listing will be approved or that a trading market will develop or be sustained.

  •
  The Series C Participating Preferred Shares are subordinate to our debt and other liabilities, and your interests could be diluted by the issuance of additional preferred shares and by other transactions.

  •
  The various hypothetical figures and illustrations contained in this prospectus should not be taken as an indication or prediction of future investment results.

  •
  Changes in home prices reflected in the POI may have little or no correlation with the actual appreciation or depreciation of the homes in our portfolio, and the POI data for our top 20 markets that we will use to calculate the HPA Amount may have little or no correlation with the actual appreciation or depreciation of homes nationwide.

  •
  The cumulative change in HPA that occurs during the period measured for purposes of calculating the HPA Amount may differ from the cumulative change in HPA that occurs during the period for which the Series C Participating Preferred Shares are actually outstanding.

  •
  The FHFA may no longer publish or may materially change the methodology used in calculating the POI, which could adversely affect the value of our Series C Participating Preferred Shares.

  •
  An increase in market interest rates may cause the market price of the Series C Participating Preferred Shares to decrease.

  •
  If you own our Series C Participating Preferred Shares, you will not be entitled to any rights with respect to our common shares, but you will be subject to all changes made with respect to our common shares.

  •
  The Change of Control conversion feature of our Series C Participating Preferred Shares may not adequately compensate you and may make it more difficult for a third party to take over our company or discourage a third party from taking over our company.

  •
  There is no guarantee that any HPA Amount will accrue or be paid on the Series C Participating Preferred Shares.

  •
  The market price of Class A common shares received in a conversion of our Series C Participating Preferred Shares may decrease between the date received and the date the Class A common shares are sold.

  •
  Our ability to pay dividends is limited by the requirements of Maryland law.

  •
  Broad market fluctuations could negatively impact the value of our Series C Participating Preferred Shares.

  •
  You should consider the United States federal income tax consequences of owning our Series C Participating Preferred Shares, including the potential for constructive distributions.

Organizational Information

        Our principal executive offices are located at 30601 Agoura Road, Suite 200, Agoura Hills, California 91301. Our main telephone number is (805) 413-5300. Our Internet website is http://www.americanhomes4rent.com. The contents of our website are not incorporated by reference in or otherwise a part of this prospectus.

 THE OFFERING

        The offering terms are summarized below solely for your convenience. For a more complete description of the terms of the Series C Participating Preferred Shares, see "Description of Series C Participating Preferred Shares."

Issuer	American Homes 4 Rent, a Maryland REIT
Securities Offered	7,400,000 5.500% Series C participating preferred shares of beneficial interest, $0.01 par value per share, or Series C Participating Preferred Shares (plus up to an additional 1,110,000 Series C Participating Preferred Shares if the underwriters exercise their option to purchase additional shares in full). We reserve the right to reopen this series and issue additional Series C Participating Preferred Shares at any time either through public or private sales.
Ranking	The Series C Participating Preferred Shares will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:

•

senior to our common shares of beneficial interest, or our common shares, and to any other class or series of our equity shares expressly designated as ranking junior to the Series C Participating Preferred Shares;

•

on parity with any existing or future class of preferred or convertible preferred securities, including our Series A participating preferred shares of beneficial interest, $0.01 par value per share, or Series A Participating Preferred Shares, and our Series B participating preferred shares of beneficial interest, $0.01 par value per share, or Series B Participating Preferred Shares; and

• junior to any debt securities and any equity shares expressly designated as ranking senior to the Series C Participating Preferred Shares.
See "Description of Series C Participating Preferred Shares—Ranking."
Dividends	Holders of the Series C Participating Preferred Shares will be entitled to receive cumulative cash dividends when, as and if authorized by our board of trustees from and including the issue date, payable quarterly in arrears on the last day of March, June, September and December of each year, at the rate of 5.500% per annum of the initial liquidation preference per share (equivalent to the fixed annual rate of $1.375 per share). The first dividend is scheduled to be paid on June 30, 2014 to holders of record as of June 15, 2014 and will be a pro rata dividend from and including the original issue date to but excluding June 30, 2014. Dividends on the Series C Participating Preferred Shares will accumulate whether or not (i) we have earnings, (ii) there are funds legally available for the payment of such dividends and (iii) such dividends are authorized or declared. Prior to March 31, 2021, no dividends will accrue or be paid on any HPA Amount (as defined below).

On and after March 31, 2021, in lieu of the prior dividend rate, a dividend rate of 10.000% per annum will be paid on the initial liquidation preference per Series C Participating Preferred Share plus the HPA Amount, if any.
Voting Rights	Holders of the Series C Participating Preferred Shares generally will have no voting rights. However, if we are in arrears on dividends, whether or not authorized or declared, on the Series C Participating Preferred Shares for six or more quarterly periods, whether or not consecutive, holders of Series C Participating Preferred Shares (voting separately as a class together with the holders of all other classes or series of preferred shares of beneficial interest, or preferred shares, ranking on parity with the Series C Participating Preferred Shares with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, or parity preferred shares, and upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional trustees at a special meeting called upon the request of at least 10% of such holders or at our next annual meeting and each subsequent annual meeting of shareholders to serve on our board of trustees until all unpaid dividends with respect to the Series C Participating Preferred Shares and such other classes or series of preferred shares with like voting rights have been paid or declared and set aside for payment. In addition, the affirmative vote or written consent of the holders of at least two-thirds of the outstanding Series C Participating Preferred Shares and each other class or series of parity preferred shares with like voting rights (voting together as a single class) is required for us to authorize, create or increase any class or series of equity shares ranking senior to the Series C Participating Preferred Shares or to amend any provision of our declaration of trust so as to materially and adversely affect the terms of the Series C Participating Preferred Shares. If such amendment to our declaration of trust does not equally affect the terms of the Series C Participating Preferred Shares and the terms of one or more other classes or series of parity preferred shares, the affirmative vote or written consent of the holders of at least two-thirds of the shares outstanding at the time of Series C Participating Preferred Shares, voting separately as a class, is required. Holders of the Series C Participating Preferred Shares also will have the exclusive right to vote on any amendment to our declaration of trust on which holders of the Series C Participating Preferred Shares are otherwise entitled to vote and that would alter only the rights, as expressly set forth in our declaration of trust, of the Series C Participating Preferred Shares. Among other things, we may, without any vote of the holders of our Series C Participating Preferred Shares, issue additional shares of Series C Participating Preferred Shares and may authorize and issue additional classes or series of parity equity securities.

Restrictions on Ownership and Transfer	Due to limitations on the concentration of ownership of REIT shares imposed by the Internal Revenue Code of 1986, as amended, or the Code, subject to certain exceptions, our declaration of trust provides (and the Series C Participating Preferred Shares articles supplementary will provide) that no person may beneficially own more than 8.0% (in value or in number of shares, whichever is more restrictive) of our outstanding common shares or more than 9.9% (in value or in number of shares, whichever is more restrictive) of any class or series of our outstanding preferred shares. In addition, our declaration of trust prohibits (and the Series C Participating Preferred Shares articles supplementary will prohibit) any person from, among other matters, beneficially owning equity shares if such ownership would result in our being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a year); transferring equity shares if such transfer would result in our equity shares being owned by less than 100 persons; and beneficially owning equity shares if such beneficial ownership would otherwise cause us to fail to qualify as a REIT under the Code. Our board of trustees may exempt a person from the ownership limits if such person submits to the board of trustees certain information satisfactory to the board of trustees. See "Description of Series C Participating Preferred Shares—Restrictions on Ownership and Transfer."
Use of Proceeds	We estimate that the net proceeds to us from the sale of our Series C Participating Preferred Shares in this offering will be approximately $175.3 million (or approximately $201.6 million if the underwriters exercise their option to purchase additional Series C Participating Preferred Shares in full), after deducting underwriting discounts and estimated offering expenses. We expect the proceeds from the concurrent private placement to be approximately $5 million. We will contribute the net proceeds we receive from this offering and the concurrent private placement to our operating partnership in exchange for Series C participating preferred partnership units. Our operating partnership intends to use the net proceeds from this offering and the concurrent private placement (i) to repay the indebtedness we have incurred or expect to incur under our credit facility, and to the extent not used for that purpose, (ii) to acquire and renovate single-family properties in accordance with our business strategy described in this prospectus, and (iii) for general business purposes. See "Use of Proceeds."

Liquidation Preference	If we liquidate, dissolve or wind up, holders of our Series C Participating Preferred Shares will have the right to receive (i) $25.00 per share, plus (ii) the HPA Amount (if positive), plus (iii) accrued and unpaid dividends (whether or not authorized or declared) to but excluding the date of payment before any distribution or payment is made to holders of our common shares and any other class or series of our equity shares ranking junior to the Series C Participating Preferred Shares as to liquidation, dissolution or winding up. The rights of holders of Series C Participating Preferred Shares to receive this amount will be subject to the proportionate rights of any other class or series of our equity shares ranking on parity with the Series C Participating Preferred Shares as to rights upon liquidation, dissolution or winding up, and junior to the rights of any class or series of our equity shares expressly designated as ranking senior to the Series C Participating Preferred Shares.
Home Price Appreciation Amount	The initial liquidation preference for the Series C Participating Preferred Shares may be increased by an additional amount, or the HPA Amount. The HPA Amount will equal the product of the $25.00 initial liquidation preference and the Home Price Appreciation Factor, or HPA Factor, described below. However, the HPA Amount at any time after March 31, 2021 will be equal to the HPA Amount calculated with respect to the period ended December 31, 2020, and the HPA Amount will be subject to a cap as described below under the caption "—HPA Amount Cap."
The HPA Amount may be realized upon (i) exercise by us of our optional redemption right or conversion right after March 31, 2018, (ii) any conversion or redemption in connection with a Change of Control (as defined below) or (iii) liquidation, dissolution or winding up of the Company. In addition, on and after March 31, 2021, dividends will accrue on the HPA Amount, if any, added to the initial liquidation preference per Series C Participating Preferred Share.
Home Price Appreciation Factor	Home price appreciation, or HPA, represents the cumulative change in value from December 31, 2013 of an index based on the purchase prices of single-family homes located in our top 20 markets, by estimated total investment, as of July 31, 2013, as set forth in the table below. HPA is determined using a House Price Index of the Federal Housing Finance Agency, or FHFA, known as the Quarterly Purchase-Only Index, or POI, specifically the non-seasonally adjusted "Purchase-Only Index" for the "100 Largest Metropolitan Statistical Areas" currently disclosed at the following URL: http://www.fhfa.gov/DataTools/Downloads/Documents/HPI/HPI_PO_metro.txt. The contents of the FHFA website are not incorporated by reference in or otherwise part of this prospectus. Other indices referenced in this prospectus will not be used in calculating the HPA Amount.

The POI is a weighted, repeat-sales index, meaning that it measures average price changes in repeat sales of the same single-family properties. This information is obtained by reviewing repeat transactions involving conforming, conventional mortgages purchased or securitized by Fannie Mae or Freddie Mac since January 1975. Only mortgage transactions involving single-family homes are included. Conforming refers to a mortgage that both meets the underwriting guidelines of Fannie Mae or Freddie Mac and that does not exceed the conforming loan limit that is currently $625,000 for mortgages in the contiguous United States originated after September 30, 2011. Conventional mortgages are those that are neither insured nor guaranteed by the FHA, VA or other federal government entities. Mortgages on properties financed by government-insured loans, such as FHA or VA mortgages, are excluded from the POI, as are properties with mortgages that have a principal amount exceeding the conforming loan limit.
The POI will be measured from a base date of December 31, 2013, using the data available as of April 1, 2014, notwithstanding any revisions by the FHFA in subsequent POI releases. The index values are weighted by our relative estimated total investments in each of our top 20 markets at July 31, 2013, and such weighting is fixed during the time the HPA Amount accrues.
Cumulative HPA represents the sum of the 20 products of the change in HPA for each market since December 31, 2013 and the relative weighting, expressed as a percentage.
HPA Factor represents the product of the Cumulative HPA, as defined herein, (expressed as a percentage) multiplied by a constant investor participation percentage of 50%. The HPA Amount, at any time it is measured, cannot be negative, so the liquidation preference per Series C Participating Preferred Share will always be at least $25.00.
The FHFA historically has released the POI for a given quarter near the end of the second month after the end of that quarter. We will make available each quarter the quarterly measurement showing the aggregate HPA Amount per Series C Participating Preferred Share for the most recently completed quarter and weighted by markets based on the POI provided by the FHFA. We will also provide updates and maintain such information on the "For Investors" page of our corporate website.

If at any time prior to March 31, 2021, the FHFA no longer publishes the POI, or if the POI no longer covers one or more of our top 20 markets as of July 31, 2013, we will promptly make a good faith selection of a publicly available alternative index or indices after examining publicly available indices that are reasonably comparable to the POI to cover the market or markets no longer covered by the POI. If we select an alternative source or sources, we will disclose the new source for calculating the HPA Amount on the "For Investors" page of our corporate website and in a Current Report on Form 8-K filed with the SEC. If a suitable public alternative source or sources is not available, we will, at our option, either redeem or convert the Series C Participating Preferred Shares within 135 days after the date that the POI was last published, as described in "Description of Series C Participating Preferred Shares—Redemption—Redemption upon an Absence of Suitable Indices Event" (in the case of a redemption) or as described in "Description of Series C Participating Preferred Shares—Conversion Rights—Conversion upon an Absence of Suitable Indices Event" (in the case of a conversion). We refer to the absence of a suitable alternative source or sources herein as an Absence of Suitable Indices Event.
The following table summarizes our top 20 markets at July 31, 2013 by estimated total investment and assigns market weightings, which shall remain fixed while the Series C Participating Preferred Shares remain outstanding.
The following table also sets forth the historical percentage change in the HPA with respect to each of these markets for the period from December 31, 2011 to December 31, 2013 and the total weighted average percentage change in the HPA during that period. The table sets forth the methodology used to calculate the percentage change for each market and the total weighted average percentage change for all markets using the POI values for each market. In order to measure the percentage change from December 31, 2011, the actual POI value for each market as of December 31, 2011 has been set at a baseline value of 100.0. For the subsequent periods, the table sets forth the change in the POI value relative to the baseline value of 100.0. The information in this table is for illustrative purposes only, is historical, and is not intended to predict future HPA. See "Risk Factors—The various hypothetical figures and illustrations contained in this prospectus should not be taken as an indication or prediction of future investment results" and "Risk Factors—There is no guarantee that any HPA Amount will accrue or be paid on the Series C Participating Preferred Shares."

		FHFA POI Value
Market	Relative Weighting Applied in Determining HPA(1)	Dec 31, 2011(2)	Mar 31, 2012	Jun 30, 2012	Sep 30, 2012	Dec 31, 2012	Percentage Change in HPA from Dec 31, 2011 to Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013	Percentage Change in HPA from Dec 31, 2012 to Dec 31, 2013
Dallas-Fort Worth, TX(3)	9.507%	100.00	101.51	104.82	106.24	106.96	7.0%	107.76	113.10	114.74	116.08	8.5%
Indianapolis, IN	8.880%	100.00	96.12	102.69	100.37	98.88	-1.1%	102.78	106.75	109.21	106.85	8.1%
Greater Chicago Area, IL and IN(4)	7.679%	100.00	98.14	104.13	105.38	101.90	1.9%	103.00	112.11	112.93	113.87	11.7%
Atlanta, GA	7.545%	100.00	97.58	107.87	110.58	110.79	10.8%	115.22	123.41	126.60	126.99	14.6%
Nashville, TN	6.390%	100.00	96.49	104.34	105.49	105.67	5.7%	107.78	113.42	114.11	116.30	10.1%
Houston, TX	6.312%	100.00	102.63	107.71	110.01	111.65	11.7%	114.14	119.28	121.22	124.36	11.4%
Cincinnati, OH	6.119%	100.00	101.59	104.47	105.25	101.86	1.9%	102.00	107.80	110.28	107.58	5.6%
Salt Lake City, UT	5.495%	100.00	103.73	109.77	111.54	113.49	13.5%	118.04	123.77	124.66	123.81	9.1%
Tampa, FL	5.361%	100.00	101.60	108.50	109.59	109.87	9.9%	110.31	119.55	122.34	123.66	12.5%
Charlotte, NC	5.354%	100.00	97.24	104.42	104.70	101.19	1.2%	106.30	111.91	114.68	115.22	13.9%
Phoenix, AZ	5.270%	100.00	104.96	113.16	121.98	126.74	26.7%	130.25	140.64	146.06	148.67	17.3%
Jacksonville, FL	4.776%	100.00	96.27	98.46	102.59	99.21	-0.8%	107.19	108.83	111.06	112.19	13.1%
Las Vegas, NV	4.371%	100.00	99.60	105.21	111.03	119.32	19.3%	121.83	133.63	144.92	148.83	24.7%
Raleigh, NC	4.040%	100.00	100.27	101.78	102.84	100.35	0.4%	103.62	106.78	107.83	106.99	6.6%
Columbus, OH	3.167%	100.00	99.07	104.51	106.54	100.47	0.5%	102.92	108.58	112.35	109.13	8.6%
Orlando, FL	3.036%	100.00	105.94	107.12	113.24	116.86	16.9%	116.67	126.94	129.03	126.20	8.0%
Tucson, AZ	1.867%	100.00	103.10	112.70	118.10	117.92	17.9%	115.88	120.94	125.12	126.60	7.4%
Greensboro, NC	1.789%	100.00	96.93	99.47	103.76	101.48	1.5%	104.13	106.07	106.79	103.68	2.2%
Austin, TX	1.550%	100.00	101.73	106.40	108.47	108.05	8.1%	109.32	117.38	119.64	118.05	9.3%
San Antonio, TX	1.490%	100.00	96.29	104.18	100.58	106.70	6.7%	105.58	106.91	107.73	107.46	0.7%
Total Weighted Average	100.0%						7.41%					10.88%

(1)
Based on estimated total investment in each market as of July 31, 2013. These will be the weighting factors for measurement of HPA and will at no time change as it relates to the Series C Participating Preferred Shares.

(2)
For the illustrative purposes of this table, the HPA has been indexed as of December 31, 2011 and, as such, a baseline index value of 100.0 has been assigned to each market as of such date. The FHFA POI values with respect to the other periods presented are relative measures calculated in relation to the baseline index value. The actual HPA will be indexed as of December 31, 2013. See the table below for an illustration of how the HPA will be indexed as of December 31, 2013.

(3)
Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions, with each division being given equal weighting for purposes of determining HPA.

(4)
The home price index for the Greater Chicago Area, IL and IN market is Chicago-Naperville-Arlington Heights, IL.

The following table sets forth, for each of our top 20 markets based on estimated total investment as of July 31, 2013, the actual POI value as of December 31, 2013, which is the date from which HPA will be measured for purposes of calculating the HPA Amount. The December 31, 2013 POI values are those that were available as of April 1, 2014, notwithstanding any revisions by the FHFA in subsequent POI releases. The table also sets forth the calculations performed in order to assign a baseline value of 100.0 for all markets as of December 31, 2013 for purposes of calculating the change in HPA for such markets relative to such date.

Market	Relative Weighting Applied in Determining HPA(1)	Actual POI Value as of Dec 31, 2013(2)	Multiplier Applied to Establish Baseline Value(3)	Assigned Baseline Value(4)
Dallas-Fort Worth, TX(5)	9.507%	192.60	0.519	100
Indianapolis, IN	8.880%	165.40	0.605	100
Greater Chicago, IL and IN(6)	7.679%	185.58	0.539	100
Atlanta, GA	7.545%	179.66	0.557	100
Nashville, TN	6.390%	237.75	0.421	100
Houston, TX	6.312%	251.00	0.398	100
Cincinnati, OH	6.119%	166.16	0.602	100
Salt Lake City, UT	5.495%	323.59	0.309	100
Tampa, FL	5.361%	218.28	0.458	100
Charlotte, NC	5.354%	193.47	0.517	100
Phoenix, AZ	5.270%	247.72	0.404	100
Jacksonville, FL	4.776%	216.03	0.463	100
Las Vegas, NV	4.371%	149.08	0.671	100
Raleigh, NC	4.040%	198.65	0.503	100
Columbus, OH	3.167%	180.44	0.554	100
Orlando, FL	3.036%	181.11	0.552	100
Tucson, AZ	1.867%	216.99	0.461	100
Greensboro, NC	1.789%	157.21	0.636	100
Austin, TX	1.550%	317.68	0.315	100
San Antonio, TX	1.490%	227.56	0.439	100

(1)
Based on estimated total investment in each market as of July 31, 2013. These will be the weighting factors for measurement of HPA and will at no time change as it relates to the Series C Participating Preferred Shares.

(2)
Represents the values as published in the POI for each market as of April 1, 2014. Such values will remain constant for purposes of calculating the HPA Amount, notwithstanding any revisions by the FHFA in subsequent POI releases.

(3)
In order to index the POI value for each market as of December 31, 2013, which is the date from which the cumulative change in HPA will be measured for purposes of calculating the HPA Amount, the POI value for each market as of such date is being assigned a baseline index value of 100.0 by multiplying each by the multiplier indicated in the table above. The multipliers set forth above are presented solely for the purpose of indicating the numerical relationship between the actual POI value for each of the markets and the indexed baseline value of 100.0 for such markets. The multipliers will remain constant throughout the term of the Series C Participating Preferred Shares and have not and will not be adjusted to reflect any revisions by the FHFA of the POI values for each market as of December 31, 2013 subsequent to April 1, 2014.

(4)
Equals the product of the actual POI value for each market as of December 31, 2013, multiplied by the baseline multiplier for each market.

(5)
Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions, with each division being given equal weighting for purposes of determining HPA.

(6)
The home price index for the Greater Chicago Area, IL and IN market is Chicago-Naperville-Arlington Heights, IL.

The following table illustrates how HPA, as measured by the FHFA's POI, would be applied for purposes of determining the liquidation preference, dividend amounts and annual and total return for the Series C Participating Preferred Shares based on the following hypothetical assumptions:
• That the Series C Participating Preferred Shares were issued on March 31, 2014.
• Constant annual HPA of 5%.
• Dividend rate per annum of 5.500% for the period from the date of issuance to but excluding March 31, 2021.
• Dividend rate per annum of 10.000% for the period from and including March 31, 2021 until the Series C Participating Preferred Shares are no longer outstanding.

•

That during the period presented, there is no liquidation, dissolution or winding up of the Company and that the Company does not exercise its option to redeem or convert the Series C Participating Preferred Shares.

The information in this table is for illustrative purposes only and is not intended to predict future home price appreciation, liquidation preferences, dividend amounts or return on investment. See "Risk Factors—The various hypothetical figures and illustrations contained in this prospectus should not be taken as an indication or prediction of future investment results" and "Risk Factors—There is no guarantee that any HPA Amount will accrue or be paid on the Series C Participating Preferred Shares."

 Illustrative Effect of Hypothetical HPA and Hypothetical Dividend Rate on Series C Participating Preferred Shares

									Hypothetical Return %
			Cumulative Hypothetical HPA	Investor Participation Percentage	Hypothetical HPA Factor	Hypothetical HPA Amount	Hypothetical Liquidation Preference(1)	Hypothetical Dividend(2)
Year	Date								Annual	Gross(3)
Offering	March 31, 2014	(4)	—		—	—	$25.00
Year 1(5)	March 31, 2015		5.0%	50%	2.5%	$0.63	$25.63	$1.375	8.00%	8.00%
Year 2(5)	March 31, 2016		10.0%	50%	5.0%	$1.25	$26.25	$1.375	8.00%	16.00%
Year 3(5)	March 31, 2017		15.0%	50%	7.5%	$1.88	$26.88	$1.375	8.00%	24.00%
Year 4(5)	March 31, 2018		20.0%	50%	10.0%	$2.50	$27.50	$1.375	8.00%	32.00%

Year 5(6)	March 31, 2019		25.0%	50%	12.5%	$3.13	$28.13	$1.375	8.00%	40.00%
Year 6(6)	March 31, 2020		30.0%	50%	15.0%	$3.75	$28.75	$1.375	8.00%	48.00%
Year 7(6)	March 31, 2021		35.0%	50%	17.5%	$4.38	$29.38	$1.375	8.00%	56.00%

Year 8(7)	March 31, 2022		40.0%	N/A		$4.38	$29.38	$2.938	11.75%	67.75%
Year 9(7)	March 31, 2023		45.0%	N/A		$4.38	$29.38	$2.938	11.75%	79.50%
Year 10(7)	March 31, 2024		50.0%	N/A		$4.38	$29.38	$2.938	11.75%	91.25%

(1)
Reflects the initial liquidation preference as increased by the hypothetical HPA Amount. The HPA Amount is subject to a cap such that the total internal rate of return, when considering the initial liquidation preference, the HPA Amount (if positive), plus dividends (whether paid or accrued) to, but excluding, the date of redemption, conversion or liquidation, will not exceed 9.0%. On March 31, 2021, the HPA Amount will become fixed (based on the HPA Amount calculated with respect to the period ended December 31, 2020) and cease to accrue and the dividend yield will increase to 10.000% per annum on the liquidation preference plus the HPA Amount. Such cap would apply (i) in the event of a liquidation, dissolution or winding up of the Company, (ii) if we exercise our option to redeem or convert the Series C Participating Preferred Shares prior to March 31, 2021 or (iii) on March 31, 2021, which is the date on which dividends begin to accrue on the initial liquidation preference plus the HPA Amount (if any). To illustrate the application of the cap, assuming a 10% rather than a 5% Cumulative Hypothetical HPA, and assuming that we have not redeemed or converted the Series C Participating Preferred Shares or liquidated, on December 31, 2020, the Hypothetical HPA Amount would be fixed at $7.65, reflecting a 9.0% internal rate of return.

(2)
Hypothetical Dividend for years 1 through 7 assumes a hypothetical dividend rate per annum of 5.500%. The actual dividend rate per annum for the Series C Participating Preferred Shares may be greater or less than 5.500%, in which case the actual dividends, and annual and gross returns, would differ from those presented in the table above.

(3)
Calculated as (A) cumulative dividends plus (i) hypothetical accrued HPA Amount (for periods prior to March 31, 2021) or (ii) the difference between the initial price of $25.00 and the Adjusted Value (for periods after March 31, 2021) divided by (B) the $25.00 issue price per Series C Participating Preferred Share.

(4)
The actual measuring date for the index will be from December 31, 2013. The March 31, 2014 measuring date is for illustrative purposes only.

(5)
Prior to April 1, 2018, the Series C Participating Preferred Shares are not convertible or redeemable.

(6)
From and after April 1, 2018, the Series C Participating Preferred Shares are redeemable and convertible at our option. See "Description of Series C Participating Preferred Shares—Redemption" and "Description of Series C Participating Preferred Shares—Conversion Rights."

(7)
From and after March 31, 2021, the HPA Amount will equal the HPA Amount calculated with respect to the period ended December 31, 2020, and will thereafter remain fixed at that amount. From and after March 31, 2021, a dividend rate of 10.000% per annum will be applied to the sum of the $25.00 liquidation preference and the HPA Amount calculated with respect to the period ended December 31, 2020.

HPA Amount Cap	Until March 31, 2021, the amount payable upon any conversion, redemption or liquidation event will be subject to a cap, such that the total internal rate of return, when considering the initial liquidation preference, the HPA Amount (if positive), plus dividends (whether paid or accrued) to, but excluding, the date of redemption, conversion or liquidation, will not exceed 9.0%. On March 31, 2021, the HPA Amount will become fixed (based on the HPA Amount calculated with respect to the period ended December 31, 2020) and cease to accrue and the dividend yield will increase to 10.000% per annum on the liquidation preference plus the HPA Amount.

Redemption at Our Option

We may not redeem the Series C Participating Preferred Shares until after March 31, 2018, except in limited circumstances relating to maintaining our qualification as a REIT, as described in "Description of Series C Participating Preferred Shares—Redemption—Redemption at Our Option" in this prospectus and pursuant to the special optional redemption provisions upon a change in control that are specified below.

Any time after March 31, 2018 but before March 31, 2021, we may redeem for cash all but not less than all of the Series C Participating Preferred Shares at a redemption price per Series C Participating Preferred Share equal to the sum of the initial liquidation preference, and any HPA Amount (if positive) plus accrued and unpaid dividends (whether or not authorized or declared) to, but excluding, the redemption date.

At any time on or after March 31, 2021, we may redeem for cash all but not less than all of the Series C Participating Preferred Shares at a redemption price per share equal to the initial liquidation preference of $25.00 per share, plus the HPA Amount (if positive) calculated with respect to the period ended December 31, 2020, plus any accrued but unpaid dividends. The initial liquidation preference of $25.00 plus the HPA Amount calculated with respect to the period ended December 31, 2020, is referred to as the Adjusted Value.

Conversion at Our Option

At any time after March 31, 2018, we may convert all but not less than all of the Series C Participating Preferred Shares into our Class A common shares. The conversion ratio for such one-time conversion will be determined by a formula and cannot be determined until the conversion date. See "Description of Series C Participating Preferred Shares—Conversion Rights—Conversion at Our Option."

If such one-time conversion were to occur after March 31, 2018 but before March 31, 2021, the formula for determining the conversion ratio per Series C Participating Preferred Share will be the sum of (i) the initial liquidation preference, (ii) the HPA Amount for the relevant period (if positive) and (iii) any accrued and unpaid dividends to, but excluding, the conversion date (to occur on the fourth business day following the notice of conversion), divided by the one-day volume-weighted average price of our Class A common shares on the NYSE, or VWAP, as reported by Bloomberg, if available, on the date the notice of conversion is issued.

If such one-time conversion occurs on or after March 31, 2021, the formula for determining the conversion ratio will be (i) the Adjusted Value, plus any accrued and unpaid dividends to, but excluding, the conversion date, divided by (ii) the VWAP as reported by Bloomberg, if available, on the date the notice of conversion is issued.

Any Class A common shares issued in connection with a conversion described in this section will be registered under the Securities Act and listed on the NYSE or other national exchange.
Special Redemption Option upon a Change of Control

Upon the occurrence of a Change of Control (as defined below), we may redeem for cash all but not less than all of the Series C Participating Preferred Shares within 120 days after the date on which such Change of Control occurred, at a price equal to the sum of (i) the initial liquidation preference, (ii) the HPA Amount (if positive) and (iii) an amount per Series C Participating Preferred Share equal to all dividends (whether or not authorized or declared) accrued and unpaid thereon to, but excluding, the date of final distribution to such holders, to, but excluding, the redemption date. If, prior to the Change of Control Conversion Date (as defined herein), we exercise our optional redemption rights relating to the Series C Participating Preferred Shares, the holders of Series C Participating Preferred Shares will not be permitted to exercise the conversion right described below.

A "Change of Control" means, after the initial issuance of the Series C Participating Preferred Shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of securities of the Company entitling that person to exercise more than 50% of the total voting power of all shares of beneficial interest of the Company entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

Conversion Rights of Holders in Connection with a Change of Control

Upon the occurrence of a Change of Control, each holder of Series C Participating Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series C Participating Preferred Shares) to convert some or all of the Series C Participating Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our Class A common shares per Series C Participating Preferred Share equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of (x) the initial liquidation preference plus (y) the HPA Amount for the relevant period (if positive) plus (z) any accrued and unpaid dividends (whether or not declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Participating Preferred Shares dividend payment for which full dividends have been declared and prior to the corresponding Series C Participating Preferred Shares dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the Series C Participating Preferred Shares to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Class A Share Price; and

• 3.12305 (i.e., the Share Cap), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, pursuant to our right of redemption in connection with a Change of Control, holders of Series C Participating Preferred Shares will not have any right to convert the Series C Participating Preferred Shares in connection with the Change of Control Conversion Right and any Series C Participating Preferred Shares selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of "Change of Control Conversion Right," "Change of Control Conversion Date" and "Class A Share Price" and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see "Description of Series C Participating Preferred Shares—Conversion Rights."

Listing

We intend to apply to list the Series C Participating Preferred Shares on the NYSE under the symbol "AMHPRC." If the listing application is approved, we expect trading of the Series C Participating Preferred Shares to commence within 30 days after initial delivery of the shares.

Settlement

The underwriters expect to deliver the Series C Participating Preferred Shares against payment therefor through The Depository Trust Company on or about May 2, 2014, which is the third business day following the pricing of this offering.

Risk Factors

Investing in our Series C Participating Preferred Shares involves various risks. You should read carefully and consider the risks discussed under the caption "Risk Factors" beginning on page 26 of this prospectus and the "Risk Factors" in Part I, Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 26, 2014 and incorporated by reference herein, before making a decision to invest our Series C Participating Preferred Shares.

SELECTED FINANCIAL DATA

        The following table presents selected historical consolidated financial information as of December 31, 2013, 2012 and 2011 and for the years ended December 31, 2013 and 2012 and for the period from June 23, 2011 to December 31, 2011. The selected financial data below has been derived from our consolidated financial statements, as adjusted for the impact of subsequent accounting changes requiring retrospective application, if any, and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements, including the related notes, which are incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2013. Under the provisions of ASC 805, Business Combinations, we have reflected transactions between businesses under common control retroactively based on the date AH LLC commenced acquiring properties, June 23, 2011. As such, the statements of operations reflect activity prior to our date of formation, and the properties contributed to us by AH LLC are reflected retroactively on the balance sheets based on AH LLC's net book value. Therefore, our selected financial data may not be indicative of our past or future results and does not reflect our financial position or results of operations had it been presented as if we had been operating independently during the period presented.

 Consolidated Statements of Operations Data
(Amounts in thousands, except share information)

	For the Years Ended December 31,
			For the Period From June 23, 2011 to December 31, 2011
	2013	2012
Revenues:
Rents from single-family properties	$132,722	$4,540	$65
Other revenues from single-family properties	5,227	—	—
Other	1,083	—	—

Total revenues	139,032	4,540	65

Expenses:
Property operating expenses
Leased single-family properties	51,411	1,744	27
Vacant single-family properties and other	22,341	1,846	12
General and administrative expense	8,845	7,199	47
Advisory fees	6,352	937	—
Interest expense	370	—	—
Noncash share-based compensation expense	1,079	70	—
Acquisition fees and costs expensed	4,799	869	—
Depreciation and amortization	70,987	2,111	21

Total expenses	166,184	14,776	107

Gain on remeasurement of equity method investment	10,945	—	—
Remeasurement of Series E units	(2,057)	—	—
Remeasurement of Preferred shares	(1,810)	—	—

Loss from continuing operations	(20,074)	(10,236)	(42)
Income from discontinued operations	1,008	—	—

Net loss	(19,066)	(10,236)	(42)
Noncontrolling interest	13,245	—	—
Dividends on preferred shares	1,160	—	—
Conversion of preferred units	10,456	—	—

Net loss attributable to common shareholders	$(43,927)	$(10,236)	$(42)

Weighted average shares outstanding—basic and diluted	123,592,086	7,225,512	3,301,667

Net loss per share—basic and diluted:
Loss from continuing operations	$(0.37)	$(1.42)	$(0.01)
Discontinued operations	0.01	—	—

Net loss attributable to common shareholders per share—basic and diluted	$(0.36)	$(1.42)	$(0.01)

 Consolidated Balance Sheets Data
(Amounts in thousands)

	December 31,
	2013	2012	2011
Single-family properties, net	$3,861,422	$505,713	$3,495
Cash and cash equivalents	148,989	397,198	—
Restricted cash for resident security deposits	26,430	—	—
Rent and other receivables, net	6,863	6,586	11
Escrow deposits, prepaid expenses and other assets	39,212	11,961	17
Deferred costs and other intangibles, net	20,573	—	—
Goodwill	120,655	—	—

Total assets	$4,224,144	$921,458	$3,523

Total liabilities	$573,485	$16,294	$49
Total equity	3,650,659	905,164	3,474

Total liabilities and equity	$4,224,144	$921,458	$3,523

Selected Other Portfolio Data

	December 31,
	2013	2012	2011
Leased single-family properties	17,328	1,164	19
Vacant single-family properties available for lease	3,152	623	2
Single-family properties being renovated	2,744	1,857	12
Single-family properties held for sale	44

Total single-family properties owned	23,268	3,644	33

RISK FACTORS

        An investment in our Series C Participating Preferred Shares involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors, described below and in the documents incorporated by reference in this prospectus, including those disclosed in our Annual Report on Form 10-K for the year ended December 31, 2013. If any of the risks discussed in, or incorporated by reference into, this prospectus occur, our business, prospects, financial condition, results of operations and our ability to make cash distributions to our shareholders could be materially and adversely affected. In that case, the trading price of our Series C Participating Preferred Shares could decline significantly, and you could lose all or part of your investment. Some statements contained in, or incorporated by reference into, this prospectus, including statements in certain risk factors, constitute forward-looking statements. Please refer to the section entitled "Forward-Looking Statements."

 Risks Related to This Offering and Ownership of Our Series C Participating Preferred Shares

The Series C Participating Preferred Shares have not been rated.

        We have not sought to obtain a rating for the Series C Participating Preferred Shares. However, no assurance can be given that one or more rating agencies might not independently determine to issue such a rating or that such a rating, if issued, would not adversely affect the market price of the Series C Participating Preferred Shares. In addition, we may elect in the future to obtain a rating of the Series C Participating Preferred Shares, which could adversely impact the market price of the Series C Participating Preferred Shares. Ratings only reflect the views of the rating agency or agencies issuing the ratings, and such ratings could be revised downward or withdrawn entirely at the discretion of the issuing rating agency if in its judgment circumstances so warrant. Any such downward revision or withdrawal of a rating could have an adverse effect on the market price of the Series C Participating Preferred Shares.

The Series C Participating Preferred Shares are newly issued securities with no established trading market, which may negatively affect their market value and your ability to transfer or sell your shares. We intend to apply to list the Series C Participating Preferred Shares on the NYSE, but we cannot assure you that the listing will be approved or that a trading market will develop or be sustained.

        The Series C Participating Preferred Shares are newly issued securities with no established trading market. We intend to apply to list the Series C Participating Preferred Shares on the NYSE, but we cannot assure you that the Series C Participating Preferred Shares will be approved for listing. An active trading market on the NYSE for the Series C Participating Preferred Shares may not develop or, even if it develops, may not be sustained, in which case the trading price of the Series C Participating Preferred Shares could be adversely affected. In addition, the Series C Participating Preferred Shares offered hereby are a different security than our Series A and Series B Participating Preferred Shares and, as such, the past, current or future trading price of our Series A and Series B Participating Preferred Shares may not be indicative of the potential value or trading price of our Series C Participating Preferred Shares.

        The price of our Series C Participating Preferred Shares could be subject to wide fluctuations in response to a number of factors, including those listed in this "Risk Factors" section of this prospectus, our financial performance, government regulatory action or inaction, tax laws, interest rates and general market conditions and others such as:

  •
  actual or anticipated variations in our quarterly operating results, financial condition, liquidity or changes in business strategy or prospects;

  •
  equity issuances by us or resales by our shareholders, or the perception that such issuances or resales may occur;

  •
  increases in market interest rates that may lead investors to demand a higher dividend yield or seek alternative investments paying higher rates;

  •
  publication of research reports about us or the real estate industry;

  •
  changes in market valuations of similar companies;

  •
  changes in home prices reflected in the POI;

  •
  adverse market reaction to any increased indebtedness we incur in the future;

  •
  additions or departures of key personnel;

  •
  actions by shareholders;

  •
  speculation in the press or investment community;

  •
  general market, economic and political conditions, including an economic slowdown or dislocation in the global credit or capital markets;

  •
  our operating performance and the performance of other similar companies;

  •
  failure to maintain our REIT qualification;

  •
  changes in accounting principles or actual or anticipated accounting problems; and

  •
  passage of legislation or other regulatory developments that adversely affect us or our industry.

The Series C Participating Preferred Shares are subordinate to our debt and other liabilities, and your interests could be diluted by the issuance of additional preferred shares and by other transactions.

        As of December 31, 2013, our total indebtedness was approximately $375 million, and our other liabilities (other than indebtedness) were approximately $198 million. We may incur significant additional debt to finance future acquisition activities as well as additional liabilities in operating our business. The Series C Participating Preferred Shares are subordinate to all of our existing and future debt, including borrowings under our credit facility and any indebtedness that we may incur in connection with the proposed securitization. See "Prospectus Summary—Recent Developments." Our existing debt restricts, and our future debt may include restrictions on, our ability to pay dividends to preferred shareholders in the event of a default under the debt facilities. Our declaration of trust currently authorizes the issuance of up to 100,000,000 preferred shares of beneficial interest in one or more series, of which 9,460,000 preferred shares of beneficial interest are currently outstanding. The issuance of additional preferred shares of beneficial interest on parity with or senior to the Series C Participating Preferred Shares would dilute the interests of the holders of the Series C Participating Preferred Shares, and any issuance of preferred shares of beneficial interest senior to the Series C Participating Preferred Shares or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on the Series C Participating Preferred Shares. Other than the conversion right afforded to holders of Series C Participating Preferred Shares upon the occurrence of a Change of Control as described under "Description of Series C Participating Preferred Shares—Conversion Rights" and other than the limited voting rights as described under "Description of Series C Participating Preferred Shares—Voting Rights," none of the provisions relating to the Series C Participating Preferred Shares relate to or limit our indebtedness or afford the holders of the Series C Participating Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all of our assets or business, that might adversely affect the holders of the Series C Participating Preferred Shares.

The various hypothetical figures and illustrations contained in this prospectus should not be taken as an indication or prediction of future investment results.

        The various hypothetical figures and illustrations contained in this prospectus are intended merely to illustrate the impact that such hypothetical terms could have on the liquidation preference, dividend amounts and the return on investment with respect to the Series C Participating Preferred Shares. Such hypothetical figures and illustrations should not be taken as an indication or prediction of future investment results. The actual amount of HPA and the resulting liquidation preference, dividend amounts and return on the Series C Participating Preferred Shares may bear little or no relation to the hypothetical figures and illustrative examples contained in this prospectus. The POI from which the HPA Amount will be derived has been highly volatile in the past, meaning that the index level has changed considerably in relatively short periods, and its performance cannot be predicted for any future period.

Changes in home prices reflected in the POI may have little or no correlation with the actual appreciation or depreciation of the homes in our portfolio, and the POI data for our top 20 markets that we will use to calculate the HPA Amount may have little or no correlation with the actual appreciation or depreciation of homes nationwide.

        The POI is a weighted, repeat-sales index, meaning that it measures average price changes in repeat sales of the same single-family properties. This information is obtained by reviewing repeat transactions involving conforming, conventional mortgages purchased or securitized by Fannie Mae or Freddie Mac since January 1975. Only mortgage transactions involving single-family homes are included. Conforming refers to a mortgage that both meets the underwriting guidelines of Fannie Mae or Freddie Mac and that does not exceed the conforming loan limit, which is currently $625,000 for mortgages in the contiguous United States originated after September 30, 2011. Conventional mortgages are those that are neither insured nor guaranteed by the FHA, VA or other federal government entities. Mortgages on properties financed by government-insured loans, such as FHA or VA mortgages, are excluded from the POI, as are properties with mortgages whose principal amount exceeds the conforming loan limit. The location, size, and other characteristics of the single-family homes used to calculated the POI may differ substantially from the single-family homes in our portfolio and changes in the prices of the single-family homes used to calculate the POI may be substantially different than the changes in prices of the single-family homes in our portfolio. There can be no assurance that any of the single-family homes in our portfolio actually are included or will be included in the POI. In addition, the weightings that have been assigned to our top 20 markets calculated as of July 31, 2013 for purposes of calculating the HPA Amount reflect the concentration of our ownership of homes in such markets only as of such date. The markets in which we own homes have changed and are likely to continue to change in the future, while the relative weightings that we have assigned for the purposes of calculating the HPA Amount will not. Additionally, since we are using the POI only with respect to specific markets, the POI may reflect home price appreciation or depreciation trends in those markets that are substantially different from those across the nation. As such, the appreciation or depreciation reflected in the POI for our top 20 markets that we will use to calculate the HPA Amount may have little or no correlation with the appreciation or depreciation of homes nationwide.

The cumulative change in HPA that occurs during the period measured for purposes of calculating the HPA Amount may differ from the cumulative change in HPA that occurs during the period for which the Series C Participating Preferred Shares are actually outstanding.

        The HPA Amount will be calculated by measuring the cumulative change in HPA from December 31, 2013 through the end of the most recent quarter for which POI values are available. As such, the measurement period used to calculate the HPA Amount (i) will include a period of time during which the Series C Participating Preferred Shares were not yet outstanding (i.e., the period from

January 1, 2014 through the issue date) and (ii) with respect to a redemption or conversion of the Series C Participating Preferred Shares or a liquidation, dissolution or winding up of the Company prior to April 1, 2021, will not include a period of time during which the Series C Participating Preferred Shares were outstanding (i.e., the period from the end of the most recent quarter for which POI values are available through the date of such redemption, conversion or liquidation). The cumulative change in HPA that occurs during the period measured for purposes of calculating the HPA Amount may differ from the cumulative change in HPA that occurs during the period for which the Series C Participating Preferred Shares are actually outstanding. As a result, the HPA Amount (if any) may be more or less than it would have been if it had been calculated with respect to the period during which the Series C Participating Preferred Shares were actually outstanding. Furthermore, the HPA Amount will be determined by measuring the cumulative change in HPA from December 31, 2013 and will be calculated using the POI data for December 31, 2013 that was available as of April 1, 2014, notwithstanding the fact that the FHFA may update such data in the future.

The FHFA may no longer publish or may materially change the methodology used in calculating the POI, which could adversely affect the value of our Series C Participating Preferred Shares.

        As described under "Prospectus Summary—The Offering—Home Price Appreciation Factor," the HPA Amount is calculated by reference to the POI. If the FHFA no longer publishes the POI or eliminates from the POI one or more of our top 20 markets as of July 31, 2013, we will make a good faith selection of a publicly available alternative index or indices (if more than one source is required to cover all 20 markets) to capture this data after examining publicly available indices that are reasonably comparable to the POI. If we select an alternative source or sources, we will disclose the new source for calculating the HPA Amount on the "For Investors" page of our corporate website and in a Current Report on Form 8-K filed with the SEC. In the event that a suitable public alternative source or sources is not available, we will, at our option, either redeem or convert the Series C Participating Preferred Shares within 135 days after the date that the POI was last published, at a redemption price (if a redemption) calculated in a manner consistent with the redemption price described in "Description of Series C Participating Preferred Shares—Redemption—Redemption at Our Option" or at a conversion price (if a conversion) calculated in a manner consistent with the conversion price described in "Description of Series C Participating Preferred Shares—Conversion Rights—Conversion at Our Option." We will make appropriate amendments and disclosures of any alternative sources and results but may be unable to replicate the methodology used by the FHFA in calculating the POI or produce the same results. Furthermore, a material change in the methodology used by the FHFA in calculating the POI will not result in the selection of an alternative source or sources. As a result, if the FHFA does not publish the POI for all of our top 20 markets as of July 31, 2013 using the same methodology throughout the measurement period, the HPA Amount at the time of measurement may be negatively impacted, which may adversely affect the value of our Series C Participating Preferred Shares.

An increase in market interest rates may cause the market price of the Series C Participating Preferred Shares to decrease.

        One of the factors that will influence the price of the Series C Participating Preferred Shares will be the dividend yield on the Series C Participating Preferred Shares (as a percentage of the price of the Series C Participating Preferred Shares, as applicable) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series C Participating Preferred Shares to expect a higher dividend yield and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Thus, higher market interest rates could cause the market price of the Series C Participating Preferred Shares to decrease.

If you own our Series C Participating Preferred Shares, you will not be entitled to any rights with respect to our common shares, but you will be subject to all changes made with respect to our common shares.

        If you own our Series C Participating Preferred Shares, you will not be entitled to any rights with respect to our common shares (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common shares), but you will be subject to all changes affecting the common shares. You will have rights with respect to our common shares only if and when we deliver common shares to you upon conversion of your Series C Participating Preferred Shares and, in certain cases, under the conversion rate adjustments applicable to our Series C Participating Preferred Shares. For example, in the event that an amendment is proposed to our declaration of trust requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to the delivery of common shares to you following a conversion, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common shares.

The Change of Control conversion feature of our Series C Participating Preferred Shares may not adequately compensate you and may make it more difficult for a third party to take over our company or discourage a third party from taking over our company.

        Upon the occurrence of a Change of Control, holders of the Series C Participating Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series C Participating Preferred Shares) to convert some or all of their Series C Participating Preferred Shares into our Class A common shares (or equivalent value of alternative consideration). See "Description of Series C Participating Preferred Shares—Conversion Rights." Upon such a conversion, the holders will be limited to a maximum number of our Class A common shares equal to the conversion value (equal to the liquidation preference (including any HPA Amount) and unpaid and accrued dividends) divided by the closing price on the date of the event triggering the Change of Control.

        The Change of Control conversion features of the Series C Participating Preferred Shares may have the effect of discouraging a third party from making an acquisition proposal for our company or of delaying, deferring or preventing certain change of control transactions of our company under circumstances that shareholders may otherwise believe is in their best interests.

There is no guarantee that any HPA Amount will accrue or be paid on the Series C Participating Preferred Shares.

        There is no guarantee that home prices in the markets used to calculate the HPA Amount will appreciate at current or historical levels, or at all, or that any HPA Amount will accrue on our Series C Participating Preferred Shares. If the HPA Factor, determined using the POI produced by the FHFA, is zero or negative, no HPA Amount will accrue. As a result, the HPA may not be realized upon (i) exercise by us of our optional redemption right or conversion right after March 31, 2018, (ii) any conversion or redemption in connection with a change in control or (iii) our liquidation, dissolution or winding up.

The market price of Class A common shares received in a conversion of our Series C Participating Preferred Shares may decrease between the date received and the date the Class A common shares are sold.

        The market price of Class A common shares received in a conversion may decrease between the date received and the date the Class A common shares are sold. The stock markets, including the NYSE, have experienced significant price and volume fluctuations. As a result, the market price of our Class A common shares is likely to be similarly volatile, and recipients of our Class A common shares may experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of our Class A common shares could be subject to wide fluctuations in response to a number of factors, including sales of Class A common shares by other shareholders who received Class A common shares in respect of their Series C Participating Preferred Shares, our financial performance, government regulatory action or inaction, tax laws, interest rates and general market conditions and other factors. See "—The Series C Participating Preferred Shares are newly issued securities with no established trading market, which may negatively affect their market value and your ability to transfer or sell your shares. We intend to apply to list the Series C Participating Preferred Shares on the NYSE, but we cannot assure you that the listing will be approved or that a trading market will develop or be sustained."

Our ability to pay dividends is limited by the requirements of Maryland law.

        Our ability to pay dividends on the Series C Participating Preferred Shares is limited by Maryland law. Under applicable Maryland law, a Maryland corporation generally may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its debts as the debts become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's declaration of trust provides otherwise, the amount that would be needed, if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. Accordingly, we generally may not make a distribution on the Series C Participating Preferred Shares if, after giving effect to the distribution, we would not be able to pay our debts as they become due in the usual course of business or our total assets would be less than the sum of our total liabilities plus, unless the terms of such class or series provide otherwise, the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any class or series of preferred shares of beneficial interest then outstanding, if any, with preferences senior to those of the Series C Participating Preferred Shares.

Broad market fluctuations could negatively impact the value of our Series C Participating Preferred Shares.

        The stock market has recently experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies' operating performance. These broad market fluctuations could negatively impact the market price of our common shares, which could in turn reduce the value of our Series C Participating Preferred Shares. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations. Either of these factors could lead to a material decline in the value of our Series C Participating Preferred Shares.

You should consider the United States federal income tax consequences of owning our Series C Participating Preferred Shares, including the potential for constructive distributions.

        The principal United States federal income tax consequences of purchasing, owning and disposing our Series C Participating Preferred Shares are summarized under "Material U.S. Federal Income Tax Considerations." The Internal Revenue Service, or the IRS, may take the position that certain rights including our right to redeem the Series C Participating Preferred Shares for cash at a redemption price in excess of the issue price of the Series C Participating Preferred Shares and our right to convert the Series C Participating Preferred Shares to Class A common shares taking into account the HPA, causes you, during the period you hold your shares, to be deemed to receive taxable dividends subject to United States federal income tax without the receipt of any cash. If you are a non-U.S. shareholder, such deemed dividend may subject you to United States federal withholding tax. See "Material U.S. Federal Income Tax Considerations."

 Risks Related to Qualification and Operation as a REIT

Failure to qualify as a REIT, or failure to remain qualified as a REIT, would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our shareholders.

        We believe that we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT and that our current organization and proposed method of operation will enable us to continue to qualify as a REIT. However, we have not requested and do not intend to request a ruling from the IRS, that we qualify as a REIT. As a result, we cannot assure you that we qualify or that we will remain qualified as a REIT.

        If we fail to qualify as a REIT in any taxable year, and we do not qualify for certain statutory relief provisions, we will face serious tax consequences that will substantially reduce the funds available for distributions to our shareholders because:

  •
  we would not be allowed a deduction for dividends paid to shareholders in computing our taxable income and would be subject to federal income tax at regular corporate rates;

  •
  we could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

  •
  unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

        In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our Series C Participating Preferred Shares. See "Material U.S. Federal Income Tax Considerations" for a discussion of material U.S. federal income tax consequences relating to us and our Series C Participating Preferred Shares.

Even if we qualify as a REIT, we may face other tax liabilities that reduce our cash flow.

        Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. In addition, we could, in certain circumstances, be required to pay an excise or penalty tax (which could be significant in amount) in order to utilize one or more relief provisions under the Code to maintain our qualification as a REIT. See "Material U.S. Federal Income Tax Considerations—Taxation of the Company as a REIT." Any of these taxes would decrease cash available for distribution to our shareholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we hold some of our assets through a taxable REIT subsidiary, or TRS, or other subsidiary corporations that are subject to corporate-level income tax at regular rates. Our TRS may have tax liability with respect to "phantom income" if it is treated as a "dealer" for U.S. federal income tax purposes which would require the TRS to mark to market its assets at the end of each taxable year. In addition, our TRS is subject to federal, state and local corporate taxes. Any of these taxes would decrease cash available for distribution to our shareholders. For more information on taxable REIT subsidiaries see "Material U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT—Effect of Subsidiary Entities—Ownership of Interests in Taxable REIT Subsidiaries."

Failure to make required distributions would subject us to U.S. federal corporate income tax.

        We believe that we have operated and we intend to continue to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. In order to qualify as a REIT, we generally are required to distribute at least 90% of our "REIT taxable income," determined without regard to the dividends paid deduction and excluding any net capital gain, each year to our shareholders. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed net taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our shareholders in a calendar year is less than a minimum amount specified under the Code. We intend to make distributions to our shareholders to comply with the REIT requirements of the Code.

Dividends payable by REITs do not qualify for the reduced tax rates available for some dividends, which could adversely affect the value of our Series C Participating Preferred Shares if they are perceived as less attractive investments.

        The maximum rate applicable to "qualified dividend income" paid by regular "C" corporations to U.S. shareholders that are individuals, trusts and estates generally is 20%. Dividends payable by REITs, however, generally are not eligible for the current reduced rate, except to the extent that certain holding requirements have been met and a REIT's dividends are attributable to dividends received by a REIT from taxable corporations (such as a REIT's taxable REIT subsidiaries), to income that was subject to tax at the REIT/corporate level, or to dividends properly designated by the REIT as "capital gains dividends." Although the reduced rates applicable to dividend income from regular "C" corporations do not adversely affect the taxation of REITs or dividends payable by REITs, it could cause investors who are non-corporate taxpayers to perceive investments in REITs to be relatively less attractive than investments in the shares of regular "C" corporations that pay dividends, which could adversely affect the value of the shares of REITs, including our Series C Participating Preferred Shares.

The prohibited transactions tax may limit our ability to engage in transactions.

        A REIT's net income from "prohibited transactions" is subject to a 100% tax. In general, "prohibited transactions" are sales or other dispositions of property other than foreclosure property, held primarily for sale to customers in the ordinary course of business. We may be subject to the prohibited transactions tax equal to 100% of net gain upon a disposition of real property or debt instruments that we hold. Although a safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction is available, we cannot assure you that we can comply with the safe harbor or that we will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of business. Consequently, we may choose not to engage in certain sales of our properties or debt instruments or we may conduct such sales through our TRS, which would be subject to U.S. federal and state income taxation. In addition, we may have to sell numerous properties to a single or a few purchasers, which could cause us to be less profitable than would be the case if we sold properties on a property-by-property basis. For example, if we decide to acquire properties or debt instruments opportunistically to renovate in anticipation of immediate resale, we will need to conduct that activity through our TRS to avoid the 100% prohibited transactions tax.

        The 100% tax described above may limit our ability to enter into transactions that would otherwise be beneficial to us. For example, if circumstances make it profitable or otherwise uneconomical for us to remain in certain states or geographical markets, the 100% tax could delay our ability to exit those states or markets by selling our assets in those states or markets other than through a TRS, which could harm our operating profits and the trading price of our Series C Participating Preferred Shares.

If the operating partnership fails to qualify as a partnership for U.S. federal income tax purposes, we could fail to qualify as a REIT and suffer other adverse consequences.

        We believe that our operating partnership is organized and will be operated in a manner so as to be treated as a partnership and not an association or a publicly traded partnership taxable as a corporation, for U.S. federal income tax purposes. As a partnership, our operating partnership will not be subject to U.S. federal income tax on its income. Instead, each of the partners will be allocated its share of our operating partnership's income. No assurance can be provided, however, that the IRS will not challenge our operating partnership's status as a partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our operating partnership as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, would cease to qualify as a REIT. Also, the failure of the operating partnership to qualify as a partnership would cause it to become subject to U.S. federal corporate income tax, which would reduce significantly the amount of its cash available for distribution to its partners, including us.

The ability of our board of trustees to revoke our REIT qualification without shareholder approval may cause adverse consequences to our shareholders.

        Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without shareholder approval, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to qualify as a REIT, we would become subject to U.S. federal income tax on our net taxable income and would no longer be required to distribute most of our taxable income to our shareholders, which may have adverse consequences on our total return to our shareholders.

Our ownership of our TRSs will be subject to limitations and our transactions with our TRSs will cause us to be subject to a 100% penalty tax on certain income or deductions if those transactions are not conducted on arm's-length terms.

        The Code provides that no more than 25% of the value of a REIT's assets may consist of shares or securities of one or more TRSs. This requirement limits the extent to which we can conduct activities through TRSs. In addition, the Code limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The Code also imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm's-length basis. We monitor the value of our respective investments in our TRS for the purpose of ensuring compliance with TRS ownership limitations and we intend to structure our transactions with our TRS on terms that we believe are arm's-length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 25% taxable REIT subsidiaries limitation or to avoid application of the 100% excise tax. For more information on taxable REIT subsidiaries see "Material U.S. Federal Income Tax Considerations—Requirements for Qualification as a REIT—Effect of Subsidiary Entities—Ownership of Interests in Taxable REIT Subsidiaries."

You may be restricted from acquiring or transferring certain amounts of our common shares.

        The share ownership restrictions of the Code for REITs, the 8.0% common share ownership limit that applies to all shareholders, other than the Hughes family which is subject to the "excepted holder limit" (as defined in the declaration of trust) and "designated investment entities" (as defined in the declaration of trust) which are subject to a 9.9% common share ownership limit, and the 9.9% preferred share ownership limit all as provided in our declaration of trust may inhibit market activity in our equity shares and restrict our business combination opportunities. See "Description of Equity Shares—Restrictions on Ownership and Transfer."

        In order to qualify as a REIT for each taxable year beginning with our taxable year ending December 31, 2013, five or fewer individuals, as defined in the Code, may not own, beneficially or constructively, more than 50% in value of our issued and outstanding equity shares at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity beneficially or constructively owns our equity shares under this requirement. Additionally, at least 100 persons must beneficially own our equity shares during at least 335 days of a taxable year for each taxable year after 2012. To help insure that we meet these tests, our declaration of trust restricts the acquisition and ownership of our equity shares.

        Our declaration of trust, with certain exceptions, authorizes our trustees to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of trustees, our declaration of trust prohibits any person, other than the Hughes family which is subject to the "excepted holder limit" (as defined in the declaration of trust) and "designated investment entities" (as defined in the declaration of trust), from beneficially or constructively owning more than 8.0% in value or number of shares, whichever is more restrictive, of our outstanding common shares and more than 9.9% in value or number of shares, whichever is more restrictive, of any class or series of our preferred shares. Our board of trustees may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of the applicable ownership limit would result in our failing to qualify as a REIT. These restrictions on ownership and transfer will not apply, however, if our board of trustees determines that it is no longer in our best interest to continue to qualify as a REIT.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our Series C Participating Preferred Shares.

        At any time, the U.S. federal income tax laws governing REITs or the administrative interpretations of those laws may be amended, possibly with retroactive effect. We cannot predict when or if any new U.S. federal income tax law, regulation or administrative interpretation, or any amendment to any existing U.S. federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and whether any such law, regulation, or interpretation may take effect retroactively. We and our shareholders could be adversely affected by any such change in or any new U.S. federal income tax law, regulation or administrative interpretation.

FORWARD-LOOKING STATEMENTS

        Various statements contained in, or incorporated by reference into, this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "intend," "anticipate," "potential," "plan," "goal" or other words that convey the uncertainty of future events or outcomes. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies, trends and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed under "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2013 and elsewhere in this prospectus may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, contingencies and uncertainties include, but are not limited to, the following:

  •
  We are employing a new and untested business model with no proven track record, which may make our business difficult to evaluate.

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  We are a recently organized REIT with a limited operating history, and we may not be able to successfully operate our business or generate sufficient cash flows to make or sustain distributions on our preferred and common shares.

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  We may not be able to effectively manage our growth, and any failure to do so may have an adverse effect on our business and operating results.

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  We intend to continue to expand our scale of operations and make acquisitions even if the rental and housing markets are not as favorable as they were when we commenced operations, which could adversely impact anticipated yields.

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  Our future growth depends, in part, on the availability of additional debt or equity financing. If we cannot obtain additional financing on terms favorable or acceptable to us, our growth may be limited.

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  Our investments are and will continue to be concentrated in our target markets and the single-family properties sector of the real estate industry, which exposes us to downturns in our target markets or in the single-family properties sector.

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  We face significant competition for acquisitions of our target properties, which may limit our strategic opportunities and increase the cost to acquire those properties.

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  We face significant competition in the leasing market for quality tenants, which may limit our ability to rent our single-family homes on favorable terms or at all.

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  The large supply of single-family homes becoming available for purchase as a result of the heavy volume of foreclosures, combined with historically low residential mortgage rates, may cause some potential renters to seek to purchase residences rather than lease them and, as a result, cause a decline in the number and quality of potential tenants.

  •
  Our evaluation of properties involves a number of assumptions that may prove inaccurate, which could result in us paying too much for properties we acquire or overvaluing our properties or our properties failing to perform as we expect.

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  If occupancy levels and rental rates in our target markets do not increase sufficiently to keep pace with rising costs of operations, our income and distributable cash will decline.

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  We depend on our tenants and their willingness to renew their leases for substantially all of our revenues. Poor tenant selection and defaults and nonrenewals by our tenants may adversely affect our reputation, financial performance and ability to make distributions on our preferred and common shares.

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  Failure to qualify as a REIT, or failure to remain qualified as a REIT, would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distribution to our shareholders.

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  The Series C Participating Preferred Shares have not been rated.

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  The Series C Participating Preferred Shares are newly issued securities with no established trading market, which may negatively affect their market value and your ability to transfer or sell your shares. We intend to apply to list the Series C Participating Preferred Shares on the NYSE, but we cannot assure you that the listing will be approved or that a trading market will develop or be sustained.

  •
  The Series C Participating Preferred Shares are subordinate to our debt and other liabilities, and your interests could be diluted by the issuance of additional preferred shares and by other transactions.

  •
  There is no guarantee that any HPA Amount will accrue or be paid on the Series C Participating Preferred Shares.

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  The cumulative change in HPA that occurs during the period measured for purposes of calculating the HPA Amount may differ from the cumulative change in HPA that occurs during the period for which the Series C Participating Preferred Shares are actually outstanding.

  •
  If you own our Series C Participating Preferred Shares, you will not be entitled to any rights with respect to our common shares, but you will be subject to all changes made with respect to our common shares.

  •
  The market price of Class A common shares received in a conversion of our Series C Participating Preferred Shares may decrease between the date received and the date the Class A common shares are sold.

        While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance, and you should not unduly rely on them. The forward-looking statements in this prospectus speak only as of the date of this prospectus. We are not obligated to update or revise these statements as a result of new information, future events or otherwise, unless required by applicable law.

 RATIO OF EARNINGS TO FIXED CHARGES

        The information provided in Exhibit 12.1 of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 26, 2014, is incorporated by reference herein.

 USE OF PROCEEDS

        We estimate that the net proceeds to us from the sale of our Series C Participating Preferred Shares in this offering will be approximately $175.3 million (or approximately $201.6 million if the underwriters exercise their option to purchase up to 1,110,000 additional Series C Participating Preferred Shares in full), after deducting the underwriting discount and other estimated offering expenses.

        We expect that the net proceeds to us from the sale of our Series C Participating Preferred Shares in the concurrent private placement will be approximately $5 million.

        We will contribute the net proceeds of this offering and the concurrent private placement to our operating partnership in exchange for Series C participating preferred operating partnership units. Our operating partnership intends to use the net proceeds received from our contribution (i) to repay the indebtedness we have incurred or expect to incur under our credit facility, and to the extent not used for that purpose, (ii) to acquire and renovate single-family properties, including the escrowed properties listed under "Summary—Our Properties," in accordance with our business strategy described in this prospectus and (iii) for general business purposes. As of March 31, 2014, we had approximately 532 properties in escrow, with an estimated total investment of $81.8 million. At April 25, 2014, we had $716 million of borrowings outstanding under our credit facility. Our credit facility bears interest at 30-day LIBOR plus 2.75% until March 2017, and thereafter, at 30-day LIBOR plus 3.125%. Borrowings under the credit facility are available through March 7, 2015, which may be extended for an additional year, subject to the satisfaction of certain financial covenant tests.

        Pending application of any portion of the net proceeds, we or our operating partnership will invest such funds in interest-bearing accounts and short-term interest-bearing securities consistent with our intention to qualify for taxation as a REIT. These investments are expected to provide lower net returns than we will seek to achieve with our target assets.

 DISTRIBUTION POLICY

        To qualify as a REIT, we must distribute annually to our common and preferred shareholders an amount at least equal to 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We will be subject to income tax on our taxable income that is not distributed and to an excise tax to the extent that certain percentages of our taxable income are not distributed by specified dates. See "Material U.S. Federal Income Tax Considerations." Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

        The amount, timing and frequency of distributions authorized by our board of trustees will be based upon a variety of factors, including:

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  actual results of operations;

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  our level of retained cash flows;

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  the timing of the investment of the net proceeds of this offering;

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  restrictions under Maryland law;

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  any debt service requirements and compliance with covenants under our credit facility;

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  our taxable income;

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  the annual distribution requirements under the REIT provisions of the Code;

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  distributions to senior equity security holders; and

  •
  other factors that our board of trustees may deem relevant.

        Our ability to make distributions to our common and preferred shareholders will depend upon the ability of our management team to invest in our target assets in accordance with our business strategy and the performance of our properties. Distributions will be made in cash to the extent that cash is available for distribution. We may not be able to generate sufficient net interest income to pay distributions to our shareholders. In addition, our board of trustees may change our distribution policy in the future. See "Risk Factors," including those incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2013.

        Our declaration of trust allows us to issue preferred shares that could have a preference on distributions. The distribution preference of our Series A, Series B and Series C Participating Preferred Shares could limit our ability to make distributions to the holders of our common shares. Our board of trustees will set the level of distributions. We intend to distribute our taxable income to our shareholders and retain the balance of our cash available for distribution for reinvestment in properties. However, our cash available for distribution may be less than the amount required to meet the distribution requirements for REITs under the Code, and we may be required to borrow money, sell assets or make taxable distributions of our equity shares or debt securities to satisfy the distribution requirements. Additionally, we may pay future distributions from the proceeds from this offering or other securities offerings and thus all or a portion of such distributions may constitute a return of capital for federal income tax purposes. We also may elect to pay all or a portion of any distribution in the form of a taxable distribution of our shares or debt securities.

        The timing and frequency of distributions authorized by our board of trustees in its sole discretion and declared by us will be based upon a variety of factors deemed relevant by our board of trustees, which may include among others: our actual and projected results of operations; our liquidity, cash flows and financial condition; revenue from our properties; our operating expenses; economic conditions; debt service requirements; limitations under our financing arrangements; applicable law; capital requirements and the REIT requirements of the Code. Our actual results of operations will be affected by a number of factors, including the revenue we receive from our assets, our operating expenses, interest expenses and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, please see "Risk Factors," including those incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2013.

        We cannot guarantee whether or when we will be able to make distributions or that any distributions will be sustained over time. Distributions to our shareholders generally will be taxable to our shareholders as ordinary income, although a portion of such distributions may be designated by us as capital gain dividends or qualified dividend income, or may constitute a return of capital. We will furnish annually to each of our shareholders a statement setting forth distributions paid during the preceding year and their U.S. federal income tax treatment. For a discussion of the federal income tax treatment of our distributions, see "Material U.S. Federal Income Tax Considerations."

 CAPITALIZATION

        The following table sets forth our capitalization as of December 31, 2013 (1) on a historical basis, and (2) as adjusted to reflect (i) the sale of 7,400,000 Series C Participating Preferred Shares in this offering (assuming no exercise of the underwriters' option to purchase 1,110,000 additional shares), after deducting underwriting discounts and estimated offering expenses and (ii) the concurrent private placement with Tamara Hughes Gustavson of 200,000 Series C Participating Preferred Shares at an offering price of $25.00 per share. No adjustments have been made to reflect normal course operations by us or other developments with our business after December 31, 2013. As a result, the as adjusted information provided below is not indicative of our actual consolidated capitalization as of any date. You should read this table together with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes included elsewhere in, and incorporated by reference into, this prospectus.

	As of December 31, 2013
	Historical(1)	As Adjusted for this Offering(1)(2)
	(dollars in thousands)
Debt	$375,000	$375,000
Shareholders' equity:
Preferred Shares—$0.01 par value per share, 100,000,000 shares authorized, 9,060,000 issued and outstanding at December 31, 2013 and 16,660,000 issued and outstanding as adjusted for this offering	91	167
Class A common shares—$0.01 par value per share, 450,000,000 shares authorized, 184,869,219 shares issued and outstanding at December 31, 2013 and as adjusted for this offering(3)	1,848	1,848
Class B common shares—$0.01 par value per share, 50,000,000 shares authorized, 635,075 shares issued and outstanding at December 31, 2013 and as adjusted for this offering	6	6
Additional paid-in capital	2,996,478	3,176,674

Shareholders' equity	2,998,423	3,178,695

Noncontrolling interest	715,715	715,715

Total capitalization	$4,089,138	$4,269,410

(1)
Excludes the sale and issuance of 400,000 Series B Participating Preferred Shares on January 23, 2014, in connection with the exercise of the underwriters' option to purchase additional shares, less underwriting discounts and other offering costs.

(2)
As adjusted for this offering reflects the sale of Series C Participating Preferred Shares in connection with this offering, less underwriting discounts and estimated offering expenses, and the concurrent private placement with Tamara Hughes Gustavson of 200,000 Series C Participating Preferred Shares at an offering price of $25.00 per share.

(3)
Excludes: (i) an aggregate of 2,130,000 of our Class A common shares issuable upon exercise of options previously granted to members of our board of trustees and our former manager's executive team, employees and other service providers under the 2012 Incentive Plan that vest ratably over a period of four years from the date of grant; (ii) 92,000 restricted stock units issued under the 2012 Incentive Plan that vest ratably over a period of four years from the date of grant; (iii) 3,765,000 of our Class A common shares available for issuance in the future under the 2012 Incentive Plan, subject to certain contingencies; (iv) 4,375,000 Series D units issued in June 2013 in connection with the Management Internalization, each of which are convertible into Class A units on a one-for-one basis only effective as of the later of (1) 30 months from the date of issuance and (2) upon achieving certain financial metrics or share appreciation targets; (v) 4,375,000 Series E units issued in June 2013 in connection with the Management Internalization, each of which are convertible into Series D units, or if the Series D units have previously converted into Class A units, into Class A units on February 29, 2016 if certain conditions are met; (vi) 12,395,965 Class A units issued to AH LLC in June 2013 in connection with the Alaska Joint Venture Acquisition; (vii) 705,167 Class A units issued in June 2013 in connection with AH LLC's contribution of its interests in RJ American Homes 4 Rent Two, LLC to our operating partnership; (viii) 653,492 Class A units issued in June 2013 upon conversion of 653,492 3.5% convertible perpetual preferred units in connection with AH LLC's transfer of the remaining 80% of the promoted interest in RJ American Homes 4 Rent One, LLC to our operating partnership; (ix) 31,085,974 Series C units issued in connection with our operating partnership's acquisition of the AH LLC Portfolio in February 2013, each of which are convertible into Class A units; and (x) 32,667 Class A units issued in connection with our operating partnership's acquisition of 367 single-family properties from AH LLC in December 2012. In general, beginning 12 months after the date of issuance, holders of our Class A units have the right to require our operating partnership to redeem part or all of their Class A units for cash or, at our election, our Class A common shares on a one-for-one basis.

SELECTED FINANCIAL DATA

        The information provided in Part II, Item 6 of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 26, 2014, is incorporated by reference herein.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The information provided in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 26, 2014, is incorporated by reference herein.

OUR BUSINESS AND PROPERTIES

        The information provided in Part I, Item 1 and Part I, Item 2 of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 26, 2014, is incorporated by reference herein.

MANAGEMENT

        The information provided under the caption "Executive Officers of The Registrant" in Part I of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 26, 2014, is incorporated herein by reference.

        The information provided in our Current Report on Form 8-K, filed with the SEC on April 29, 2014, is incorporated herein by reference.

        The information provided under the caption titled "Election of Trustees" in our definitive proxy statement for the 2014 Annual Meeting filed with the SEC on March 26, 2014, or the 2014 Proxy Statement, is incorporated herein by reference.

        The information provided under the caption "Executive Compensation" in the 2014 Proxy Statement is incorporated herein by reference.

        The information provided under the caption "Corporate Governance and Board Matters" in the 2014 Proxy Statement is incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        The information provided under the caption titled "Certain Relationships and Related Party Transactions" in the 2014 Proxy Statement is incorporated herein by reference.

Concurrent Private Placement with Tamara Hughes Gustavson

        Concurrently with the completion of this offering, Tamara Hughes Gustavson, the daughter of our Chairman, B. Wayne Hughes, will purchase $5 million of our Series C Participating Preferred Shares in a private placement at the public offering price set forth on the front cover of this prospectus. The concurrent private placement is expected to close on the same day as this offering and is contingent upon completion of this offering. This offering is not contingent upon the closing of the concurrent private placement.

INVESTMENT POLICIES AND POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

Our Investment Policies

        The following is a discussion of our investment policies and our policies with respect to certain other activities, including financing matters and conflicts of interest. These policies may be amended or revised from time to time at the discretion of our board of trustees without shareholder approval. We cannot assure you that we will achieve our investment objectives.

  Investment in Real Estate and Interests in Real Estate

        We conduct substantially all of our investment activities through our operating partnership and its subsidiaries. Our investment objectives are to generate attractive, risk-adjusted returns for our shareholders through dividends and capital appreciation. We have not established a specific policy regarding the relative priority of these investment objectives. For a discussion of our business and growth strategies, see "Our Business and Properties," including the information incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2013.

        We pursue our investment objectives primarily through the ownership by our operating partnership of single-family rental properties. Future investment activities will not be limited to any geographic area, property type or to a specified percentage of our assets. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area. We intend to engage in such future investment activities in a manner that is consistent with the maintenance of our status as a REIT for U.S. federal income tax purposes. In addition, we may purchase or lease other income-producing properties for long-term investment or sell such properties, in whole or in part, when circumstances warrant.

        We may also participate with third parties in property ownership through investment vehicles, including joint ventures, partnership arrangements or other types of co-ownership. These types of investments may permit us to own interests in larger portfolios of properties and, therefore, provide us with flexibility in structuring our portfolio. We may participate in these investment vehicles even if we have funds available for investment. We will not, however, enter into an investment vehicle that would not otherwise meet our investment policies, as established or modified by our board of trustees from time to time, including the following guidelines:

  •
  We intend to make an investment of at least 10% of the aggregate investment by all parties in such investment vehicle;

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  Our investment in such investment vehicles shall not be subject to any promoted interests;

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  None of our trustees, officers or employees may invest personally in such investment vehicles (other than indirectly through their respective ownership of our common shares or OP units in our operating partnership);

  •
  We may invest jointly in such investment vehicles with AH LLC or its affiliates if our board of trustees believes that such joint investment is the best alternative for acquiring properties at that time; and

  •
  Any of our investments in such investment vehicles must be approved by a majority of our independent trustees.

        These guidelines do not apply to our former manager's existing investment vehicles. "Our former manager" refers to our former external manager and advisor, American Homes 4 Rent Advisor, LLC, a Delaware limited liability company previously wholly owned by AH LLC, that became wholly owned by us following the Management Internalization.

        The structure and terms of the investment vehicles may vary and will depend on market conditions. We will manage the residences owned by these investment vehicles. Any of these transactions would require approval by a majority of our independent trustees.

        We do not have a specific policy to acquire assets primarily for capital gain or primarily for income.

  Investments in Real Estate Mortgages

        While our business and growth strategies emphasize equity investments in single-family rental properties, we may, at the discretion of our board of trustees, invest in mortgages, including non-performing loans, or NPLs, consistent with our qualification as a REIT. Investments in real estate mortgages run the risk that one or more borrowers may default under the mortgages and that the collateral securing those mortgages may not be sufficient to enable us to recoup our full investment.

  Investments in Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

        Subject to the percentage of ownership limits and gross income and asset tests necessary for REIT qualification, we may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. We do not intend to underwrite securities of other issuers.

  Purchase and Sale of Investments

        We expect to invest in our properties primarily for generation of current rental income and long-term capital appreciation. Although we do not currently intend to sell our properties, we may deliberately and strategically dispose of certain properties in the future and redeploy funds into new acquisitions that align with our strategic objectives.

  Lending Policies

        We do not expect to engage in any significant lending in the future. However, we do not have a policy limiting our ability to make loans to other persons, although our ability to do so may be limited by applicable law, such as the Sarbanes-Oxley Act of 2002. Subject to tax rules applicable to REITs, we may choose to guarantee debt of certain joint ventures with third parties. Our board of trustees may adopt a formal lending policy in the future without notice to or consent of our shareholders.

  Issuance of Additional Securities

        If our board of trustees determines that obtaining additional capital would be advantageous to us, we may, without shareholder approval, issue debt or equity securities, including causing our operating partnership to issue additional OP units, retain earnings (subject to the REIT distribution requirements for U.S. federal income tax purposes) or pursue a combination of these methods. As long as our operating partnership is in existence, the proceeds of all equity capital raised by us will be contributed to our operating partnership in exchange for additional OP units, which will dilute the ownership interests of any other limited partners.

        We may offer our common shares, OP units, or other debt or equity securities in exchange for cash, real estate assets or other investment targets, and to repurchase or otherwise re-acquire our common shares, OP units or other debt or equity securities. We may issue preferred shares from time to time, in one or more classes or series, as authorized by our board of trustees without the need for shareholder approval. We have not adopted a specific policy governing the issuance of senior securities at this time.

  Reporting Policies

        We are subject to the information reporting requirements of the Exchange Act, pursuant to which we file periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

  Investment Company Act of 1940

        We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the 1940 Act. Investments are also subject to our policy not to be treated as an investment company under the 1940 Act.

Our Financing Strategy

        Although we do not believe we need to use leverage to execute our business strategy, we may use leverage to increase potential returns to our shareholders in the future. Our decision to use leverage will be based on our assessment of a variety of factors, including the terms of available credit and our outlook for borrowing costs relative to the unleveraged yield on our assets. Any decision as to the use of leverage and the terms of any financings will be made by our board of trustees and will not be subject to shareholder approval. While we are not restricted by our governing documents in the amount of leverage that we may use, we do not anticipate that the ratio of loan-to-value (based on the estimated value of our assets at the time of incurrence) will exceed 50% at the time of any incurrence.

        As our company grows, we may seek to access financing sources other than indebtedness. These sources may include securitizations, issuances of common or preferred shares by us and issuances of OP units, including classes or series of common or preferred OP units. Based in part on the experience of our executive team at Public Storage, we believe that preferred shares provide an attractive source of permanent capital. In addition, we will seek to participate in investment vehicles with third-party investors as an alternative source of equity to grow our business. Our executive officers have substantial experience organizing and managing investment vehicles with third-party investors, including during their time at Public Storage. There can be no assurance that we will be able to access these financing sources on favorable terms or at all.

        On March 7, 2013, we entered into a $500 million credit facility with Wells Fargo. On September 30, 2013, we amended our credit facility to add J.P. Morgan Chase Bank as a lender, expand our borrowing capacity under the credit facility to $800 million and extend the repayment period to September 30, 2018. The amount that we may borrow under our credit facility is generally based on the borrowing base. Our credit facility bears interest at 30-day LIBOR plus 2.75% until March 2017, and thereafter, at 30-day LIBOR plus 3.125%. At April 25, 2014, we had approximately $716 million of borrowings outstanding under our credit facility. At March 14, 2014 (the most recent practicable date prior to the date of this prospectus), we had cash and cash equivalents on hand of approximately $57 million.

        As previously announced, we have engaged advisors to assist in structuring and negotiating a securitization transaction secured by a portion of our portfolio of single-family properties. We expect to complete the transaction in the second quarter of 2014, subject to, among other matters, conditions in the capital markets, rating agency review and customary closing conditions, and expect that the transaction will be exempt from registration under the Securities Act. We also continue to explore other financing sources and capital raising alternatives with various financial institutions from time to time. There can be no assurance that we will complete these potential transactions.

Policies with Respect to Certain Transactions

        We have adopted a written policy for the review and approval of related party transactions requiring disclosure under Item 404(a) of Regulation S-K. See "Certain Relationships and Related Party Transactions," and the information incorporated by reference therein from our 2014 Proxy Statement.

 PRINCIPAL SHAREHOLDERS

        The information provided in Part III, Item 12 of our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 26, 2014, is incorporated by reference herein.

        The information provided under the caption "Principal Shareholders" in the 2014 Proxy Statement is incorporated herein by reference.

 DESCRIPTION OF SERIES C PARTICIPATING PREFERRED SHARES

        The description of certain terms and provisions of our Series C Participating Preferred Shares contained in this prospectus does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to our declaration of trust, including the Articles Supplementary setting forth the terms of our Series C Participating Preferred Shares, our bylaws and Maryland law.

        For purposes of this section, references to "we," "our" and "our company" refer only to American Homes 4 Rent and not to any of its subsidiaries.

General

        Under our declaration of trust, we currently are authorized to issue up to 100,000,000 preferred shares of beneficial interest, $0.01 par value per share. Our declaration of trust further provides that our board of trustees may classify any unissued preferred shares into one or more classes or series of shares by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such preferred shares. Prior to the completion of this offering and the concurrent private placement, there will be no preferred shares outstanding, other than 5,060,000 Series A Participating Preferred Shares and 4,400,000 Series B Participating Preferred Shares. There are generally no preemptive rights with respect to our Series C Participating Preferred Shares.

Maturity

        The Series C Participating Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption (except as described below under "—Redemption—Redemption upon an Absence of Suitable Indices Event" and "—Conversion Rights—Conversion upon an Absence of Suitable Indices Event"), and will remain outstanding indefinitely unless (i) we redeem such Series C Participating Preferred Shares at our option as described below in "—Redemption—Redemption at Our Option," (ii) we convert such Series C Participating Preferred Shares at our option as described below in "—Conversion Rights—Conversion at Our Option" or (iii) subject to our special right of redemption in the event of a Change of Control (as defined below), they are converted by the holder of such Series C Participating Preferred Shares in the event of a Change of Control as described below in "—Conversion Rights—Conversion upon a Change of Control."

Reopening

        The Articles Supplementary establishing our Series C Participating Preferred Shares permit us to "reopen" this series, without the consent of the holders of our Series C Participating Preferred Shares, in order to issue additional shares of Series C Participating Preferred Shares from time to time. We may in the future issue additional shares of Series C Participating Preferred Shares without your consent. Any additional shares of Series C Participating Preferred Shares will have the same terms as the shares of Series C Participating Preferred Shares that we are issuing in this offering. These additional shares of Series C Participating Preferred Shares will, together with the shares of Series C Participating Preferred Shares being issued in this offering, constitute a single series of securities.

Ranking

        The Series C Participating Preferred Shares will rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:

  (1)
  senior to our common shares and to any other class or series of our equity shares expressly designated as ranking junior to the Series C Participating Preferred Shares;

  (2)
  on parity with any existing or other preferred or convertible preferred securities, including our Series A Participating Preferred Shares and Series B Participating Preferred Shares; and

  (3)
  junior to all equity shares issued by us with terms specifically providing that those equity shares rank senior to the Series C Participating Preferred Shares with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of our company, or Liquidation Event, which issuance is subject to the approval of the holders of two-thirds of the outstanding Series C Participating Preferred Shares and any parity preference shares.

        The term "equity shares" does not include convertible debt securities, which debt securities would rank senior to the Series C Participating Preferred Shares.

Dividends

        When, as and if authorized by our board of trustees, holders of the Series C Participating Preferred Shares will be entitled to receive cumulative cash dividends from and including the issue date, payable quarterly in arrears on the last day of March, June, September and December of each year, beginning on June 30, 2014, at the rate of 5.500% per annum on the initial liquidation preference per share (equivalent to the fixed annual rate of $1.375 per share). The first dividend is scheduled to be paid on June 30, 2014 to holders of record as of June 15, 2014 and will be a pro rata dividend from and including the original issue date to but excluding June 30, 2014. If any dividend payment date falls on any day other than a business day as defined in the Articles Supplementary for our Series C Participating Preferred Shares, the dividend due on such dividend payment date shall be paid on the first business day immediately following such dividend payment date, and no dividends will accrue as a result of such delay. Dividends will accrue and be cumulative from, and including, the prior dividend payment date (or, if no prior dividend payment date, the original issue date of the Series C Participating Preferred Shares) to, but excluding, the next dividend payment date, to holders of record as of 5:00 p.m., New York time, on the related record date. The record dates for the Series C Participating Preferred Shares are the March 15, June 15, September 15 or December 15 immediately preceding the relevant dividend payment date. If any record date falls on any day other than a business day as defined in the Articles Supplementary for our Series C Participating Preferred Shares, the record date shall be the immediately preceding business day. Prior to March 31, 2021, no dividends will accrue or be paid on any HPA Amount (as defined below).

        On and after March 31, 2021, in lieu of the dividend rate detailed in the preceding paragraph, a dividend rate of 10.000% per annum will accrue and be paid on the initial liquidation preference per Series C Participating Preferred Share plus the HPA Amount, if any.

        Our board of trustees will not authorize and we will not pay or set apart for payment dividends on our Series C Participating Preferred Shares at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment or provides that the authorization, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. We also have the right to withhold, from any amounts otherwise payable to you, with respect to all distributions (deemed or actual) to the extent that withholding is or was required for such distributions under applicable tax withholding rules. See "Material U.S. Federal Income Tax Considerations." You should review the information appearing in the last paragraph under this caption "—Dividends" for information regarding the circumstances under which the terms of our credit facility with Wells Fargo may limit or prohibit the payment of dividends on the Series C Participating Preferred Shares.

        Notwithstanding the foregoing, dividends on the Series C Participating Preferred Shares will accrue whether or not there are funds legally available for the payment of those dividends, whether or not we have earnings and whether or not those dividends are authorized. No interest, or sum in lieu of interest, will be payable in respect of any dividend payment or payments on the Series C Participating Preferred Shares that may be in arrears, and holders of the Series C Participating Preferred Shares will not be entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series C Participating Preferred Shares, including any Capital Gains Amounts, as described in the paragraph below, shall first be credited against the earliest accrued but unpaid dividend due with respect to those shares.

        If, for any taxable year, we designate as a "capital gain dividend," as defined in Section 857 of the Code, any portion of the dividends, or the Capital Gains Amount, as determined for federal income tax purposes, paid or made available for that year to holders of all classes of our shares of beneficial interest, then, except as otherwise required by applicable law, the portion of the Capital Gains Amount that shall be allocable to the holders of the Series C Participating Preferred Shares will be in proportion to the amount that the total dividends, as determined for federal income tax purposes, paid or made available to holders of Series C Participating Preferred Shares for the year bears to the total dividends paid or made available for that year to holders of all classes of our shares of beneficial interest. In addition, except as otherwise required by applicable law, we will make a similar allocation with respect to any undistributed long-term capital gains that are to be included in our shareholders' long-term capital gains, based on the allocation of the Capital Gains Amount that would have resulted if those undistributed long-term capital gains had been distributed as "capital gain dividends" by us to our shareholders. See "Material U.S. Federal Income Tax Considerations."

        Future distributions on our common shares and preferred shares, including the Series C Participating Preferred Shares offered hereby, will be at the discretion of our board of trustees and will depend on, among other things, our results of operations, funds from operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, our debt service requirements and any other factors our board of trustees deems relevant. In addition, our credit facility with Wells Fargo contains provisions that could limit or, in certain cases, prohibit the payment of distributions on our common shares and preferred shares, including the Series C Participating Preferred Shares offered hereby. Accordingly, although we expect to pay quarterly cash distributions on our common shares and scheduled cash dividends on our Series C Participating Preferred Shares being offered hereby, we cannot guarantee that we will maintain these distributions or what the actual distributions will be for any future period.

Voting Rights

        Holders of the Series C Participating Preferred Shares generally will have no voting rights. However, if we are in arrears on dividends, whether or not authorized or declared, on the Series C Participating Preferred Shares for six or more quarterly periods, whether or not consecutive, holders of Series C Participating Preferred Shares (voting separately as a class together with the holders of all other classes or series of parity preferred shares and upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional trustees at a special meeting called upon the request of at least 10% of such holders or at our next annual meeting and each subsequent annual meeting of shareholders, each additional trustee being referred to as a Preferred Share Trustee, until all unpaid dividends with respect to the Series C Participating Preferred Shares and such other classes or series of preferred shares with like voting rights have been paid or declared and set aside for payment. Preferred Share Trustees will be elected by a vote of holders of record of a majority of the outstanding Series C Participating Preferred Shares and any other series of parity equity shares with like voting rights, voting together as a class. Special meetings called in accordance with the provisions described in this paragraph shall be subject to the procedures in our bylaws, except that we, rather than the holders of Series C Participating Preferred Shares or any other class or series of parity preferred shares entitled to vote thereon when they have the voting rights described above (voting together as a single class), including the Series A and Series B Participating Preferred Shares, will pay all costs and expenses of calling and holding the meeting.

        Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series C Participating Preferred Shares and all other classes or series of parity preferred shares entitled to vote thereon when they have the voting rights described above (voting together as a single class). So long as a dividend arrearage continues, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series C Participating Preferred Shares when they have the voting rights described above (voting as a single class with all other classes or series of parity preferred shares upon which like voting rights have been conferred and are exercisable).

        So long as any Series C Participating Preferred Shares remain outstanding, we will not, without the affirmative vote or written consent of the holders of at least two-thirds of the then outstanding Series C Participating Preferred Shares and each other class or series of parity preferred shares with like voting rights (voting together as a single class), authorize, create, or increase the number of authorized or issued shares of, any class or series of equity shares ranking senior to the Series C Participating Preferred Shares with respect to rights of dividend payments and the distribution of assets upon a Liquidation Event, or reclassify any of our authorized equity shares into such equity shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such equity shares. However, we may create additional classes of parity equity securities and junior equity securities, amend our declaration of trust and the Articles Supplementary for the Series C Participating Preferred Shares to increase the authorized number of shares of parity equity securities (including the Series C Participating Preferred Shares) and junior equity securities and issue additional series of parity equity securities and junior equity securities without the consent of any holder of Series C Participating Preferred Shares.

        In addition, the affirmative vote or written consent of the holders of at least two-thirds of the outstanding Series C Participating Preferred Shares and each other class or series of parity preferred shares with like voting rights (voting together as a single class) is required for us to amend, alter or repeal any provision of our declaration of trust so as to materially and adversely affect the terms of the Series C Participating Preferred Shares. If such amendment to our declaration of trust does not equally affect the terms of the Series C Participating Preferred Shares and the terms of one or more other classes or series of parity preferred shares, the affirmative vote or written consent of the holders of at least two-thirds of the shares outstanding at the time of Series C Participating Preferred Shares, voting separately as a class, is required. Holders of the Series C Participating Preferred Shares also will have the exclusive right to vote on any amendment to our declaration of trust on which holders of the Series C Participating Preferred Shares are otherwise entitled to vote and that would alter only the rights, as expressly set forth in our declaration of trust, of the Series C Participating Preferred Shares.

        In any matter in which holders of Series C Participating Preferred Shares may vote (as expressly provided in the articles supplementary setting forth the terms of the Series C Participating Preferred Shares), each Series C Participating Preferred Share shall be entitled to one vote per share.

Liquidation Preference

        If we experience a Liquidation Event, holders of our Series C Participating Preferred Shares will have the right to receive the sum of (i) the initial liquidation preference, (ii) the HPA Amount (if the HPA Amount for the relevant period is a positive number) and (iii) an amount per Series C Participating Preferred Share equal to all dividends (whether or not authorized or declared) accrued and unpaid thereon to, but excluding, the date of final distribution to such holders, or the Final

Liquidation Preference, before any distribution or payment is made to holders of our securities and any other class or series of our equity shares ranking junior to the Series C Participating Preferred Shares as to liquidation, dissolution or winding up. The rights of holders of Series C Participating Preferred Shares to receive this amount will be subject to the proportionate rights of any other class or series of our equity shares ranking on parity with the Series C Participating Preferred Shares as to rights upon liquidation, dissolution or winding up, and junior to the rights of any class or series of our equity shares expressly designated as ranking senior to the Series C Participating Preferred Shares.

        Holders of Series C Participating Preferred Shares will be entitled to written notice of any distribution in connection with any Liquidation Event not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of Series C Participating Preferred Shares will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a Liquidation Event.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of any of our shares of beneficial interest or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series C Participating Preferred Shares will not be added to our total liabilities.

Home Price Appreciation Amount

        The initial liquidation preference for the Series C Participating Preferred Shares may be increased by the HPA Amount. The HPA Amount for any period will equal the product of the initial liquidation preference and the HPA Factor for such period. However, the HPA Amount for all periods after March 31, 2021 will be equal to the HPA Amount calculated with respect to the period ended December 31, 2020, and the HPA Amount will be subject to a cap as described below under the caption "—HPA Amount Cap."

        The HPA Amount for the Series C Participating Preferred Shares may be realized upon (i) exercise by us of our optional redemption right or conversion right after March 31, 2018, (ii) any conversion or redemption in connection with a Change of Control (as defined below) or (iii) liquidation, dissolution or winding up of the Company. In addition, on and after March 31, 2021, dividends will accrue on the HPA Amount, if any, added to the initial liquidation preference per Series C Participating Preferred Share.

Home Price Appreciation Factor

        HPA for the Series C Participating Preferred Shares represents the cumulative change in value from December 31, 2013 of an index based on the purchase prices of single-family homes located in our top 20 markets, by estimated total investment, as of July 31, 2013. HPA is determined using the Quarterly Purchase-Only Index, or POI, specifically the non-seasonally adjusted "Purchase-Only Index" for the "100 Largest Metropolitan Statistical Areas," currently disclosed at the following URL: http://www.fhfa.gov/DataTools/Downloads/Documents/HPI/HPI_PO_metro.txt. The contents of the FHFA website are not incorporated by reference in or otherwise part of this prospectus. Other indices referenced in this prospectus will not be used in calculating the HPA Amount.

        The POI is a weighted, repeat-sales index, meaning that it measures average price changes in repeat sales of the same single-family properties. This information is obtained by reviewing repeat transactions involving conforming, conventional mortgages purchased or securitized by Fannie Mae or Freddie Mac since January 1975. Only mortgage transactions involving single-family homes are included. Conforming refers to a mortgage that both meets the underwriting guidelines of Fannie Mae or Freddie Mac and that does not exceed the conforming loan limit that is currently $625,000 for mortgages in the contiguous United States originated after September 30, 2011. Conventional mortgages are those that are neither insured nor guaranteed by the FHA, VA or other federal government entities. Mortgages on properties financed by government-insured loans, such as FHA or VA mortgages, are excluded from the POI, as are properties with mortgages that have a principal amount exceeding the conforming loan limit.

        Subject to the calculation of the HPA as described below, the value set forth in the POI, or the POI Value, with respect to each of the 21 metropolitan statistical areas (each, an "MSA") listed below, will be used for the purpose of calculating HPA.

        HPA for the Series C Participating Preferred Shares will be calculated as follows:

  (i)
  The change in HPA for each MSA since December 31, 2013 will be calculated promptly following each date of FHFA's release of the POI for each quarter, or Index Release Date, in accordance with the following equation, where "MSAx" represents any given MSA and "HPAx" represents the change in HPA for such MSA:

  HPAx = ((POI Value for MSAx as of the most recent Index Release Date ÷ POI Value for MSAx as of December 31, 2013) × 100) - 100

  For the avoidance of doubt, for the purposes of calculating HPAx, (i) the POI Value for MSAx as of December 31, 2013 shall be as reported in the POI as of April 1, 2014, and (ii) the POI Value for MSAx as of December 31, 2020 shall be as reported in the POI on the first Index Release Date following December 31, 2020, in each case, notwithstanding any future revisions to such value that may be included in the POI on subsequent Index Release Dates.

  (ii)
  The "Cumulative HPA" is the sum of the twenty-one (21) products of (A) the change in HPA for a given MSA since December 31, 2013 (expressed below as "HPAx" and, for any given MSA, as calculated as described in paragraph (i) above and (B) the relative weighting for a given MSA (expressed below as "Wx" and, for any given MSA, as set forth in the table in paragraph (iii) below, divided by 100 in order to be expressed as a percentage, which will be calculated promptly following each Index Release Date in accordance with the following equation:

  Cumulative HPA = ((HPA1 × W1) + (HPA2 × W2) + (HPA3 × W3) + ... (HPA21 × W21)) ÷ 100

  (iii)
  The following relative weightings for each MSA will be used in determining Cumulative HPA in accordance with paragraph (ii) above:

MSA	Relative Weighting Applied in Determining Cumulative HPA
Dallas—Plano—Irving, TX(1)	4.754%
Fort Worth—Arlington, TX(1)	4.753%
Indianapolis—Carmel—Anderson, IN	8.880%
Chicago—Naperville—Arlington Heights, IL	7.679%
Atlanta—Sandy Springs—Roswell, GA	7.545%
Nashville—Davidson—Murfreesboro—Franklin, TN	6.390%
Houston—The Woodlands—Sugar Land, TX	6.312%
Cincinnati, OH—KY—IN	6.119%
Salt Lake City, UT	5.495%
Tampa—St. Petersburg—Clearwater, FL	5.361%
Charlotte—Concord—Gastonia, NC	5.354%
Phoenix—Mesa—Scottsdale, AZ	5.270%
Jacksonville, FL	4.776%
Las Vegas—Henderson—Paradise, NV	4.371%
Raleigh, NC	4.040%
Columbus, OH	3.167%
Orlando—Kissimmee—Sanford, FL	3.036%
Tucson, AZ	1.867%
Greensboro—High Point, NC	1.789%
Austin—Round Rock, TX	1.550%
San Antonio—New Braunfels, TX	1.490%

TOTAL (21 MSAs)	100%

(1)
Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

        The change in HPA for each MSA since December 31, 2013 will be included in the calculation of "Cumulative HPA" regardless of whether it is positive, negative or zero. The home price appreciation factor, or HPA Factor, for any period will equal the product of Cumulative HPA (calculated as described above) for such period (expressed as a percentage) multiplied by a constant investor participation percentage of 50%. The HPA Amount, at any time it is measured, cannot be negative, so the liquidation preference per Series C Participating Preferred Share will always be at least $25.00.

        The FHFA has historically released the POI for a given quarter near the end of the second month after the end of that quarter. We will make available each quarter the quarterly measurement showing the aggregate HPA Amount per Series C Participating Preferred Share for the most recently completed quarter and weighted by markets based on the POI provided by the FHFA. We will also provide updates and maintain such information on the "For Investors" page of our corporate website.

        If at any time prior to March 31, 2021, the FHFA no longer publishes the POI, or if the POI no longer covers one or more of our top 20 markets as of July 31, 2013, we will promptly make a good faith selection of a publicly available alternative index or indices after examining publicly available indices that are reasonably comparable to the POI to cover the market or markets no longer covered by the POI. If we select an alternative source or sources, we will disclose the new source for calculating the HPA Amount on the "For Investors" page of our corporate website and in a Current Report on Form 8-K filed with the SEC. If a suitable public alternative source or sources is not available, we will, at our option, either redeem or convert the Series C Participating Preferred Shares within 135 days after the date that the POI was last published, as described in "—Redemption—Redemption upon Absence of Suitable Indices Event" (in the case of a redemption) or as described in "—Conversion Rights—Conversion upon an Absence of Suitable Indices Event" (in the case of a conversion). We refer to the absence of a suitable alternative source or sources herein as an Absence of Suitable Indices Event.

        The following table summarizes our top 20 markets at July 31, 2013 by estimated total investment and assigns market weightings, which shall remain fixed while the Series C Participating Preferred Shares remain outstanding.

        The following table also sets forth the historical percentage change in the HPA with respect to each of these markets for the period from December 31, 2011 to December 31, 2013 and the total weighted average percentage change in the HPA during that period. The table sets forth the methodology used to calculate the percentage change for each market and the total weighted average percentage change for all markets using the POI Values for each market. In order to measure the percent change from December 31, 2011, the actual POI Value for each market as of December 31, 2011 has been set at a baseline value of 100.0. For the subsequent periods, the table sets forth the change in the POI Value relative to the baseline value of 100.0. The information in this table is for illustrative purposes only, is historical and is not intended to predict of future home price appreciation. See "Risk Factors—The various hypothetical figures and illustrations contained in this prospectus should not be taken as an indication or prediction of future investment results" and "Risk Factors—There is no guarantee that any HPA Amount will accrue or be paid on the Series C Participating Preferred Shares."

		FHFA POI Value
Market	Relative Weighting Applied in Determining HPA(1)	Dec 31, 2011(2)	Mar 31, 2012	Jun 30, 2012	Sep 30, 2012	Dec 31, 2012	Percentage Change in HPA from Dec 31, 2011 to Dec 31, 2012	Mar 31, 2013	Jun 30, 2013	Sep 30, 2013	Dec 31, 2013	Percentage Change in HPA from Dec 31, 2012 to Dec 31, 2013
Dallas-Fort Worth, TX(3)	9.507%	100.00	101.51	104.82	106.24	106.96	7.0%	107.76	113.10	114.74	116.08	8.5%
Indianapolis, IN	8.880%	100.00	96.12	102.69	100.37	98.88	-1.1%	102.78	106.75	109.21	106.85	8.1%
Greater Chicago Area, IL and IN(4)	7.679%	100.00	98.14	104.13	105.38	101.90	1.9%	103.00	112.11	112.93	113.87	11.7%
Atlanta, GA	7.545%	100.00	97.58	107.87	110.58	110.79	10.8%	115.22	123.41	126.60	126.99	14.6%
Nashville, TN	6.390%	100.00	96.49	104.34	105.49	105.67	5.7%	107.78	113.42	114.11	116.30	10.1%
Houston, TX	6.312%	100.00	102.63	107.71	110.01	111.65	11.7%	114.14	119.28	121.22	124.36	11.4%
Cincinnati, OH	6.119%	100.00	101.59	104.47	105.25	101.86	1.9%	102.00	107.80	110.28	107.58	5.6%
Salt Lake City, UT	5.495%	100.00	103.73	109.77	111.54	113.49	13.5%	118.04	123.77	124.66	123.81	9.1%
Tampa, FL	5.361%	100.00	101.60	108.50	109.59	109.87	9.9%	110.31	119.55	122.34	123.66	12.5%
Charlotte, NC	5.354%	100.00	97.24	104.42	104.70	101.19	1.2%	106.30	111.91	114.68	115.22	13.9%
Phoenix, AZ	5.270%	100.00	104.96	113.16	121.98	126.74	26.7%	130.25	140.64	146.06	148.67	17.3%
Jacksonville, FL	4.776%	100.00	96.27	98.46	102.59	99.21	-0.8%	107.19	108.83	111.06	112.19	13.1%
Las Vegas, NV	4.371%	100.00	99.60	105.21	111.03	119.32	19.3%	121.83	133.63	144.92	148.83	24.7%
Raleigh, NC	4.040%	100.00	100.27	101.78	102.84	100.35	0.4%	103.62	106.78	107.83	106.99	6.6%
Columbus, OH	3.167%	100.00	99.07	104.51	106.54	100.47	0.5%	102.92	108.58	112.35	109.13	8.6%
Orlando, FL	3.036%	100.00	105.94	107.12	113.24	116.86	16.9%	116.67	126.94	129.03	126.20	8.0%
Tucson, AZ	1.867%	100.00	103.10	112.70	118.10	117.92	17.9%	115.88	120.94	125.12	126.60	7.4%
Greensboro, NC	1.789%	100.00	96.93	99.47	103.76	101.48	1.5%	104.13	106.07	106.79	103.68	2.2%
Austin, TX	1.550%	100.00	101.73	106.40	108.47	108.05	8.1%	109.32	117.38	119.64	118.05	9.3%
San Antonio, TX	1.490%	100.00	96.29	104.18	100.58	106.70	6.7%	105.58	106.91	107.73	107.46	0.7%
Total Weighted Average	100.0%						7.41%					10.88%

(1)
Based on estimated total investment in each market as of July 31, 2013. These will be the weighting factors for measurement of HPA and will at no time change as it relates to the Series C Participating Preferred Shares.

(2)
For the illustrative purposes of this table, the HPA has been indexed as of December 31, 2011 and, as such, a baseline index value of 100.0 has been assigned to each market as of such date. The FHFA POI Values with respect to the other periods presented are relative measures calculated in relation to the baseline index value. The actual HPA will be indexed as of December 31, 2013. See the table on the following page for an illustration of how the HPA will be indexed as of December 31, 2013.

(3)
Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions, with each division being given equal weighting for purposes of determining HPA.

(4)
The home price index for the Greater Chicago Area, IL and IN market is Chicago-Naperville-Arlington Heights, IL.

        The following table sets forth, for each of our top 20 markets (based on estimated total investment as of July 31, 2013), the actual POI Value as of December 31, 2013, which is the date from which HPA will be measured for purposes of calculating the HPA Amount. The December 31, 2013 POI Values are those that were available as of April 1, 2014, notwithstanding any revisions by the FHFA in subsequent POI releases. The table also sets forth the calculations performed in order to assign a baseline value of 100.0 for all markets as of December 31, 2013 for purposes of calculating the change in HPA for such markets relative to such date.

Market	Relative Weighting Applied in Determining HPA(1)	Actual POI Value as of Dec 31, 2013(2)	Multiplier Applied to Establish Baseline Value(3)	Assigned Baseline Value(4)
Dallas-Fort Worth, TX(5)	9.507%	192.60	0.519	100
Indianapolis, IN	8.880%	165.40	0.605	100
Greater Chicago, IL and IN(6)	7.679%	185.58	0.539	100
Atlanta, GA	7.545%	179.66	0.557	100
Nashville, TN	6.390%	237.75	0.421	100
Houston, TX	6.312%	251.00	0.398	100
Cincinnati, OH	6.119%	166.16	0.602	100
Salt Lake City, UT	5.495%	323.59	0.309	100
Tampa, FL	5.361%	218.28	0.458	100
Charlotte, NC	5.354%	193.47	0.517	100
Phoenix, AZ	5.270%	247.72	0.404	100
Jacksonville, FL	4.776%	216.03	0.463	100
Las Vegas, NV	4.371%	149.08	0.671	100
Raleigh, NC	4.040%	198.65	0.503	100
Columbus, OH	3.167%	180.44	0.554	100
Orlando, FL	3.036%	181.11	0.552	100
Tucson, AZ	1.867%	216.99	0.461	100
Greensboro, NC	1.789%	157.21	0.636	100
Austin, TX	1.550%	317.68	0.315	100
San Antonio, TX	1.490%	227.56	0.439	100

(1)
Based on estimated total investment in each market as of July 31, 2013. These will be the weighting factors for measurement of HPA and will at no time change as it relates to the Series C Participating Preferred Shares.

(2)
Represents the values as published in the POI for each market as of April 1, 2014. Such values will remain constant for purposes of calculating the HPA Amount, notwithstanding any revisions by the FHFA in subsequent POI releases.

(3)
In order to index the POI Value for each market as of December 31, 2013, which is the date from which the cumulative change in HPA will be measured for purposes of calculating the HPA Amount, the POI Value for each market as of such date is being assigned a baseline index value of 100.0 by multiplying each by the multiplier indicated in the table above. The multipliers set forth above are presented solely for the purpose of indicating the numerical relationship between the actual POI Value for each of the markets and the indexed baseline value of 100.0 for such markets. The multipliers will remain constant throughout the term of the Series C Participating Preferred Shares and have not and will not be adjusted to reflect any revisions by the FHFA of the POI Values for each market as of December 31, 2013 subsequent to April 1, 2014.

(4)
Equals the product of the actual POI Value for each market as of December 31, 2013, multiplied by the baseline multiplier for each market.

(5)
Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions, with each division being given equal weighting for purposes determining HPA.

(6)
The home price index for the Greater Chicago Area, IL and IN market is Chicago-Naperville-Arlington Heights, IL.

        The following table illustrates how home price appreciation, as measured by the FHFA Index Value, would be applied for purposes of determining the liquidation preference, dividend amounts and annual and total return for the Series C Participating Preferred Shares based on the following hypothetical assumptions:

  •
  That the Series C Participating Preferred Shares were issued on March 31, 2014.

  •
  Constant annual home price appreciation of 5%.

  •
  Dividend rate per annum of 5.500% for the period from the date of issuance to but excluding March 31, 2021.

  •
  Dividend rate per annum of 10.000% for the period from and including March 31, 2021 until the Series C Participating Preferred Shares are no longer outstanding.

  •
  That during the period presented, there is not liquidation, dissolution or winding up of the Company and that we do not exercise our option to redeem or convert the Series C Participating Preferred Shares.

        The information in this table is for illustrative purposes only and is not intended to predict future home price appreciation, liquidation preferences, dividend amounts or return on investment. See "Risk Factors—The various hypothetical figures and illustrations contained in this prospectus should not be taken as an indication or prediction of future investment results" and "Risk Factors—There is no guarantee that any HPA Amount will accrue or be paid on the Series C Participating Preferred Shares."

									Hypothetical Return %
			Cumulative Hypothetical HPA	Investor Participation Percentage	Hypothetical HPA Factor	Hypothetical HPA Amount	Hypothetical Liquidation Preference(1)	Hypothetical Dividend(2)
Year	Date								Annual	Gross(3)
Offering	March 31, 2014	(4)	—		—	—	$25.00
Year 1(5)	March 31, 2015		5.0%	50%	2.5%	$0.63	$25.63	$1.375	8.00%	8.00%
Year 2(5)	March 31, 2016		10.0%	50%	5.0%	$1.25	$26.25	$1.375	8.00%	16.00%
Year 3(5)	March 31, 2017		15.0%	50%	7.5%	$1.88	$26.88	$1.375	8.00%	24.00%
Year 4(5)	March 31, 2018		20.0%	50%	10.0%	$2.50	$27.50	$1.375	8.00%	32.00%

Year 5(6)	March 31, 2019		25.0%	50%	12.5%	$3.13	$28.13	$1.375	8.00%	40.00%
Year 6(6)	March 31, 2020		30.0%	50%	15.0%	$3.75	$28.75	$1.375	8.00%	48.00%
Year 7(6)	March 31, 2021		35.0%	50%	17.5%	$4.38	$29.38	$1.375	8.00%	56.00%

Year 8(7)	March 31, 2022		40.0%	N/A		$4.38	$29.38	$2.938	11.75%	67.75%
Year 9(7)	March 31, 2023		45.0%	N/A		$4.38	$29.38	$2.938	11.75%	79.50%
Year 10(7)	March 31, 2024		50.0%	N/A		$4.38	$29.38	$2.938	11.75%	91.25%

(1)
Reflects the initial liquidation preference as increased by the hypothetical HPA Amount. The HPA Amount is subject to a cap such that the total internal rate of return, when considering the initial liquidation preference, the HPA Amount (if positive), plus dividends (whether paid or accrued) to, but excluding, the date of redemption, conversion or liquidation, will not exceed 9.0%. On March 31, 2021, the HPA Amount will become fixed (based on the HPA Amount calculated with respect to the period ended December 31, 2020) and cease to accrue and the dividend yield will increase to 10.000% per annum on the liquidation preference plus the HPA Amount. Such cap would apply (i) in the event of a liquidation, dissolution or winding up of the Company, (ii) if we exercise our option to redeem or convert the Series C Participating Preferred Shares prior to March 31, 2021 or (iii) on March 31, 2021, which is the date on which dividends begin to accrue on the initial liquidation preference plus the HPA Amount (if any). To illustrate the application of the cap, assuming a 10% rather than a 5% Cumulative Hypothetical HPA, and assuming that we have not redeemed or converted the Series C Participating Preferred Shares or liquidated, on December 31, 2020, the Hypothetical HPA Amount would be fixed at $7.65, reflecting a 9.0% internal rate of return.

(2)
Hypothetical Dividend for years 1 through 7 assumes a hypothetical dividend rate per annum of 5.500%. The actual dividend rate per annum for the Series C Participating Preferred Shares may be greater or less than 5.500%, in which case the actual dividends, and annual and gross returns, would differ from those presented in the table above.

(3)
Calculated as (A) cumulative dividends plus (i) hypothetical accrued HPA Amount (for periods prior to March 31, 2021) or (ii) the difference between the initial price of $25.00 and the Adjusted Value (for periods after March 31, 2021) divided by (B) the $25.00 issue price per Series C Participating Preferred Share.

(4)
The actual measuring date for the index will be from December 31, 2013. The March 31, 2014 measuring date is for illustrative purposes only.

(5)
Prior to April 1, 2018, the Series C Participating Preferred Shares are not convertible or redeemable.

(6)
From and after April 1, 2018, the Series C Participating Preferred Shares are redeemable and convertible at our option. See "—Redemption" and "—Conversion Rights."

(7)
From and after March 31, 2021, the HPA Amount will equal the HPA Amount calculated with respect to the period ended December 31, 2020, and will thereafter remain fixed at that amount. From and after March 31, 2021, a dividend rate of 10.000% per annum will be applied to the sum of the $25.00 liquidation preference and the HPA Amount calculated with respect to the period ended December 31, 2020.

HPA Amount Cap

        Until March 31, 2021, the amount payable upon any conversion, redemption or liquidation event will be subject to a cap, such that the total internal rate of return, when considering the initial liquidation preference, plus the HPA Amount (if positive), plus all dividends (whether paid or accrued) to, but excluding, the date of such redemption, conversion or final distribution to holders in respect of a Liquidation Event, shall not exceed 9%. On March 31, 2021, the HPA Amount will become fixed (based on the HPA Amount calculated with respect to the period ended December 31, 2020) and cease to accrue and the dividend yield will increase to 10.000% per annum on the liquidation preference plus the HPA Amount.

Redemption

  Redemption at Our Option

        We may not redeem the Series C Participating Preferred Shares until after March 31, 2018, except in limited circumstances relating to maintaining our qualification as a REIT, as described below in "—Restrictions on Ownership and Transfer" and pursuant to the special optional redemption provisions upon a change in control that are specified below.

        Any time after March 31, 2018 but before March 31, 2021, we may redeem for cash all but not less than all of the Series C Participating Preferred Shares at a redemption price per Series C Participating Preferred Share equal to the Final Liquidation Preference.

        At any time on or after March 31, 2021, we may redeem for cash all but not less than all of the Series C Participating Preferred Shares at a redemption price per share equal to the initial liquidation preference, plus the HPA Amount (if positive) calculated with respect to the period ended December 31, 2020 (if the HPA Amount for such period is a positive number), plus any accrued but unpaid dividends. The initial liquidation preference of $25.00 plus the HPA Amount calculated with respect to the period ended December 31, 2020, is referred to as the Adjusted Value.

        There is no restriction on our ability to redeem Series C Participating Preferred Shares while dividends are in arrearage.

  Special Redemption Option upon a Change of Control

        Upon the occurrence of a Change of Control (as defined below), we may redeem for cash all but not less than all of the Series C Participating Preferred Shares within 120 days after the date on which such Change of Control occurred, by paying the Final Liquidation Preference. If, prior to the Change of Control Conversion Date (as defined below under the caption "—Conversion Rights—Conversion upon a Change in Control"), we have provided or provide notice of redemption with respect to the Series C Participating Preferred Shares (whether pursuant to our optional redemption right, our special redemption option or pursuant to the right described under "—Redemption upon an Absence of Suitable Indices Event"), the holders of Series C Participating Preferred Shares will not be permitted to exercise the conversion right described below under "—Conversion Rights—Conversion upon a Change of Control."

        We will mail to you, if you are a record holder of the Series C Participating Preferred Shares, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series C Participating Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

  •
  the redemption date;

  •
  the special redemption price;

  •
  a statement setting forth the calculation of such special redemption price;

  •
  the number of Series C Participating Preferred Shares to be redeemed;

  •
  the place or places where the certificates, if any, representing Series C Participating Preferred Shares are to be surrendered for payment of the redemption price;

  •
  procedures for surrendering noncertificated Series C Participating Preferred Shares for payment of the redemption price;

  •
  that dividends on the Series C Participating Preferred Shares to be redeemed will cease to accrue on such redemption date unless we fail to pay the redemption price on such date;

  •
  that payment of the redemption price and any accrued and unpaid dividends will be made upon presentation and surrender of such Series C Participating Preferred Shares;

  •
  that the Series C Participating Preferred Shares are being redeemed pursuant to our special redemption option right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

  •
  that the holders of the Series C Participating Preferred Shares to which the notice relates will not be able to tender such Series C Participating Preferred Shares for conversion in connection with the Change of Control and each Series C Participating Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

        A "Change of Control" means, after the initial issuance of the Series C Participating Preferred Shares, the following have occurred and are continuing:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of securities of the Company entitling that person to exercise more than 50% of the total voting power of all shares of beneficial interest of the Company entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  •
  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

  Redemption upon an Absence of Suitable Indices Event

        If, following an Absence of Suitable Indices Event, we do not convert all of the outstanding Series C Participating Preferred Shares in accordance with the provisions described under "—Conversion Rights—Conversion upon an Absence of Suitable Indices Event," then we will redeem all of the Series C Participating Preferred Shares for cash at a redemption price equal to the Final Liquidation Preference.

Conversion Rights

  Conversion at Our Option

        At any time after March 31, 2018, we may convert all but not less than all of the Series C Participating Preferred Shares into our Class A common shares. The conversion ratio for such one-time conversion will be determined by a formula and cannot be determined until the conversion date.

        If such one-time conversion occurs after March 31, 2018 but before March 31, 2021, the formula for determining the conversion ratio per Series C Participating Preferred Share will be the sum of (i) the initial liquidation preference, (ii) the HPA Amount for the relevant period (if the HPA Amount for such period is a positive number) and (iii) any accrued and unpaid dividends to, but excluding, the fourth business day following the notice of conversion, divided by the one-day volume-weighted average price of our Class A common shares on the NYSE, or VWAP, as reported by Bloomberg, if available, on the date the notice of conversion is issued.

        If such one-time conversion occurs on or after March 31, 2021, the formula for determining the conversion ratio will be (i) the Adjusted Value, plus any accrued and unpaid dividends to, but excluding, the conversion date, divided by (ii) the VWAP as reported by Bloomberg, if available, on the date the notice of conversion is issued.

        If a VWAP is not available on Bloomberg Business News or a similar publication, then the volume weighted average of the high and low trading prices of the Class A common shares on the NYSE (or, if not listed on the NYSE, such other domestic securities exchange as the Class A common shares may be listed or traded) calculated using the high and low prices (volume weighted) as reported on Bloomberg Business News or a similar publication on the date the notice of conversion is issued shall be used in place of VWAP for all purposes hereunder.

  Conversion upon a Change of Control

        Upon the occurrence of a Change of Control, each holder of Series C Participating Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem the Series C Participating Preferred Shares as described above under "—Redemption—Special Redemption Option upon a Change of Control") to convert some or all of the Series C Participating Preferred Shares held by such holder, or the Change of Control Conversion Right, on the Change of Control Conversion Date into a number of our Class A common shares per share of Series C Participating Preferred Shares to be converted equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of (x) the initial liquidation preference, plus (y) the HPA Amount for the relevant period (if the HPA Amount for such period is a positive number), plus (z) any accrued and unpaid dividends (whether or not declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series C Participating Preferred Shares dividend payment for which dividends have been declared and prior to the corresponding Series C Participating Preferred Shares dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the Series C Participating Preferred Shares to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Class A Share Price (as defined below); and

  •
  3.12305 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.

        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations (in each case, a "Share Split") with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of common shares outstanding after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

        In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof), or the Alternative Form Consideration, a holder of Series C Participating Preferred Shares will receive upon conversion of such Series C Participating Preferred Shares the kind and amount of Alternative Form Consideration that such holder would have owned or to which that holder would have been entitled to receive upon the Change of Control had such holder held a number of shares of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration," and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the "Conversion Consideration").

        If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common shares that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common shares that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

        Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series C Participating Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

  •
  the events constituting the Change of Control;

  •
  the date of the Change of Control;

  •
  the last date and time by which the holders of Series C Participating Preferred Shares may exercise their Change of Control Conversion Right;

  •
  the method and period for calculating the Class A Share Price;

  •
  the Change of Control Conversion Date;

  •
  that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series C Participating Preferred Shares, holders will not be able to convert Series C Participating Preferred Shares designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

  •
  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series C Participating Preferred Share;

  •
  the name and address of the paying agent and the conversion agent; and

  •
  the procedures that the holders of Series C Participating Preferred Shares must follow to exercise the Change of Control Conversion Right.

        We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series C Participating Preferred Shares.

        To exercise the Change of Control Conversion Right, the holders of Series C Participating Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) or book entries representing Series C Participating Preferred Shares to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice to our transfer agent. The conversion notice must state:

  •
  the relevant Change of Control Conversion Date;

  •
  the number of Series C Participating Preferred Shares to be converted; and

  •
  that the Series C Participating Preferred Shares are to be converted pursuant to the Change of Control Conversion Right Series C Participating Preferred Shares.

        The "Change of Control Conversion Date" is the date on which the Series C Participating Preferred Shares are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series C Participating Preferred Shares.

        The "Class A Share Price" will be (i) if the consideration to be received in the Change of Control by the holders of our Class A common shares is solely cash, the amount of cash consideration per Class A common share or (ii) if the consideration to be received in the Change of Control by holders of our Class A common shares is other than solely cash (x) the average of the closing sale prices per share of our Class A common shares (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our Class A common shares are then traded, or (y) the average of the last quoted bid prices for our Class A common shares in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our Class A common shares are not then listed for trading on a U.S. securities exchange.

  Conversion upon an Absence of Suitable Indices Event

        If, following an Absence of Suitable Indices Event, we do not redeem all of the outstanding Series C Participating Preferred Shares in accordance with the provisions described under "—Redemption—Redemption upon an Absence of Suitable Indices Event," then we will convert all of the Series C Participating Preferred Shares into Class A common shares, at a conversion ratio per

Series C Participating Preferred Share equal to the sum of (i) the initial liquidation preference, (ii) the HPA Amount for the relevant period (if the HPA Amount for such period is a positive number) and (iii) any accrued and unpaid dividends to, but excluding, the fourth business day following the notice of conversion, divided by the VWAP, as reported by Bloomberg, if available, on the day the notice of conversion is issued.

        If a VWAP is not available on Bloomberg Business News or a similar publication, then the volume weighted average of the high and low trading prices of our Class A common shares on the NYSE (or, if not listed on the NYSE, such other domestic securities exchange as our Class A common shares may be listed or traded) calculated using the high and low prices (volume weighted) as reported on Bloomberg Business News or a similar publication on the date the notice of conversion is issued shall be used in place of VWAP for all purposes hereunder.

  Fractional Shares; Delivery of Class A Common Shares

        Upon conversion of the Series C Participating Preferred Shares, whether pursuant to the rights described under "—Conversion at Our Option," "—Conversion upon a Change of Control" or "—Conversion upon an Absence of Suitable Indices Event," we will deliver the Class A common shares due upon conversion as soon as practicable on or after, but in no event later than the fourth business day after, the conversion date or Change of Control Conversion Date, as applicable. However, on the conversion date or Change of Control Conversion Date, as applicable, the holder to whom the Class A common shares due upon conversion are to be issued will be deemed to be a holder of record of such Class A common shares.

        We will not issue fractional Class A common shares upon the conversion of the Series C Participating Preferred Shares. Instead, we will pay the cash value of any fractional share otherwise due, computed on the basis of the applicable per share VWAP for a conversion at our option or the Class A Share Price for a conversion upon a Change of Control, as applicable.

Power to Increase or Decrease Authorized Shares and Issue Additional Shares of Our Common and Preferred Shares

        Our declaration of trust authorizes our board of trustees, with the approval of a majority of the entire board, to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval. We believe that the power of our board of trustees to increase or decrease the number of authorized shares and to classify or reclassify unissued common shares or preferred shares and thereafter to cause us to issue such shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares, will be available for issuance without further action by our shareholders, unless such action is required by applicable law, the terms of any other class or series of shares or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our shareholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

        In order to qualify as a REIT under the Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.

        Due to limitations on the concentration of ownership of REIT shares imposed by the Code, subject to certain exceptions, our declaration of trust provides that:

  •
  no person may beneficially own more than 8.0% (in value or in number of shares, whichever is more restrictive) of the outstanding common shares, other than an "excepted holder" and a "designated investment entity";

  •
  no "excepted holder," which refers to certain members of the Hughes family, certain trusts established for the benefit of members of the Hughes family, certain related entities, as well as persons whose ownership of shares would cause members of the Hughes family to be deemed to own shares pursuant to application attribution rules under the Code, may own directly or indirectly common shares if, under the applicable tax attribution rules of the Code, (i) any single excepted holder who is treated as an individual would beneficially own more than 17.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares; (ii) any two excepted holders treated as individuals would beneficially own more than 25.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares; (iii) any three excepted holders treated as individuals would beneficially own more than 33.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares; (iv) any four excepted holders treated as individuals would beneficially own more than 41.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares; or (v) any five excepted holders treated as individuals would beneficially own more than 49.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares;

  •
  no "designated investment entity," which refers to certain pension trusts, regulated investment companies and qualified investment managers may own no more than 9.9% (in value or in number of shares, whichever is more restrictive) of the outstanding common shares; and

  •
  no person may beneficially own more than 9.9% (in value or in number of shares, whichever is more restrictive) of any class or series of outstanding preferred shares.

        Our declaration of trust defines a "designated investment entity" as:

  •
  an entity that is a pension trust that qualifies for look-through treatment under Section 856(h) of the Code;

  •
  an entity that qualifies as a regulated investment company under Section 851 of the Code; or

  •
  an entity (referred to in our declaration of trust as a "qualified investment manager") that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act; and (iii) has or shares voting power and investment power under the Exchange Act; so long as each beneficial owner of such entity, or in the case of a qualified investment manager holding shares solely for the benefit of its customers, each such customer, would satisfy the ownership limit described above, if such beneficial owner owned directly its proportionate share of the common shares that are held by such designated investment entity.

        Our declaration of trust also prohibits any person from, among other matters:

  •
  beneficially owning equity shares if such ownership would result in our being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a year);

  •
  transferring equity shares if such transfer would result in our equity shares being owned by less than 100 persons, effective beginning on the date on which we first have 100 shareholders; and

  •
  beneficially owning equity shares if such beneficial ownership would otherwise cause us to fail to qualify as a REIT under the Code.

        Our board of trustees may exempt a person from the 8.0% common share ownership limit, the 9.9% preferred share ownership limit, or the 9.9% designated investment entity limit, if such Person submits to the board of trustees information satisfactory to the board of trustees, in its sole and absolute discretion:

  •
  demonstrating that such person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); and

  •
  relevant to demonstrating that no person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to beneficially own equity shares in excess of the common share ownership limit, the preferred share ownership limit, the excepted holder limit, or the designated investment entity limit, as applicable, by reason of such person's ownership of equity shares in excess of the common share ownership limit, the preferred share ownership limit, or the designated investment entity limit, as the case may be, pursuant to an exemption granted under the declaration of trust.

        Prior to granting an exemption, our board of trustees, in its sole and absolute discretion, may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of trustees, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure the our status as a REIT. Notwithstanding the receipt of any ruling or opinion, our board of trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception; provided, however, that our board of trustees will not be obligated to require obtaining a favorable ruling or opinion in order to grant an exemption hereunder.

        Our declaration of trust also provides that any ownership or purported transfer of our shares (whether or not such transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to one or more charitable trusts for the benefit of a charitable beneficiary and the purported owner or transferee acquiring no rights in such shares, except that any transfer that results in the violation of the restriction relating to our equity shares being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that our shares have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

        In addition, shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio, and the proposed transferee shall acquire no rights in those shares.

        Any certificate representing our equity shares, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above. We do not expect to issue certificates representing our equity shares.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our equity shares that will or may violate any of the foregoing restrictions on ownership and transfer, or any person who would have owned our equity shares that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days' prior written notice, and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding equity shares, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our equity shares that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance.

        These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Listing

        We intend to apply to list the Series C Participating Preferred Shares on the NYSE under the symbol "AMHPRC." If the listing application is approved, we expect trading of the Series C Participating Preferred Shares to commence within 30 days after initial delivery of the shares.

Transfer Agent and Registrar

        We have retained American Stock Transfer & Trust Company, LLC as the transfer agent and registrar for our Series C Participating Preferred Shares.

DESCRIPTION OF EQUITY SHARES

        The following is a summary of the material terms of our equity shares and certain terms of our declaration of trust and bylaws.

General

        We are authorized to issue 500,000,000 common shares, consisting of 450,000,000 Class A common shares of beneficial interest, $0.01 par value per share ("Class A common shares"), and 50,000,000 Class B common shares of beneficial interest, $0.01 par value per share ("Class B common shares," together with the Class A common shares, the "common shares") and 100,000,000 preferred shares of beneficial interest, $0.01 par value per share ("Preferred Shares"). Except as provided below, the Class A common shares and Class B common shares have the same rights and privileges, rank equally and are otherwise identical in all respects. Our declaration of trust authorizes our board of trustees, with the approval of a majority of the entire board and without any action on the part of our shareholders, to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval. Maryland law provides, and our declaration of trust provides, that none of our shareholders are personally liable for any of our obligations solely as a result of that shareholder's status as a shareholder.

        Immediately prior to the completion of this offering and the concurrent private placement, there were 184,869,219 Class A common shares outstanding and 15 shareholders of record, 635,075 Class B common shares outstanding and one shareholder of record and 9,460,000 Preferred Shares outstanding and one shareholder of record. The actual number of holders of our Class A common shares and our Preferred Shares is greater than the record number of holders and includes shareholders who are beneficial owners but whose shares are held in street name by brokers and other nominees. Upon completion of this offering and the concurrent private placement, 184,869,219 Class A common shares, 635,075 Class B common shares, 5,060,000 Preferred Shares designated as "Series A Participating Preferred Shares," 4,400,000 Preferred Shares designated as "Series B Participating Preferred Shares" and 7,600,000 Preferred Shares designated as "Series C Participating Preferred Shares" will be outstanding (assuming the underwriters do not exercise their option to purchase an additional 1,110,000 Series C Participating Preferred Shares).

Common Shares

        Subject to the preferential rights, if any, of holders of any other class or series of shares and to the provisions of our declaration of trust regarding restrictions on ownership and transfer of our shares, holders of our common shares:

  •
  have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our board of trustees and declared by us; and

  •
  are entitled to share ratably in the assets of our company legally available for distribution to the holders of our common shares in the event of our liquidation, dissolution or winding up of our affairs.

        There are generally no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to our common shares.

        Under Title 8, a Maryland REIT generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of the board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the REIT's declaration of trust. Our declaration of trust provides that such actions (other than certain amendments to the provisions of our declaration of trust related to the removal of trustees, the restrictions on ownership and transfer of our shares and termination of the trust) may be taken if declared advisable by a majority of our board of trustees and approved by the vote of shareholders holding a majority of the votes entitled to be cast on the matter.

        Subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares and except as may otherwise be specified in our declaration of trust, each outstanding Class A common share entitles the holder to one vote, and each outstanding Class B common share entitles the holder to 50 votes, on all matters on which the shareholders of Class A common shares are entitled to vote, including the election of trustees, and, except as provided with respect to any other class or series of shares, the holders of Class A common shares and Class B common shares will vote together as a single class and will possess the exclusive voting power. Notwithstanding the foregoing, holders of Class B Shares are not entitled to vote on any matter requiring Partnership Approval, including as described in "Operating Partnership and the Partnership Agreement—Partnership Approval for Transfers, Mergers, Sales of Assets." In addition, in no event may holders of shares beneficially owned by Mr. Hughes or HF Investments 2010, LLC, as determined in accordance with Rule 13d-3 under the Exchange Act, vote more than 30% of the total votes entitled to be cast on any particular matter nor more than 18% of the total votes of the Class A common shares. There is no cumulative voting in the election of our trustees, which means that the shareholders entitled to cast a majority of the votes of the outstanding common shares can elect all of the trustees then standing for election, and the holders of the remaining shares will not be able to elect any trustees. Trustees are elected by a plurality of all the votes cast in the election of trustees. Under a plurality voting standard, trustees who receive the greatest number of votes cast in their favor are elected to the board of trustees.

Series A Participating Preferred Shares

General

        The following description of certain terms and conditions of our Series A Participating Preferred Shares does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to our declaration of trust, including the Articles Supplementary setting forth the terms of our Series A Participating Preferred Shares, our bylaws and Maryland law. Our declaration of trust, including the Articles Supplementary for our Series A Participating Preferred Shares, and our bylaws are incorporated by reference into this prospectus from our SEC filings. Capitalized terms used in the following description shall have the meanings set forth in the Articles Supplementary for the Series A Participating Preferred Shares. As used in this "—Series A Participating Preferred Shares," these terms do not apply to our Series C Participating Preferred Shares.

Maturity and Preemptive Rights

        The Series A Participating Preferred Shares have no stated maturity and are not subject to any sinking fund or mandatory redemption (except as described below under "—Redemption—Redemption upon an Absence of Suitable Indices Event" and "—Conversion Rights—Conversion upon an Absence of Suitable Indices Event"), and will remain outstanding indefinitely unless (i) we redeem such Series A Participating Preferred Shares at our option as described below in "—Redemption—Redemption at Our Option," (ii) we convert such Series A Participating Preferred Shares at our option as described below in "—Conversion Rights—Conversion at Our Option" or (iii) subject to our special right of redemption in the event of a Change of Control (as defined below), they are converted by the holder of such Series A Participating Preferred Shares in the event of a Change of Control as described below in "—Conversion Rights—Conversion upon a Change of Control."

        There are generally no preemptive rights with respect to our Series A Participating Preferred Shares.

Ranking

        The Series A Participating Preferred Shares rank, with respect to dividend rights and rights upon our liquidation, dissolution or winding up:

  (1)
  senior to our common shares and to any other class or series of our equity shares expressly designated as ranking junior to the Series A Participating Preferred Shares;

  (2)
  on parity with any other preferred or convertible preferred securities, including the Series B and Series C Participating Preferred Shares; and

  (3)
  junior to all equity shares issued by us with terms specifically providing that those equity shares rank senior to the Series A Participating Preferred Shares with respect to rights of dividend payments and the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of our company, or Liquidation Event, which issuance is subject to the approval of the holders of two-thirds of the outstanding Series A Participating Preferred Shares and any parity preference shares.

        The term "equity shares" does not include convertible debt securities, which debt securities would rank senior to the Series A Participating Preferred Shares.

Dividends

        Holders of the Series A Participating Preferred Shares are entitled to receive cumulative cash dividends payable quarterly in arrears on the last day of March, June, September and December of each year, at the rate of 5.000% per annum on the initial liquidation preference per share (equivalent to the fixed annual rate of $1.25 per share). The first dividend was paid on December 31, 2013 to holders of record as of December 15, 2013 and was a pro rata dividend from and including October 25, 2013, or the original issue date, to but excluding December 31, 2013. If any dividend payment date falls on any day other than a business day as defined in the Articles Supplementary for our Series A Participating Preferred Shares, the dividend due on such dividend payment date is paid on the first business day immediately following such dividend payment date, and no dividends will accrue as a result of such delay. Dividends accrue and are cumulative from, and including, the prior dividend payment date (or, if no prior dividend payment date, the original issue date of the Series A Participating Preferred Shares) to, but excluding, the next dividend payment date, to holders of record as of 5:00 p.m., New York time, on the related record date. The record dates for the Series A Participating Preferred Shares are the March 15, June 15, September 15 or December 15 immediately preceding the relevant dividend payment date, regardless of whether that day is a business day. Prior to September 30, 2020, no dividends will accrue or be paid on any HPA Amount (as defined below).

        On and after September 30, 2020, in lieu of the dividend rate detailed in the preceding paragraph, a dividend rate of 10.000% per annum will accrue and be paid on the initial liquidation preference per Series A Participating Preferred Share plus the HPA Amount, if any.

        Our board of trustees will not authorize and we will not pay or set apart for payment dividends on our Series A Participating Preferred Shares at any time when the terms and provisions of any agreement of ours, including any agreement relating to our indebtedness, prohibits the authorization, payment or setting apart for payment or provides that the authorization, payment or setting apart for payment would constitute a breach of the agreement or a default under the agreement, or if the authorization, payment or setting apart for payment shall be restricted or prohibited by law. We also have the right to withhold, from any amounts otherwise payable to you, with respect to all distributions (deemed or actual) to the extent that withholding is or was required for such distributions under applicable tax withholding rules. You should review the information appearing in the last paragraph under the caption "—Dividends" for information regarding the circumstances under which the terms of our credit facility may limit or prohibit the payment of dividends on the Series A Participating Preferred Shares.

        Notwithstanding the foregoing, dividends on the Series A Participating Preferred Shares accrue whether or not there are funds legally available for the payment of those dividends, whether or not we have earnings and whether or not those dividends are authorized. No interest, or sum in lieu of interest, is payable in respect of any dividend payment or payments on the Series A Participating Preferred Shares that may be in arrears, and holders of the Series A Participating Preferred Shares are not entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the Series A Participating Preferred Shares, including any Capital Gains Amounts, as described in the paragraph below, is first credited against the earliest accrued but unpaid dividend due with respect to those shares.

        If, for any taxable year, we designate as a "capital gain dividend," as defined in Section 857 of the Code, any portion of the dividends, or the Capital Gains Amount, as determined for federal income tax purposes, paid or made available for that year to holders of all classes of our shares of beneficial interest, then, except as otherwise required by applicable law, the portion of the Capital Gains Amount that shall be allocable to the holders of the Series A Participating Preferred Shares will be in proportion to the amount that the total dividends, as determined for federal income tax purposes, paid or made available to holders of Series A Participating Preferred Shares for the year bears to the total dividends paid or made available for that year to holders of all classes of our shares of beneficial interest. In addition, except as otherwise required by applicable law, we will make a similar allocation with respect to any undistributed long-term capital gains that are to be included in our shareholders' long-term capital gains, based on the allocation of the Capital Gains Amount that would have resulted if those undistributed long-term capital gains had been distributed as "capital gain dividends" by us to our shareholders.

        Future distributions on our common shares and preferred shares, including our Series A, Series B and Series C Participating Preferred Shares, will be at the discretion of our board of trustees and will depend on, among other things, our results of operations, funds from operations, cash flow from operations, financial condition and capital requirements, the annual distribution requirements under the REIT provisions of the Code, our debt service requirements and any other factors our board of trustees deems relevant. In addition, our credit facility contains provisions that could limit or, in certain cases, prohibit the payment of distributions on our common shares and preferred shares. Accordingly, although we expect to pay quarterly cash distributions on our common shares and scheduled cash dividends on our preferred shares, we cannot guarantee that we will maintain these distributions or what the actual distributions will be for any future period.

Voting Rights

        Holders of the Series A Participating Preferred Shares generally have no voting rights. However, in the event we are in arrears on dividends, whether or not authorized or declared, on the Series A Participating Preferred Shares for six or more quarterly periods, whether or not consecutive, holders of Series A Participating Preferred Shares (voting separately as a class together with the holders of all other classes or series of parity preferred shares and upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional trustees at a special meeting called upon the request of at least 10% of such holders or at our next annual meeting and each subsequent annual meeting of shareholders, each additional trustee being referred to as a Preferred Share Trustee, until all unpaid dividends with respect to the Series A Participating Preferred Shares and such other classes or series of preferred shares with like voting rights, including the Series B and Series C Participating Preferred Shares, have been paid or declared and set aside for payment. Preferred Share Trustees will be elected by a vote of holders of record of a majority of the outstanding Series A Participating Preferred Shares and any other series of parity equity shares with like voting rights, including the Series B and Series C Participating Preferred Shares, voting together as a class. Special meetings called in accordance with the provisions described in this paragraph shall be subject to the procedures in our bylaws, except that we, rather than the holders of Series A Participating Preferred Shares, or any other class or series of parity preferred shares entitled to vote thereon when they have the voting rights described above (voting together as a single class), including the Series B and Series C Participating Preferred Shares will pay all costs and expenses of calling and holding the meeting.

        Any Preferred Share Trustee may be removed at any time with or without cause by the vote of, and may not be removed otherwise than by the vote of, the holders of record of a majority of the outstanding Series A Participating Preferred Shares and all other classes or series of parity preferred shares entitled to vote thereon when they have the voting rights described above (voting together as a single class), including the Series B and Series C Participating Preferred Shares. So long as a dividend arrearage continues, any vacancy in the office of a Preferred Share Trustee may be filled by written consent of the Preferred Share Trustee remaining in office, or if none remains in office, by a vote of the holders of record of a majority of the outstanding Series A Participating Preferred Shares when they have the voting rights described above (voting as a single class with all other classes or series of parity preferred shares upon which like voting rights have been conferred and are exercisable), including the Series B and Series C Participating Preferred Shares.

        So long as any Series A Participating Preferred Shares remain outstanding, we will not, without the affirmative vote or written consent of the holders of at least two-thirds of the then-outstanding Series A Participating Preferred Shares and each other class or series of parity preferred shares with like voting rights (voting together as a single class), including the Series B and Series C Participating Preferred Shares, authorize, create, or increase the number of authorized or issued shares of, any class or series of equity shares ranking senior to the Series A Participating Preferred Shares with respect to rights of dividend payments and the distribution of assets upon a Liquidation Event, or reclassify any of our authorized capital stock into such capital stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase such capital stock.

        In addition, the affirmative vote or written consent of the holders of at least two-thirds of the outstanding Series A Participating Preferred Shares and each other class or series of parity preferred shares with like voting rights (voting together as a single class), including the Series B and Series C Participating Preferred Shares, is required for us to amend, alter or repeal any provision of our declaration of trust so as to materially and adversely affect the terms of the Series A Participating Preferred Shares. If such amendment to our declaration of trust does not equally affect the terms of the Series A Participating Preferred Shares and the terms of one or more other classes or series of parity preferred shares, the affirmative vote or written consent of the holders of at least two-thirds of the shares outstanding at the time of Series A Participating Preferred Shares, voting separately as a class, is required. Holders of the Series A Participating Preferred Shares also have the exclusive right to vote on any amendment to our declaration of trust on which holders of the Series A Participating Preferred Shares are otherwise entitled to vote and that would alter only the rights, as expressly set forth in our declaration of trust, of the Series A Participating Preferred Shares.

        In any matter in which holders of Series A Participating Preferred Shares may vote (as expressly provided in the articles supplementary setting forth the terms of the Series A Participating Preferred Shares), each Series A Participating Preferred Share is entitled to one vote per share.

Liquidation Preference

        If we experience a Liquidation Event, holders of our Series A Participating Preferred Shares will have the right to receive the sum of (i) the initial liquidation preference, (ii) the HPA Amount (if the HPA Amount for the relevant period is a positive number) and (iii) an amount per Series A Participating Preferred Share equal to all dividends (whether or not authorized or declared) accrued and unpaid thereon to, but excluding, the date of final distribution to such holders, or the Final Liquidation Preference, before any distribution or payment is made to holders of our securities and any other class or series of our equity shares ranking junior to the Series A Participating Preferred Shares as to liquidation, dissolution or winding up. The rights of holders of Series A Participating Preferred

Shares to receive this amount will be subject to the proportionate rights of any other class or series of our equity shares ranking on parity with the Series A Participating Preferred Shares as to rights upon liquidation, dissolution or winding up, including the Series B and Series C Participating Preferred Shares, and junior to the rights of any class or series of our equity shares expressly designated as ranking senior to the Series A Participating Preferred Shares.

        Holders of Series A Participating Preferred Shares are entitled to written notice of any distribution in connection with any Liquidation Event not less than 30 days and not more than 60 days prior to the distribution payment date. After payment of the full amount of the liquidating distributions to which they are entitled, holders of Series A Participating Preferred Shares will have no right or claim to any of our remaining assets. Our consolidation or merger with or into any other corporation, trust or other entity, or the voluntary sale, transfer or conveyance of all or substantially all of our property or business, will not be deemed to constitute a Liquidation Event.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of any of our shares of beneficial interest or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of Series A Participating Preferred Shares will not be added to our total liabilities.

Home Price Appreciation Amount

        The initial liquidation preference for the Series A Participating Preferred Shares may be increased by the HPA Amount. The HPA Amount for any period will equal the product of the initial liquidation preference and the HPA Factor for such period. However, the HPA Amount for all periods after September 30, 2020 will be equal to the HPA Amount calculated with respect to the period ended June 30, 2020, and the HPA Amount will be subject to a cap as described below under the caption "—HPA Amount Cap."

        The HPA Amount may be realized upon (i) exercise by us of our optional redemption right or conversion right after September 30, 2017, (ii) any conversion or redemption in connection with a Change of Control (as defined below) or (iii) liquidation, dissolution or winding up of the Company. In addition, on and after September 30, 2020, dividends will accrue on the HPA Amount, if any, added to the initial liquidation preference per Series A Participating Preferred Share.

Home Price Appreciation Factor

        HPA represents the cumulative change in value from June 30, 2013 of an index tracking the purchase prices of single-family homes located in our top 20 markets, by estimated total investment, as of July 31, 2013. HPA is determined using the Quarterly POI, specifically the non-seasonally adjusted "Purchase-Only Index" for the "100 Largest Metropolitan Statistical Areas," currently disclosed at the following URL: http://www.fhfa.gov/DataTools/Downloads/Documents/HPI/HPI_PO_metro.txt. The contents of the FHFA website are not incorporated by reference in or otherwise part of this prospectus. Other indices referenced in this prospectus will not be used in calculating the HPA Amount.

        The POI is a weighted, repeat-sales index, meaning that it measures average price changes in repeat sales of the same single-family properties. This information is obtained by reviewing repeat transactions involving conforming, conventional mortgages purchased or securitized by Fannie Mae or Freddie Mac since January 1975. Only mortgage transactions involving single-family homes are included. Conforming refers to a mortgage that both meets the underwriting guidelines of Fannie Mae or Freddie Mac and that does not exceed the conforming loan limit that is currently $625,000 for mortgages in the contiguous United States originated after September 30, 2011. Conventional mortgages are those that are neither insured nor guaranteed by the FHA, VA or other federal government entities. Mortgages on properties financed by government-insured loans, such as FHA or

VA mortgages, are excluded from the POI, as are properties with mortgages that have a principal amount exceeding the conforming loan limit.

        Subject to the calculation of the HPA as described below, the value set forth in the POI, or the POI Value, with respect to each of the 21 metropolitan statistical areas (each, an "MSA") listed below, is used for the purpose of calculating HPA.

        HPA for the Series A Participating Preferred Shares is calculated as follows:

  (i)
  The change in HPA for each MSA since June 30, 2013 is calculated promptly following each date of FHFA's release of the POI for each quarter, or Index Release Date, in accordance with the following equation, where "MSAx" represents any given MSA and "HPAx" represents the change in HPA for such MSA:

    HPAx = ((POI Value for MSAx as of the most recent Index Release Date ÷ POI Value for MSAx as of June 30, 2013) × 100)-100

  (ii)
  The "Cumulative HPA" is the sum of the twenty-one (21) products of (A) the change in HPA for a given MSA since June 30, 2013 (expressed below as "HPAx" and, for any given MSA, as calculated as described in paragraph (i) above and (B) the relative weighting for a given MSA (expressed below as "Wx" and, for any given MSA, as set forth in the table in paragraph (iii) below, divided by 100 in order to be expressed as a percentage, which will be calculated promptly following each Index Release Date in accordance with the following equation:

    Cumulative HPA = ((HPA1 × W1) + (HPA2 × W2) + (HPA3 × W3) + .... (HPA21 × W21)) ÷ 100

  (iii)
  The following relative weightings for each MSA are used in determining Cumulative HPA in accordance with paragraph (ii) above:

MSA	Relative Weighting Applied in Determining Cumulative HPA
Dallas—Plano—Irving, TX(1)	4.754%
Fort Worth—Arlington, TX(1)	4.753%
Indianapolis—Carmel—Anderson, IN	8.880%
Chicago—Naperville—Arlington Heights, IL	7.679%
Atlanta—Sandy Springs—Roswell, GA	7.545%
Nashville—Davidson—Murfreesboro—Franklin, TN	6.390%
Houston—The Woodlands—Sugar Land, TX	6.312%
Cincinnati, OH—KY—IN	6.119%
Salt Lake City, UT	5.495%
Tampa—St. Petersburg—Clearwater, FL	5.361%
Charlotte—Concord—Gastonia, NC	5.354%
Phoenix—Mesa—Scottsdale, AZ	5.270%
Jacksonville, FL	4.776%
Las Vegas—Henderson—Paradise, NV	4.371%
Raleigh, NC	4.040%
Columbus, OH	3.167%
Orlando—Kissimmee—Sanford, FL	3.036%
Tucson, AZ	1.867%
Greensboro—High Point, NC	1.789%
Austin—Round Rock, TX	1.550%
San Antonio—New Braunfels, TX	1.490%
TOTAL (21 MSAs)	100%

(1)
Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions.

        The change in HPA for each MSA since June 30, 2013 is included in the calculation of "Cumulative HPA" regardless of whether it is positive, negative or zero. The home price appreciation factor, or HPA Factor, for any period equals the product of Cumulative HPA (calculated as described above) for such period (expressed as a percentage) multiplied by a constant investor participation percentage of 50%. The HPA Amount, at any time it is measured, cannot be negative, so the liquidation preference per Series A Participating Preferred Share is always at least $25.00.

        The FHFA has historically released the POI for a given quarter near the end of the second month after the end of that quarter. We make available each quarter the quarterly measurement showing the aggregate HPA Amount per Series A Participating Preferred Share across quarters and weighted by markets based on the POI provided by the FHFA. We also provide updates and maintain such information on the "For Investors" page of our corporate website.

        If at any time prior to September 30, 2020, the FHFA no longer publishes the POI, or if the POI no longer covers one or more of our top 20 markets as of July 31, 2013, we will promptly make a good faith selection of a publicly available alternative index or indices after examining publicly available indices that are reasonably comparable to the POI to cover the market or markets no longer covered by the POI. If we select an alternative source or sources, we will disclose the new source for calculating the HPA Amount on the "For Investors" page of our corporate website and in a Current Report on

Form 8-K filed with the SEC. If a suitable public alternative source or sources is not available, we will, at our option, either redeem or convert the Series A Participating Preferred Shares within 135 days after the date that the POI was last published, as described in "—Redemption—Redemption upon Absence of Suitable Indices Event" (in the case of a redemption) or as described in "—Conversion Rights—Conversion upon an Absence of Suitable Indices Event" (in the case of a conversion).

        The following table sets forth, for each of our top 20 markets, the actual POI Value as of June 30, 2013, and the date from which the HPA was measured for purposes of calculating the HPA Amount. The table also sets forth the calculations performed in order to assign a baseline value of 100.0 for all markets as of June 30, 2013 for purposes of calculating the change in HPA for such markets relative to such date.

Market	Relative Weighting Applied in Determining HPA(1)	Actual POI Value as of Jun 30, 2013(2)	Multiplier Applied to Establish Baseline Value(3)	Assigned Baseline Value(4)
Dallas-Fort Worth, TX(5)	9.507%	187.5	0.533	100.0
Indianapolis, IN	8.880%	164.5	0.608	100.0
Greater Chicago Area, IL and IN(6)	7.679%	182.2	0.549	100.0
Atlanta, GA	7.545%	174.2	0.574	100.0
Nashville, TN	6.390%	230.7	0.433	100.0
Houston, TX	6.312%	241.2	0.415	100.0
Cincinnati, OH	6.119%	166.3	0.601	100.0
Salt Lake City, UT	5.495%	323.9	0.309	100.0
Tampa, FL	5.361%	209.6	0.477	100.0
Charlotte, NC	5.354%	186.8	0.535	100.0
Phoenix, AZ	5.270%	232.5	0.430	100.0
Jacksonville, FL	4.776%	211.7	0.472	100.0
Las Vegas, NV	4.371%	133.3	0.750	100.0
Raleigh, NC	4.040%	197.1	0.507	100.0
Columbus, OH	3.167%	178.9	0.559	100.0
Orlando, FL	3.036%	180.0	0.556	100.0
Tucson, AZ	1.867%	206.7	0.484	100.0
Greensboro, NC	1.789%	161.0	0.621	100.0
Austin, TX	1.550%	316.1	0.316	100.0
San Antonio, TX	1.490%	226.5	0.442	100.0

(1)
Based on estimated total investment in each market as of July 31, 2013. These were the weighting factors for measurement of HPA.

(2)
Represents the values as published in the POI for each market as of October 18, 2013. Such values are subject to revision by the FHFA in subsequent POI releases.

(3)
In order to index the POI Value for each market as of June 30, 2013, which was the date from which the cumulative change in HPA was measured for purposes of calculating the HPA Amount, the POI Value for each market as of such date was assigned a baseline index value of 100.0 by multiplying each by the multiplier indicated in the table above. The multipliers set forth above are presented solely for the purpose of indicating the numerical relationship between the actual POI Value for each of the markets and the indexed baseline value of 100.0 for such markets. The multipliers remain constant throughout the term of the Series A Participating Preferred Shares.

(4)
Equals the product of the actual POI Value for each market as of June 30, 2013, multiplied by the baseline multiplier for each market.

(5)
Our Dallas-Fort Worth, TX market is comprised of the Dallas-Plano-Irving and Fort Worth-Arlington Metropolitan Divisions, with each division given equal weighting for purposes determining HPA.

(6)
The home price index for the Greater Chicago Area, IL and IN market is Chicago-Naperville-Arlington Heights, IL.

HPA Amount Cap

        Until September 30, 2020, the amount payable upon any conversion, redemption or liquidation event is subject to a cap, such that the total internal rate of return, when considering the initial liquidation preference, plus the HPA Amount (if positive), plus all dividends (whether paid or accrued) to, but excluding, the date of such redemption, conversion or final distribution to holders in respect of a Liquidation Event, shall not exceed 9%. On September 30, 2020, the HPA Amount will become fixed and cease to accrue and the dividend yield will increase to 10.000% per annum on the liquidation preference plus the HPA Amount.

Redemption

  Redemption at Our Option

        We may not redeem the Series A Participating Preferred Shares before September 30, 2017, except in limited circumstances relating to maintaining our qualification as a REIT, as described below in "—Restrictions on Ownership and Transfer" and pursuant to the special optional redemption provisions upon a change in control that are specified below.

        Any time after September 30, 2017 but before September 30, 2020, we may redeem for cash all but not less than all of the Series A Participating Preferred Shares at a redemption price per Series A Participating Preferred Share equal to the Final Liquidation Preference.

        At any time after September 30, 2020, we may redeem for cash all but not less than all of the Series A Participating Preferred Shares at a redemption price per share equal to the initial liquidation preference, plus the HPA Amount (if positive) calculated with respect to the period ended June 30, 2020 (if the HPA Amount for such period is a positive number), plus any accrued but unpaid dividends. The initial liquidation preference of $25.00 plus the HPA Amount calculated with respect to the period ended June 30, 2020, is referred to as the Adjusted Value.

        There is no restriction on our ability to redeem Series A Participating Preferred Shares while dividends are in arrearage.

  Special Redemption Option upon a Change of Control

        Upon the occurrence of a Change of Control (as defined below), we may redeem for cash all but not less than all of the Series A Participating Preferred Shares within 120 days after the date on which such Change of Control occurred, by paying the Final Liquidation Preference. If, prior to the Change of Control Conversion Date (as defined below under the caption "—Conversion Rights—Conversion upon a Change in Control"), we have provided or provide notice of redemption with respect to the Series A Participating Preferred Shares (whether pursuant to our optional redemption right, our special redemption option or pursuant to the right described under "—Redemption upon an Absence of Suitable Indices Event"), the holders of Series A Participating Preferred Shares will not be permitted to exercise the conversion right described below under "—Conversion Rights—Conversion upon a Change of Control."

        We will mail to you, if you are a record holder of the Series A Participating Preferred Shares, a notice of redemption no fewer than 30 days nor more than 60 days before the redemption date. We will send the notice to your address shown on our transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series A Participating Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

  •
  the redemption date;

  •
  the special redemption price;

  •
  a statement setting forth the calculation of such special redemption price;

  •
  the number of Series A Participating Preferred Shares to be redeemed;

  •
  the place or places where the certificates, if any, representing Series A Participating Preferred Shares are to be surrendered for payment of the redemption price;

  •
  procedures for surrendering noncertificated Series A Participating Preferred Shares for payment of the redemption price;

  •
  that dividends on the Series A Participating Preferred Shares to be redeemed will cease to accrue on such redemption date unless we fail to pay the redemption price on such date;

  •
  that payment of the redemption price and any accrued and unpaid dividends will be made upon presentation and surrender of such Series A Participating Preferred Shares;

  •
  that the Series A Participating Preferred Shares are being redeemed pursuant to our special redemption option right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control; and

  •
  that the holders of the Series A Participating Preferred Shares to which the notice relates will not be able to tender such Series A Participating Preferred Shares for conversion in connection with the Change of Control and each Series A Participating Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

        A "Change of Control" means, after the initial issuance of the Series A Participating Preferred Shares, the following have occurred and are continuing:

  •
  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of securities of the Company entitling that person to exercise more than 50% of the total voting power of all shares of beneficial interest of the Company entitled to vote generally in the election of our trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

  •
  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

  Redemption upon an Absence of Suitable Indices Event

        If, following an Absence of Suitable Indices Event, we do not convert all of the outstanding Series A Participating Preferred Shares in accordance with the provisions described under "—Conversion Rights—Conversion upon an Absence of Suitable Indices Event," then we will redeem all of the Series A Participating Preferred Shares for cash at a redemption price equal to the Final Liquidation Preference.

Conversion Rights

  Conversion at Our Option

        At any time after September 30, 2017, we may convert all but not less than all of the Series A Participating Preferred Shares into our Class A common shares. The conversion ratio for such one-time conversion will be determined by a formula and cannot be determined until the conversion date.

        If such one-time conversion occurs after September 30, 2017 but before September 30, 2020, the formula for determining the conversion ratio per Series A Participating Preferred Share will be the sum of (i) the initial liquidation preference, (ii) the HPA Amount for the relevant period (if the HPA Amount for such period is a positive number) and (iii) any accrued and unpaid dividends to, but excluding, the fourth business day following the notice of conversion, divided by the one-day volume-weighted average price of our Class A common shares on the NYSE, or VWAP, as reported by Bloomberg, if available, on the day the notice of conversion is issued.

        If such one-time conversion occurs on or after September 30, 2020, the formula for determining the conversion ratio will be (i) the Adjusted Value, plus any accrued and unpaid dividends to, but not including, the conversion date, divided by (ii) the VWAP as reported by Bloomberg on the date the notice of conversion is issued.

        If a VWAP is not available on Bloomberg Business News or a similar publication, then the volume weighted average of the high and low trading prices of the Class A common shares on the NYSE (or, if not listed on the NYSE, such other domestic securities exchange as the Class A common shares may be listed or traded) calculated using the high and low prices (volume weighted) as reported on Bloomberg Business News or a similar publication on the date the notice of conversion is issued shall be used in place of VWAP for all purposes hereunder.

  Conversion upon a Change of Control

        Upon the occurrence of a Change of Control, each holder of Series A Participating Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined below), we have provided or provide notice of our election to redeem the Series A Participating Preferred Shares as described above under "—Redemption—Special Redemption Option upon a Change of Control") to convert some or all of the Series A Participating Preferred Shares held by such holder, or the Change of Control Conversion Right, on the Change of Control Conversion Date into a number of our Class A common shares per share of Series A Participating Preferred Shares to be converted equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of (x) the initial liquidation preference, plus (y) the HPA Amount for the relevant period (if the HPA Amount for such period is a positive number), plus (z) any accrued and unpaid dividends (whether or not declared) to, but excluding, the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series A Participating Preferred Shares dividend payment for which dividends have been declared and prior to the corresponding Series A Participating Preferred Shares dividend payment date, in which case no additional amount for such accrued and unpaid dividend will be included in this sum) and such declared dividend will instead be paid, on such dividend payment date, to the holder of record of the Series A Participating Preferred Shares to be converted as of 5:00 p.m. New York City time, on such record date) by (ii) the Class A Share Price (as defined below); and

  •
  3.16 (i.e., the Share Cap), subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus.

        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations (in each case, a "Share Split") with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of common shares outstanding after giving effect to such Share Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

        In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof), or the Alternative Form Consideration, a holder of Series A Participating Preferred Shares will receive upon conversion of such Series A Participating Preferred Shares the kind and amount of Alternative Form Consideration that such holder would have owned or to which that holder would have been entitled to receive upon the Change of Control had such holder held a number of shares of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control (the "Alternative Conversion Consideration," and the Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is referred to as the "Conversion Consideration").

        If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the Conversion Consideration will be deemed to be the kind and amount of consideration actually received by holders of a majority of our common shares that voted for such an election (if electing between two types of consideration) or holders of a plurality of our common shares that voted for such an election (if electing between more than two types of consideration), as the case may be, and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

        Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series A Participating Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

  •
  the events constituting the Change of Control;

  •
  the date of the Change of Control;

  •
  the last date and time by which the holders of Series A Participating Preferred Shares may exercise their Change of Control Conversion Right;

  •
  the method and period for calculating the Class A Share Price;

  •
  the Change of Control Conversion Date;

  •
  that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series A Participating Preferred Shares, holders will not be able to convert Series A Participating Preferred Shares designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

  •
  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series A Participating Preferred Share;

  •
  the name and address of the paying agent and the conversion agent; and

  •
  the procedures that the holders of Series A Participating Preferred Shares must follow to exercise the Change of Control Conversion Right.

        We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post a notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Participating Preferred Shares.

        To exercise the Change of Control Conversion Right, the holders of Series A Participating Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates (if any) or book entries representing Series A Participating Preferred Shares to be converted, duly endorsed for transfer (if certificates are delivered), together with a completed written conversion notice to our transfer agent. The conversion notice must state:

  •
  the relevant Change of Control Conversion Date;

  •
  the number of Series A Participating Preferred Shares to be converted; and

  •
  that the Series A Participating Preferred Shares are to be converted pursuant to the Change of Control Conversion Right Series A Participating Preferred Shares.

        The "Change of Control Conversion Date" is the date on which the Series A Participating Preferred Shares are to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series A Participating Preferred Shares.

        The "Class A Share Price" will be (i) if the consideration to be received in the Change of Control by the holders of our Class A common shares is solely cash, the amount of cash consideration per Class A common share or (ii) if the consideration to be received in the Change of Control by holders of our Class A common shares is other than solely cash (x) the average of the closing sale prices per share of our Class A common shares (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our Class A common shares are then traded, or (y) the average of the last quoted bid prices for our Class A common shares in the over-the-counter market as reported by OTC Markets Group, Inc. or similar organization for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if our Class A common shares are not then listed for trading on a U.S. securities exchange.

  Conversion upon an Absence of Suitable Indices Event

        If, following an Absence of Suitable Indices Event, we do not redeem all of the outstanding Series A Participating Preferred Shares in accordance with the provisions described under "—Redemption—Redemption upon an Absence of Suitable Indices Event," then we will convert all of the Series A Participating Preferred Shares into Class A common shares, at a conversion ratio per Series A Participating Preferred Share equal to the sum of (i) the initial liquidation preference, (ii) the HPA Amount for the relevant period (if the HPA Amount for such period is a positive number) and (iii) any accrued and unpaid dividends to, but excluding, the fourth business day following the notice of conversion, divided by the VWAP, as reported by Bloomberg, if available, on the day the notice of conversion is issued.

        If a VWAP is not available on Bloomberg Business News or a similar publication, then the volume weighted average of the high and low trading prices of our Class A common shares on the NYSE (or,

if not listed on the NYSE, such other domestic securities exchange as our Class A common shares may be listed or traded) calculated using the high and low prices (volume weighted) as reported on Bloomberg Business News or a similar publication on the date the notice of conversion is issued shall be used in place of VWAP for all purposes hereunder.

  Fractional Shares; Delivery of Class A Common Shares

        Upon conversion of the Series A Participating Preferred Shares, whether pursuant to the rights described under "—Conversion at Our Option," "—Conversion upon a Change of Control" or "—Conversion upon an Absence of Suitable Indices Event," we will deliver the Class A common shares due upon conversion as soon as practicable on or after, but in no event later than the fourth business day after, the conversion date or Change of Control Conversion Date, as applicable. However, on the conversion date or Change of Control Conversion Date, as applicable, the holder to whom the Class A common shares due upon conversion are to be issued will be deemed to be a holder of record of such Class A common shares.

        We will not issue fractional Class A common shares upon the conversion of the Series A Participating Preferred Shares. Instead, we will pay the cash value of any fractional share otherwise due, computed on the basis of the applicable per share VWAP for a conversion at our option or the Class A Share Price for a conversion upon the occurrence of a Change of Control, as applicable.

Listing

        Our Series A Participating Preferred Shares are listed on the NYSE under the symbol "AMHPRA."

Series B Participating Preferred Shares

        The following description of certain terms and conditions of our Series B Participating Preferred Shares does not purport to be complete and is in all respects subject to, and qualified in its entirety by reference to our declaration of trust, including the Articles Supplementary setting forth the terms of our Series B Participating Preferred Shares, our bylaws and Maryland law. Our declaration of trust, including the Articles Supplementary for our Series B Participating Preferred Shares, and our bylaws are incorporated by reference into this prospectus from our SEC filings. The terms and provisions of our Series B Participating Preferred Shares are substantially the same as those of our Series A Participating Preferred Shares as described in "—Description of Series A Participating Preferred Shares" above, except that the original issue date for the Series B Participating Preferred Shares was December 20, 2013, and the first dividend on the Series B Participating Preferred Shares was paid on March 31, 2014 to holders of record as of March 15, 2014. Our Series B Participating Preferred Shares are listed on the NYSE under the symbol "AMHPRB."

Series C Participating Preferred Shares

        See "Description of Series C Participating Preferred Shares" for a summary of certain terms and provisions of our Series C Participating Preferred Shares.

Power to Reclassify and Issue Shares

        Our board of trustees may classify any unissued preferred shares, and reclassify any unissued common shares or any previously classified but unissued preferred shares into other classes or series of shares, including one or more classes or series of shares that have priority over our common shares with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our board of trustees is required by Title 8 and our declaration of trust to set, subject to the provisions of our declaration of trust regarding the restrictions on ownership and transfer of our shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each such class or series. These actions can be taken without shareholder approval, unless shareholder approval is required by applicable law, the terms of any other class or series of our shares or the rules of any stock exchange or automated quotation system on which our shares may be then listed or quoted.

Conversion of Class B Common Shares

        Certain holders of Class B common shares will own the OP units in our operating partnership. In the event a holder of Class B common shares transfers its OP units to a transferee, other than a "qualified transferee," which includes family members and affiliates of or other entities controlled by such holder, then one Class B common share held by such holder automatically converts into one Class A common share for every 49 OP units transferred by the holder. If the holder of Class B common shares transfers any OP units to a qualified trustee, and then such qualified trustee in turn transfers the same OP units to another qualified trustee of the original transferor, then one Class B common share held by the first qualified transferee will automatically convert into one Class A common share for every 49 OP units transferred by the first qualified transferee, In such case, if the first qualified transferee does not own a sufficient number of Class B common shares, then the initial transferor will be responsible for the deficiency in Class B common shares, and a number of Class A common shares equal to such deficiency held by the initial transferor (or, if the initial transferor does now own sufficient Class B common shares, then one or more other qualified transferees of such initial transferor) will automatically convert into one Class A common share for every 49 OP units. Notwithstanding the foregoing, any Class B common shares transferred to a transferee other than a qualified transferee will automatically convert into an equal number of Class A common shares.

Power to Increase or Decrease Authorized Shares and Issue Additional Shares of Our Common and Preferred Shares

        Our declaration of trust authorizes our board of trustees, with the approval of a majority of the entire board, to amend our declaration of trust to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval. We believe that the power of our board of trustees to increase or decrease the number of authorized shares and to classify or reclassify unissued common shares or preferred shares and thereafter to cause us to issue such shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares, will be available for issuance without further action by our shareholders, unless such action is required by applicable law, the terms of any other class or series of shares or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our shareholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

        In order to qualify as a REIT under the Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year.

        Due to limitations on the concentration of ownership of REIT shares imposed by the Code, subject to certain exceptions, our declaration of trust provides that:

  •
  no person may beneficially own more than 8.0% (in value or in number of shares, whichever is more restrictive) of the outstanding common shares, other than an "excepted holder" and a "designated investment entity";

  •
  no "excepted holder," which refers to certain members of the Hughes family, certain trusts established for the benefit of members of the Hughes family, certain related entities, as well as persons whose ownership of shares would cause members of the Hughes family to be deemed to own shares pursuant to application attribution rules under the Code, may own directly or indirectly common shares if, under the applicable tax attribution rules of the Code, (i) any single excepted holder who is treated as an individual would beneficially own more than 17.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares; (ii) any two excepted holders treated as individuals would beneficially own more than 25.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares; (iii) any three excepted holders treated as individuals would beneficially own more than 33.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares; (iv) any four excepted holders treated as individuals would beneficially own more than 41.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares; or (v) any five excepted holders treated as individuals would beneficially own more than 49.9% (in value or number, whichever is more restrictive) of any class or series of the outstanding common shares;

  •
  no "designated investment entity," which refers to certain pension trusts, regulated investment companies and qualified investment managers may own no more than 9.9% (in value or in number of shares, whichever is more restrictive) of the outstanding common shares; and

  •
  no person may beneficially own more than 9.9% (in value or in number of shares, whichever is more restrictive) of any class or series of outstanding preferred shares.

        Our declaration of trust defines a "designated investment entity" as:

  •
  an entity that is a pension trust that qualifies for look-through treatment under Section 856(h) of the Code;

  •
  an entity that qualifies as a regulated investment company under Section 851 of the Code; or

  •
  an entity (referred to in our declaration of trust as a "qualified investment manager") that (i) for compensation engages in the business of advising others as to the value of securities or as to the advisability of investing in, purchasing or selling securities; (ii) purchases securities in the ordinary course of its business and not with the purpose or effect of changing or influencing control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Securities Exchange Act of 1934, as amended; and (iii) has or shares voting power and investment power under the Securities Exchange Act of 1934, as amended; so long as each beneficial owner of such entity, or in the case of a qualified investment manager holding shares solely for the benefit of its customers, each such customer, would satisfy the ownership limit described above, if such beneficial owner owned directly its proportionate share of the common shares that are held by such designated investment entity.

        Our declaration of trust also prohibits any person from, among other matters:

  •
  beneficially owning equity shares if such ownership would result in our being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a year);

  •
  transferring equity shares if such transfer would result in our equity shares being owned by less than 100 persons, effective beginning on the date on which we first have 100 shareholders; and

  •
  beneficially owning equity shares if such beneficial ownership would otherwise cause us to fail to qualify as a REIT under the Code.

        Our board of trustees may exempt a person from the 8.0% common share ownership limit, the 9.9% preferred share ownership limit, or the 9.9% designated investment entity limit, if such Person submits to the board of trustees information satisfactory to the board of trustees, in its sole and absolute discretion:

  •
  demonstrating that such person is not an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code); and

  •
  relevant to demonstrating that no person who is an individual for purposes of Section 542(a)(2) of the Code (determined taking into account Section 856(h)(3)(A) of the Code) would be considered to beneficially own equity shares in excess of the common share ownership limit, the preferred share ownership limit, the excepted holder limit, or the designated investment entity limit, as applicable, by reason of such person's ownership of equity shares in excess of the common share ownership limit, the preferred share ownership limit, or the designated investment entity limit, as the case may be, pursuant to an exemption granted under the declaration of trust.

        Prior to granting an exemption, our board of trustees, in its sole and absolute discretion, may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to our board of trustees, in its sole and absolute discretion as it may deem necessary or advisable in order to determine or ensure our status as a REIT. Notwithstanding the receipt of any ruling or opinion, our board of trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception; provided, however, that our board of trustees will not be obligated to require obtaining a favorable ruling or opinion in order to grant an exemption hereunder.

        Our declaration of trust also provides that any ownership or purported transfer of our shares (whether or not such transfer is the result of a transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system) in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being automatically transferred to one or more charitable trusts for the benefit of a charitable beneficiary and the purported owner or transferee acquiring no rights in such shares, except that any transfer that results in the violation of the restriction relating to our equity shares being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

        Within 20 days of receiving notice from us that our shares have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our declaration of trust) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends and other distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that our shares have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

        In addition, shares held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer, which we may reduce by the amount of dividends and distributions that have been paid to the proposed transferee and are owed by the proposed transferee to the trustee. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

        If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of the restriction, the transfer that would have resulted in such violation will be void ab initio , and the proposed transferee shall acquire no rights in those shares.

        Any certificate representing our equity shares, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above. We do not expect to issue certificates representing our equity shares.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our equity shares that will or may violate any of the foregoing restrictions on ownership and transfer, or any person who would have owned our equity shares that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to us, or in the case of a proposed or attempted transaction, to give at least 15 days' prior written notice, and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The foregoing restrictions on ownership and transfer will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

        Every owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding equity shares, within 30 days after the end of each taxable year, is required to give us written notice, stating his or her name and address, the number of shares of each class and series of our equity shares that he or she beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide us with additional information that we may request in order to determine the effect, if any, of his or her beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each shareholder will upon demand be required to provide us with information that we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine our compliance.

        These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Transfer Agent and Registrar

        We have retained American Stock Transfer & Trust Company, LLC as the transfer agent and registrar for our common shares and our Series A, Series B and Series C Participating Preferred Shares.

Registration Rights

        We entered into registration rights agreements with the purchasers of our Class A common shares in our November 2012 initial private placement and our March 2013 follow-on private placement.

        Under the registration rights agreements, we agreed, at our expense, to use our commercially reasonable efforts to file with the SEC as soon as reasonably practicable but in no event later than November 21, 2013 (unless otherwise extended upon approval by our board of trustees, in which case we could have deferred such filing until not later than May 20, 2014) a shelf registration statement registering for resale the registrable shares (as defined in the registration rights agreements) plus any additional Class A common shares issued in respect thereof whether by share dividend, share distribution, share split, or otherwise. We refer to this registration statement as the "resale shelf registration statement." We were obligated to use our commercially reasonable efforts to cause the resale shelf registration statement to be declared effective by the SEC as soon as practicable after the filing of the resale shelf registration statement, and in any event, subject to certain exceptions, no later than 180 days after the initial filing of the resale shelf registration statement. We filed the resale shelf registration statement with the SEC (File No. 333-191173) on September 13, 2013, and the SEC declared the resale shelf registration statement effective on October 1, 2013.

        In connection with the Management Internalization, we entered into a registration rights agreement with AH LLC providing for registration rights exercisable after December 10, 2015. After June 10, 2015, if we are eligible to file a shelf registration statement under the Securities Act, AH LLC will have the right to request that we file and maintain a shelf registration statement to register for resale the Class A common shares and securities convertible into Class A common shares that are held by AH LLC. In addition, AH LLC has the right to request that we cooperate with AH LLC in up to three underwritten offerings of our Class A common shares under the shelf registration statement, provided such right may not be invoked more often than once every six months (subject to suspension rights in favor of our company) and each such underwritten offering generally must yield gross proceeds to AH LLC of not less than $100 million per offering. After December 10, 2015, AH LLC has unlimited "piggyback" registration rights to include the Class A common shares and securities convertible into Class A common shares that AH LLC owns in other registration statements that we may initiate, subject to certain conditions and limitations (including cut-back rights in favor of our company). Under the registration rights agreement, we pay all expenses relating to registrations, and AH LLC pays all underwriting discounts and commissions relating to the sale of its Class A common shares. The registration rights agreement contains other customary terms, including for indemnification. The registration rights agreement will terminate when AH LLC may freely sell its Class A common shares pursuant to Rule 144 under the Securities Act. In July 2013, the registration rights agreement was subsequently amended to provide for the registration of any Class A common shares beneficially owned by AH LLC at any time during the term of the agreement.

        In connection with our operating partnership's acquisition of the Alaska Joint Venture on June 11, 2013, or the Alaska Joint Venture Acquisition, we entered into a registration rights agreement with APFC. Under the terms of such agreement, after we become eligible to file a shelf registration statement, APFC has a right to request that we file and maintain a shelf registration statement with the SEC to register for resale the Class A common shares acquired by APFC in connection with the Alaska Joint Venture Acquisition and the right to request that we cooperate with APFC in up to three underwritten offerings of our Class A common shares under the shelf registration statement. Beginning February 2, 2014, APFC has unlimited "piggyback" registration rights to include the Class A common shares that APFC acquired through the Alaska Joint Venture Acquisition in other registration statements that we may initiate, subject to certain conditions and limitations.

        The preceding summary of certain provisions of the registration rights agreements is not intended to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the registration rights agreements.

 OPERATING PARTNERSHIP AND THE PARTNERSHIP AGREEMENT

        The following summary of the terms of the agreement of limited partnership of our operating partnership does not purport to be complete and is subject to and qualified in its entirety by reference to the Agreement of Limited Partnership of American Homes 4 Rent, L.P., as amended. See "Where You Can Find More Information."

General

        American Homes 4 Rent, L.P., our operating partnership, was formed on October 22, 2012 to acquire, own and operate our assets. We conduct substantially all of our business through our operating partnership and its subsidiaries, and we are liable for its obligations.

        Our operating partnership is structured to make distributions with respect to OP units that are equivalent to the distributions made to our common shareholders. The partnership agreement permits limited partners in our operating partnership to redeem their OP units for cash or, at our election, our common shares on a one-for-one basis (in a taxable transaction) beginning one year after the date of issuance, which enables limited partners, if our shares are then listed, to achieve liquidity for their investment.

        We are the sole general partner of our operating partnership, and, prior to the completion of this offering and the concurrent private placement, we own approximately 78% of the OP units in our operating partnership. Except as otherwise expressly provided in the partnership agreement, included as described below under "—Partnership Approval for Transfers, Mergers, Sales of Assets," we, as the sole general partner, have the exclusive power to manage and conduct the business of our operating partnership. The limited partners of our operating partnership have no authority in their capacity as limited partners to transact business for, or participate in the management activities or decisions of, our operating partnership except as required by applicable law. Consequently, we, as general partner, have full power and authority to do all things we deem necessary or desirable to conduct the business of our operating partnership, as described below. The limited partners have no power to remove us as general partner.

Capital Contributions

        We will transfer substantially all of the net proceeds of this offering and the concurrent private placement to our operating partnership as a capital contribution in the amount of the gross offering proceeds received from investors, and we will receive a number of Series C participating preferred operating partnership units equal to the number of Series C Participating Preferred Shares issued to investors. Our operating partnership will be deemed to have simultaneously paid the selling commissions and other costs associated with this offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by us or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue OP units for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and our shareholders.

Operations

        The partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for classification as a REIT for U.S. federal income tax purposes, (2) avoid any U.S. federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions

        The partnership agreement requires that our operating partnership distribute available cash to its partners on at least a quarterly basis in accordance with their relative percentage interests or specified preferences, if any.

        Available cash is all cash revenues and funds received plus any reduction in reserves and minus interest and principal payments on debt, all cash expenditures (including capital expenditures) made by our operating partnership during such period, investments in any entity, any additions to reserves and other adjustments, as determined by us in our sole and absolute discretion. Distributions will be made in a manner such that a holder of one OP unit will receive the same amount of distributions from our operating partnership as the amount paid by us to a holder of one common share.

        Unless we otherwise specifically agree in the partnership agreement or in an agreement entered into at the time a new class or series is created, no OP unit will be entitled to a distribution in preference to any other OP unit. A partner will not in any event receive a distribution of available cash with respect to an OP unit for a quarter or shorter period if the partner is entitled to receive a distribution out of that same available cash with respect to a share of our company for which that OP unit has been exchanged or redeemed.

        Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed to the holders of the OP units that are entitled to any preference in distribution upon liquidation in accordance with the rights of any such class or series, and the balance, if any, will be distributed to the partners in accordance with their capital accounts, after giving effect to all contributions, distributions and allocations for all periods.

Allocations of Net Income and Net Loss

        Net income and net loss of our operating partnership are determined and allocated with respect to each fiscal year of our operating partnership. Except as otherwise provided in the partnership agreement, an allocation of a share of net income or net loss is treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing net income or net loss. Except as otherwise provided in the partnership agreement, net income and net loss are allocated to reflect the distribution and liquidation preferences to certain holders of OP units, and then to the general partner and the other holders of the OP units in accordance with their respective percentage interests in the OP units at the end of each fiscal year. Upon the occurrence of certain specific events or a later issuance of additional LTIP units, our operating partnership will revalue its assets and any net increase in valuation will be allocated first to holders of LTIP units, if any, to equalize the capital accounts of such holders with the capital accounts of OP unit holders. The partnership agreement contains provisions for special allocations intended to comply with certain regulatory requirements, including the requirements of Treasury Regulations Sections 1.704-1(b), 1.704-2 and 1.752-3(a). See "Material U.S. Federal Income Tax Considerations."

LTIP Units

        We may at any time cause our operating partnership to issue LTIP units to members of our senior management. These LTIP units will vest on such terms as determined by our Compensation Committee. In general, LTIP units are a special class of OP units in our operating partnership and will receive the same quarterly per unit profit distributions as the other outstanding OP units in our operating partnership. Initially, each LTIP unit will have a capital account of zero and, therefore, the holder of the LTIP unit would receive nothing if our operating partnership were liquidated immediately after the LTIP unit is awarded. However, the partnership agreement requires that "book gain" or economic appreciation in our assets realized by our operating partnership, whether as a result of an actual asset sale or upon the revaluation of our assets, as permitted by applicable Treasury Regulations, be allocated first to LTIP units until the capital account per LTIP unit is equal to the capital account per unit of our operating partnership. The applicable Treasury Regulations provide that assets of our operating partnership may be revalued upon specified events, including upon additional capital contributions by us or other partners of our operating partnership or a later issuance of additional LTIP units. Upon equalization of the capital account of the LTIP unit with the per unit capital account of the OP units and full vesting of the LTIP unit, the LTIP unit will be convertible into an OP unit at any time. There is a risk that a LTIP unit will never become convertible because of insufficient gain realization to equalize capital accounts and, therefore, the value that a holder will realize for a given number of vested LTIP units may be less than the value of an equal number of common shares.

Series C Convertible Units

        Under the terms of the acquisition of 2,770 single-family homes that we purchased from AH LLC on February 28, 2013, or the AH LLC Portfolio, our operating partnership issued 31,085,974 Series C units, and we issued 634,408 of the Class B common shares (in the ratio of one Class B common share for each 49 Series C units), in each case based on a price per unit or share of $15.50. Our operating partnership also issued 634,408 Class A units to us in consideration for the portion of the contributed assets as to which we are issuing Class B common shares. Holders of the Series C units will be entitled to distributions equal to the actual net cash flow of the properties in the AH LLC Portfolio up to a maximum of 3.9% per unit per year based on a price per unit of $15.50, but will not be entitled to any distributions of income generated by any other properties or operations of our company or any liquidating distributions. Holders of Class A units, including our company and AH LLC, will be entitled to any net cash flow from the AH LLC Portfolio above the maximum yield on the Series C units, as well as distributions of all other cash available for distribution from our operating partnership. At any time, at the option of the holders, the Series C units may be converted into Class A units on the Conversion Date. If holders of the Series C units have not exercised their right to convert the Series C units into Class A units by the earlier of (i) the third anniversary of the date of original issuance of the Series C units or (ii) the date of commencement of the dissolution, liquidation or winding up of our operating partnership, then the Series C units will automatically convert into Class A units. Holders of Series C units will vote on all operating partnership matters with holders of Class A units. If the properties in the AH LLC Portfolio are initially leased for less than 98% of the scheduled rents used in the formula for the valuation of the properties (determined on an aggregate basis), the Series C Units will be converted on less than a one for one basis. Holders of Series C units will vote on all operating partnership matters with holders of Class A units.

        In May 2013, as part of the Management Internalization and in order to facilitate and increase in borrowing capacity under our credit facility, the Series C units were amended to remove the previously existing restriction on sales, mortgages, pledges and financings of the AH LLC Portfolio. As a result, the properties in the AH LLC Portfolio are available as collateral for our financings before conversion of the Series C units, including in connection with our line of credit with Wells Fargo.

Series D Convertible Units and Series E Convertible Units

        In connection with the Management Internalization, our operating partnership issued 4,375,000 Series D units and 4,375,000 Series E units to AH LLC in exchange for AH LLC's membership interest in our former manager and former property manager. The Series D units are convertible into Class A Units, and the Series E units are convertible into Series D units, or if the Series D units have previously converted into Class A units, into Class A units as described below.

        The Series D units do not participate in any distributions for 30 months from the date of issuance, do not participate in liquidating distributions and do not have any voting rights. The Series D units are automatically convertible into Class A units on a one-for-one basis only after the later of (1) 30 months after the date of issuance and (2) the earlier of (i) the date on which adjusted funds from operations, or adjusted FFO, per class A common share aggregates $0.80 or more over four consecutive quarters following the closing of the Management Internalization or (ii) the date on which the daily closing price of our Class A common shares on the NYSE averages $18.00 or more for two consecutive quarters following the closing of the Management Internalization. After 30 months, the Series D units will participate in distributions (other than liquidating distributions) at a rate of 70% of the per unit distributions on the Class A units.

        The Series E units do not participate in distributions and do not have any voting rights. The Series E units will automatically convert into Series D units, or if the Series D units have previously converted into Class A units, into Class A units, on February 29, 2016, based on the performance based earn-out formula described below.

        The number of Series D units, or if the Series D units have previously converted into Class A units, Class A units, into which the Series E units will convert depends on the level of Pro Forma Annualized EBITDA Contribution (as described below). If, during the six-month period ending December 31, 2015, or the Measurement Period, Pro Forma Annualized EBITDA Contribution equals or exceeds $28 million, the Series E units will convert into Series D units (or if the Series D units have previously converted into Class A units, into Class A units) on a one-for-one basis at February 29, 2016.

        If, during the Measurement Period, the Pro Forma Annualized EBITDA Contribution is less than $28 million, the Series E units will convert into that number of Series D units (or if the Series D units have previously converted into Class A units, into Class A units) determined by (1) dividing (A) Pro Forma Annualized EBITDA Contribution during the Measurement Period less $14 million by (B) $14 million and (2) multiplying that result by 4,375,000. Series E units which are not converted at the end of the Measurement Period, if any, will be cancelled. The performance threshold is structured to result in the conversion of Series E units into additional Series D units on a proportionate basis to the extent that the Pro Forma Annualized EBITDA Contribution (up to $28 million) exceeds a base annual EBITDA contribution target of $14 million.

        Pro Forma Annualized EBITDA Contribution will be calculated for the Measurement Period as outlined below and multiplied by two to annualize the result. Pro Forma Annualized EBITDA Contribution equals:

  (1)
  pro forma asset revenue calculated for the Measurement Period based upon the terms of the advisory management agreement (excluding any acquisition and renovation fees), as amended, and as if such agreement had remained in effect for the Measurement Period and reflecting the absence of an asset management fee on the Alaska Joint Venture properties and any other Investment Vehicles (as described below) involving our company (for clarity purposes, the pro forma asset management fee shall reflect the $9,800,000 reduction agreed to in connection with the contribution of properties by AH LLC to our company in February 2013); plus

  (2)
  pro forma fee revenue calculated for the Measurement Period based upon the terms of the property management agreement, as if such agreement had remained in effect for the Measurement Period and will include any actual property management fees paid to our company by any and all Investment Vehicles;

less all expenses of our company and our operating partnership (without duplication) except:

  (1)
  those expenses previously payable by our company or our operating partnership under our advisory management agreement;

  (2)
  those expenses previously payable by our operating partnership under our property management agreement;

  (3)
  interest expense;

  (4)
  depreciation and amortization expenses;

  (5)
  taxes;

  (6)
  acquisition costs expensed;

  (7)
  charges for non-cash (stock based) incentive compensation paid pursuant to performance criteria established by our compensation committee; and

  (8)
  charges for non-cash changes to the carrying value of assets, liabilities and equity items.

        For clarity purposes, the intent of the above computation is to include in Pro Forma Annualized EBITDA Contribution all revenue (and only such revenue) and all expenses (and only such expenses) that would be incurred by AH LLC if it operated our former manager and our former external manager and advisor, American Homes 4 Rent Advisor, LLC, a Delaware limited liability company previously wholly owned by AH LLC, that became wholly owned by us following the Management Internalization, or our former property manager, independently. However, those expenses related to acquisition and renovation activities that our company, our operating partnership or its affiliates incur by assuming the services of the acquisition and renovation group, including personnel and all other costs directly related to such services and functions shall not be deemed expenses for the computation of Pro Forma EBITDA Contribution.

        Investment Vehicles means any partnership, limited liability company, or other entity formed for the purpose of raising capital from investors other than our company and its subsidiaries and investing such capital in the acquisition of single-family homes.

        The following is an example of a computation of the conversion of the Series E units. If Pro Forma Annualized EBITDA Contribution during the six months ended December 31, 2015 is $27 million, the 4,375,000 Series E units would convert into 4,062,500 Series D units determined as follows:

  (1)
  $27 million minus $14 million equals $13 million.

  (2)
  $13 million divided by $14 million equals 0.9286.

  (3)
  4,375,000 multiplied by 0.9286 equals 4,062,500.

Series C Participating Preferred Units

        In connection with the Company's issuance of Series C Participating Preferred Shares, our operating partnership will issue 5.500% Series C Participating Preferred Units, or Series C Participating Preferred Units, to the Company in exchange for the net proceeds from the public offering and concurrent private placement of the Series C Participating Preferred Shares. Holders of the Series C Participating Preferred Units will be entitled to distributions equal to: (i) from the date of original issue of any Series C Participating Preferred Units to but excluding March 31, 2021, 5.500% per annum on the initial liquidation preference per unit, and (ii) from and including March 31, 2021, 10.000% per annum on the initial liquidation preference per unit plus the HPA Amount, if any. For a discussion of "HPA Amount" see "Description of Series C Participating Preferred Shares—Home Price Appreciation Amount." The designations, preferences and other rights of the Series C Participating Preferred Units are intended to be substantially similar to the designations, preferences and other rights (except voting rights) of the Series C Participating Preferred Shares (see "Description of Series C Participating Preferred Shares" for a discussion of the designations, preferences and other rights of the Series C Participating Preferred Shares).

        Subject to certain limited exceptions after March 31, 2018, if and when the Company exercises its option to redeem the Series C Participating Preferred Shares (see "—Redemption—Redemption at Our Option" for a discussion of the Company's redemption option), the operating partnership will redeem all but not less than all of the Series C Participating Preferred Units (no partial redemptions are permitted), for cash, at a redemption price as determined by the formula set forth in the amendment to the partnership agreement designating the Series C Participating Preferred Units (such redemption right, "the "Regular Redemption Right").

        After March 31, 2018, if and when the Company exercises its option to convert the Series C Participating Preferred Shares (see "Description of Series C Participating Preferred Shares—Conversion Rights—Conversion at Our Option" for a discussion of the Company's conversion option), the operating partnership will convert all (no partial conversions are permitted) of the Series C Participating Preferred Units into Class A Units in the operating partnership. The conversion ratio for such one-time conversion will be determined by a formula as set forth in the amendment designating the Series C Participating Preferred Units.

        Upon the occurrence of a "Change of Control" (see "Description of Series C Participating Preferred Shares—Redemption—Special Redemption Option Upon a Change of Control"): (1) each holder of the Series C Participating Preferred Units shall have the right (the "Change of Control Conversion Right"), subject to the operating partnership's "Special Redemption Right" (as defined below), to convert some or all of the Series C Participating Preferred Units held by such holder on the relevant date (the "Change of Control Conversion Date") into a number of Class A Units per Series C Participating Preferred Unit. The conversion ratio for such Change of Control Conversion Right will be determined by a formula as set forth in the amendment to the partnership agreement designating the Series C Participating Preferred Units; and (2) if and when the Company exercises its special redemption option to redeem the Series C Participating Preferred Shares (see "Description of Series C Participating Preferred Shares—Redemption—Special Redemption Option upon a Change of Control" for a discussion of the Company's special redemption option), the operating partnership will redeem all but not less than all of the Series C Participating Preferred Units (no partial redemptions are permitted) at any time within 120 days after the date on which the Change of Control has occurred (the "Special Redemption Right"), for cash at a redemption price as determined by the formula set forth in the amendment to the partnership agreement designating the Series C Participating Preferred Units. If, prior to the Change of Control Conversion Date, the operating partnership exercises its Regular Redemption Right or Special Redemption Right in connection with a Change of Control, holders of the Series C Participating Preferred Units shall not be permitted to exercise their Change of Control Conversion Right.

Series A and Series B Participating Preferred Units

        The terms and provisions of our Series A and Series B Participating Preferred Units are substantially the same as those of our Series C Participating Preferred Units, described in "—Series C Participating Preferred Units," above except that:

  •
  the designations, preferences and other rights of the Series A and Series B Participating Preferred Units are intended to be substantially similar to the designations, preferences and other rights (except voting rights) of the Series A and Series B Participating Preferred Shares, respectively, (see "Description of Equity Shares—Series A Participating Preferred Shares" and "Description of Equity Shares—Series B Participating Preferred Shares" for a discussion of the designations, preferences and other rights of the Series A and Series B Participating Preferred Shares); and

  •
  the first distribution on the Series A Participating Preferred Units was paid on December 31, 2013 to holders of record as of December 15, 2013 and the first distribution on the Series B Participating Preferred Units was paid on March 31, 2014 to holders of record as of March 15, 2014.

Partnership Approval for Transfers, Mergers, Sales of Assets

        We, as general partner, may not transfer any of our units or other partnership interest, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise, unless:

  •
  Except as provided in the next succeeding paragraph, we receive Partnership Approval. Partnership Approval means approval obtained when the sum of the (1) the percentage interest of partners consenting to the transaction, plus (2) the product of (a) the percentage of the outstanding Class A units held by the general partner entity multiplied by (b) the percentage of the votes that were cast in favor of the transaction by the holders of the common shares of beneficial interest (or other comparable equity interest) of the general partner entity equals or exceeds the percentage required for the general partner entity's shareholders to approve the transaction;

  •
  the transferee is admitted as a general partner pursuant to the terms of the partnership agreement;

  •
  the transferee assumes, by operation of law or express agreement, all of the obligations of the general partner under the partnership agreement with respect to such transferred partnership interest; and

  •
  the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of the partnership agreement with respect to the partnership interest so acquired and the admission of such transferee as the general partner.

        We may not merge, consolidate or otherwise combine our assets with another entity, or sell all or substantially all of our assets not in the ordinary course of our business, or reclassify, recapitalize or change the terms of our outstanding shares (other than in connection with a share split, reverse share split, share dividend, change in par value, increase in authorized shares, designation or issuance of new classes of equity securities or any event that does not require the approval of our shareholders, and in which case no Partnership Approval is required), unless:

  •
  Partnership Approval has been obtained with respect to such transaction, and in connection with such transaction all limited partners holding partnership units will receive, or will have the right to elect to receive, for each partnership unit, consideration that is equivalent to the greatest amount of cash, securities or other property received by a holder of one of our common shares; and, if such event occurs in connection with a purchase, tender or exchange offer, each holder of partnership units has the right to receive, or elect to receive, the greatest amount of cash, securities or other property that such holder of units would have received had it exercised its right to redemption pursuant to the partnership agreement and received our common shares in exchange for its units immediately before the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer; or

  •
  substantially all of the assets of our operating partnership are to be owned by a surviving entity in which our limited partners holding partnership units will hold a percentage interest based on the relative fair market value of the net assets of our operating partnership and the other net assets of such entity, which interest will be on terms that are at least as favorable as the terms of the partnership units and will include a right to redeem interests in such entity for the consideration described in the preceding bullet, cash on similar terms as those with respect to the partnership units or, if common equity securities of the person controlling the surviving entity are publicly traded, such common equity securities.

        We may not voluntarily withdraw as a general partner of our operating partnership without Partnership Approval. With certain limited exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our prior written consent, which consent may be withheld in our sole and absolute discretion. With respect to limited partners that are also holders of Class B common shares, with certain limited exceptions, the general partner may only prohibit a transfer of interests if it has not received a written legal opinion that such transfer would not require the filing of a registration statement or otherwise violate federal or state securities laws or regulations applicable to the partnership. We also have the right to prohibit transfers by limited partners under certain circumstances if it would have certain adverse tax consequences to us or our operating partnership.

        Except with our consent to the admission of the transferee as a limited partner, no transferee has any rights by virtue of the transfer other than the rights of an assignee, and is not entitled to vote OP units in any matter presented to the limited partners for a vote. We, as general partner, have the right to consent to the admission of a transferee of the interest of a limited partner, which consent may be given or withheld by us in our sole and absolute discretion.

Redemption Rights

        As a general rule, limited partners have the right to cause our operating partnership to redeem their OP units at any time beginning one year following the date of the issuance of the OP units held by any such limited partner. If we give the limited partners notice of our intention to make an extraordinary distribution of cash or property to our shareholders or effect a merger, a sale of all or substantially all of our assets, or any other similar extraordinary transaction, each limited partner may exercise its right to redeem its OP units, regardless of the length of time such limited partner has held its OP units.

        Limited partners generally do not have redemption rights until one year following the date of the initial issuance of the OP units. After the one year period, the redemption amount per unit is based on the market value of our common shares at the time of redemption. If our shares are then traded on a stock exchange, the market value will be equal to the average of the closing trading price of our common shares for the 10 trading days before the day on which we received the redemption notice.

        We have the right to elect to acquire the OP units being redeemed directly from a limited partner in exchange for either cash in the amount specified above or a number of our common shares equal to the number of OP units offered for redemption, adjusted as specified in the partnership agreement to take into account prior share dividends or any subdivisions or combinations of our common shares. As general partner, we have the sole discretion to elect whether the redemption right will be satisfied by us in cash or our common shares. No redemption or exchange can occur if delivery of common shares by us is prohibited either under the provisions of our declaration of trust or under applicable federal or state securities laws, in each case regardless of whether we would in fact elect to assume and satisfy the unit redemption right with shares.

Partnership Expenses

        In addition to the administrative and operating costs and expenses incurred by our operating partnership, our operating partnership generally will pay all of our administrative costs and expenses, including but not limited to:

  •
  all expenses relating to our continuity of existence and our subsidiaries' operations;

  •
  all expenses relating to offerings and registration of securities;

  •
  all expenses associated with the preparation and filing of any of our periodic or other reports and communications under federal, state or local laws or regulations;

  •
  all expenses associated with our compliance with laws, rules and regulations promulgated by any regulatory body; and

  •
  all of our other operating or administrative costs incurred in the ordinary course of business on behalf of our operating partnership.

        These expenses, however, do not include any administrative and operating costs and expenses we incur that are attributable to residential properties that are owned by us directly (if any), rather than by our operating partnership or its subsidiaries.

Issuance of Additional Partnership Interests

        We, as general partner, are authorized to cause our operating partnership to issue additional OP units or other partnership interests to its partners, including us and our affiliates, or other persons. These OP units may be issued in one or more classes or in one or more series of any class, with designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to one or more other classes of partnership interests (including OP units held by us), as determined by us in our sole and absolute discretion without the approval of any limited partner, subject to the limitations described below.

        No OP unit or interest may be issued to us as general partner or limited partner unless:

  •
  our operating partnership issues OP units or other partnership interests in connection with the grant, award or issuance of shares or other equity interests in us having designations, preferences and other rights such that the economic interests attributable to the newly issued shares or other equity interests in us are substantially similar to the designations, preferences and other rights, except voting rights, of the OP units or other partnership interests issued to us, and we contribute to our operating partnership the proceeds from the issuance of the shares or other equity interests received by us;

  •
  we make an additional capital contribution to our operating partnership; or

  •
  our operating partnership issues the additional OP units or other partnership interests to all partners holding OP units or other partnership interests in the same class in proportion to their respective percentage interests in that class.

Indemnification and Limitation of Liability

        The partnership agreement expressly limits our liability by providing that neither we, as the general partner of our operating partnership, nor any of our trustees or officers, will be liable or accountable in damages to our operating partnership, the limited partners or assignees for errors in judgment, mistakes of fact or law or for any act or omission if we, or such trustee or officer, acted in good faith. In addition, our operating partnership is required to indemnify us, and our officers, trustees, employees, agents and designees to the fullest extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that (1) the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (2) the indemnified party actually received an improper personal benefit in money, property or services or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Our operating partnership also must pay or reimburse the reasonable expenses of any such person upon its receipt of a written affirmation of the person's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay any amounts paid or advanced if it is ultimately determined that the person did not meet the standard of conduct for indemnification.

Amendment of Partnership Agreement

        Amendments to the partnership agreement may be proposed by us, as general partner, or by any limited partner holding partnership interests representing 25% or more of the percentage interests entitled to vote thereon. In general, the partnership agreement may be amended only with the approval of the general partner and the written consent of the partners holding partnership interests representing more than 50% of the percentage interests entitled to vote thereon. However, as general partner, we have the power, without the consent of the limited partners, to amend the partnership agreement as may be required:

  •
  to add to our obligations as general partner or surrender any right or power granted to us as general partner or any affiliate of ours for the benefit of the limited partners;

  •
  to reflect the admission, substitution, termination or withdrawal of partners in compliance with the partnership agreement;

  •
  to set forth the designations, rights, powers, duties and preferences of the holders of any additional partnership interests issued in accordance with the authority granted to us as general partner;

  •
  to reflect a change that does not adversely affect the limited partners in any material respect, or to cure any ambiguity, correct or supplement any provision in the partnership agreement not inconsistent with law or with other provisions of the partnership agreement, or make other changes with respect to matters arising under the partnership agreement that are not inconsistent with law or with the provisions of the partnership agreement;

  •
  to modify the manner in which capital accounts, or any debits or credits thereto, are computed;

  •
  to include provisions referenced in future U.S. federal income tax guidance relating to compensatory partnership interests issued and made effective after the date hereof or in connection with any elections that we determine are reasonably necessary in respect of such guidance; and

  •
  to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

        The approval of a majority of the partnership interests held by limited partners other than us is necessary to amend provisions regarding, among other things:

  •
  the issuance of partnership interests in general and the restrictions imposed on the issuance of additional partnership interests to us in particular;

  •
  the prohibition against removing us as general partner by the limited partners;

  •
  restrictions on our power to conduct businesses other than owning partnership interests of our operating partnership and the relationship of our common shares to OP units;

  •
  limitations on transactions with affiliates;

  •
  our liability as general partner for monetary or other damages to our operating partnership; or

  •
  the transfer of partnership interests held by us or the dissolution of our operating partnership.

        Amendments to the partnership agreement that would, among other things, (1) convert a limited partner's interest into a general partner's interest, (2) modify the limited liability of a limited partner, (3) alter the interest of a partner in profits or losses, or the right to receive any distributions, except as permitted under the partnership agreement with respect to the admission of new partners or the issuance of additional OP units, or (4) materially alter the unit redemption right of the limited partners, must be approved by each affected limited partner or any assignee who is a bona fide financial institution that loans money or otherwise extends credit to a holder of OP units or partnership interests that would be adversely affected by the amendment.

Registration Rights

        Our operating partnership's limited partners (other than us and our subsidiaries) will have the right to require our operating partnership to redeem part or all of their OP units for cash, or, at our election, common shares. We have granted registration rights to those persons who will receive common shares issuable upon redemption of OP units. These registration rights require us to use commercially reasonable efforts to seek to register all such common shares for sale approximately twelve months after issuance of such OP units, if we are eligible to file a registration statement on Form S-3 at the time. Our operating partnership will bear expenses incident to these registration requirements. However, neither we nor our operating partnership will bear the costs of any underwriting discounts or commissions.

Term

        Our operating partnership will continue until dissolved pursuant to the partnership agreement or as otherwise provided by law.

Tax Matters

        Pursuant to the partnership agreement, the general partner is the tax matters partner of our operating partnership. Accordingly, through our role as the general partner of our operating partnership, we have authority to make tax elections under the Code on behalf of our operating partnership, and to take such other actions as permitted under the partnership agreement.

Conflicts of Interest

        Conflicts of interest exist or could arise in the future as a result of our relationships with our operating partnership or any limited partner of our operating partnership. Our trustees and officers have duties to our company and our shareholders under applicable Maryland law in connection with their management of our company. At the same time, we, as sole general partner, have fiduciary duties to our operating partnership and to its limited partners under Delaware law in connection with the management of our operating partnership. Our duties as sole general partner to our operating partnership and its partners may come into conflict with the duties of our trustees and officers to our company and our shareholders. The partnership agreement provides that in the event of a conflict between the interests of the limited partners of our operating partnership and our shareholders, we shall act in the interests of our shareholders, and we shall not be liable for monetary or other losses sustained, liabilities incurred or benefits not derived by limited partners in our operating partnership in connection therewith.

MATERIAL PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION
OF TRUST AND BYLAWS

Our Board of Trustees

        Our declaration of trust and bylaws provide that the number of trustees of our company will not be less than two and, unless our bylaws are amended, not more than 15, and the number of trustees of our company may be increased or decreased pursuant to our bylaws by a vote of the majority of our entire board of trustees.

        Pursuant to our declaration of trust and bylaws, each member of our board of trustees is elected by our shareholders to serve until the next annual meeting of shareholders and until his or her successor is duly elected and qualifies. Holders of our common shares have no right to cumulative voting in the election of trustees, and trustees are elected by a plurality of all the votes cast in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares are able to elect all of our trustees.

Removal of Trustees

        In general, our declaration of trust provides that, subject to the rights of holders of one or more classes or series of preferred shares to elect or remove one or more trustees, a trustee may be removed only for cause (as defined in our declaration of trust) and only by the affirmative vote of holders of shares entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of trustees. Except as described below, this provision, when coupled with the exclusive power of our board of trustees to fill vacant trusteeships, may preclude shareholders from removing incumbent trustees except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.

Business Combinations

        Under provisions of the Maryland General Corporation Law, or MGCL, that apply to Maryland real estate investment trusts, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any interested shareholder, or an affiliate of such an interested shareholder, are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Maryland law defines an interested shareholder as:

  •
  any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the trust's outstanding voting shares; or

  •
  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding voting shares of the trust.

        A person is not an interested shareholder under the statute if the board of trustees approves in advance the transaction by which the person otherwise would have become an interested shareholder. In approving a transaction, however, the board of trustees may provide that its approval is subject to compliance at or after the time of the approval, with any terms and conditions determined by the board of trustees.

        After the five-year prohibition, unless, among other conditions, the trust's common shareholders receive a minimum price (as described under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares, any business combination between the trust and an interested shareholder generally must be recommended by the board of trustees and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

  •
  two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or shares held by an affiliate or associate of the interested shareholder.

        These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a trust's board of trustees prior to the time that the interested shareholder becomes an interested shareholder. As permitted by the MGCL, our board of trustees has adopted a resolution exempting any business combination between us and any other person from the provisions of this statute, provided that the business combination is first approved by our board of trustees (including a majority of trustees who are not affiliates or associates of such persons). However, our board of trustees may repeal or modify this resolution at any time in the future, in which case the applicable provisions of this statute will become applicable to business combinations between us and interested shareholders.

Control Share Acquisitions

        Maryland law provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved at a special meeting of shareholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares in a Maryland real estate investment trust in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of trustees: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the trust; or (3) an employee of the trust who is also a trustee of the trust. "Control shares" are voting shares that, if aggregated with all other such shares previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an "acquiring person statement" as described in the MGCL), may compel our board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, we may present the question at any shareholders meeting.

        If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an "acquiring person statement" as required by Maryland law, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights, unless appraisal rights are eliminated under the declaration of trust. Our declaration of trust eliminates all appraisal rights of shareholders. The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction or (2) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

        Our bylaws contain a provision exempting from the control share acquisition statute any acquisition by any person of our shares. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Maryland Unsolicited Takeovers Act

        Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Exchange Act and at least three independent trustees to elect to be subject, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of the following five provisions:

  •
  a classified board;

  •
  a two-thirds shareholder vote requirement for removing a trustee;

  •
  a requirement that the number of trustees be fixed only by vote of the trustees;

  •
  a requirement that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

  •
  a requirement that requires the request of the holders of at least a majority of all votes entitled to be cast to call a special meeting of shareholders.

        Our declaration of trust provides that, at such time as we become eligible to make a Subtitle 8 election, we elect to be subject to the provisions of Subtitle 8 relating to the filling of vacancies on our board of trustees. In July 2013, our board of trustees and our shareholders approved an amendment to our declaration of trust under which we will elect not to be subject to these provisions.

        Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we also (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any trustee from our board, which removal will be allowed only for cause, (2) vest in our board the exclusive power to fix the number of trusteeships, subject to limitations set forth in our declaration of trust and bylaws, and fill vacancies and (3) require, unless called by the Executive Chairman of our board of trustees, the President or Chief Executive Officer or our board of trustees, the written request of shareholders entitled to cast a majority of all votes entitled to be cast at such meeting to call a special meeting. We have not elected to create a classified board.

Meetings of Shareholders

        Pursuant to our bylaws, an annual meeting of our shareholders for the purpose of the election of trustees and the transaction of any business will be held on a date and at the time and place set by our board of trustees. Each of our trustees is elected by our shareholders to serve until the next annual meeting and until his or her successor is duly elected and qualifies under Maryland law. The next annual meeting of our shareholders is scheduled for May 8, 2014 in Agoura Hills, California. In addition, our Chairman, Chief Executive Officer, President or our board of trustees may call a special meeting of our shareholders. Subject to the provisions of our bylaws, a special meeting of our shareholders to act on any matter that may properly be considered by our shareholders will also be called by our secretary upon the written request of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting on such matter, accompanied by the information required by our bylaws. Our secretary will inform the requesting shareholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including our proxy materials), and the requesting shareholder must pay such estimated cost before our secretary may prepare and mail the notice of the special meeting.

Amendment of Our Declaration of Trust and Extraordinary Transactions

        Under Title 8, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity unless declared advisable by a majority of the board of trustees and approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter, is set forth in the real estate investment trust's declaration of trust. Our declaration of trust provides that such actions (other than certain amendments to the provisions of our declaration of trust related to the removal of trustees, the restrictions on ownership and transfer of our shares and termination of the trust) may be taken if declared advisable by a majority of our board of trustees and approved by the vote of shareholders holding a majority of the votes entitled to be cast on the matter.

        Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Bylaws Amendments

        Except as described below, our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

        The provisions in our bylaws relating to a special election meeting and the amendment thereof may not be amended without the affirmative vote or written or electronic consent of holders of at least 75% of the outstanding common shares entitled to vote thereon (other than shares held by our executive officers).

        Our bylaws also require shareholder approval prior to adoption of any shareholder rights plan—or "poison pill"—except under limited circumstances. This provision cannot be amended, altered or repealed without prior shareholder approval. We do not intend to adopt a shareholder rights plan.

Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that, with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees and the proposal of other business to be considered by our shareholders at an annual meeting of shareholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder who was a shareholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of the individual so nominated or such other business and who has complied with the advance notice procedures set forth in our bylaws, including a requirement to provide certain information about the shareholder and its affiliates and the nominee or business proposal, as applicable.

        With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees may be made at a special meeting of shareholders at which trustees are to be elected only (1) by or at the direction of our board of trustees or (2) provided that the special meeting has been properly called for the purpose of electing trustees, by a shareholder who was a shareholder of record both at the time of giving of notice and at the time of the meeting, who is entitled to vote at the meeting on the election of each individual so nominated and who has complied with the advance notice provisions set forth in our bylaws, including a requirement to provide certain information about the shareholder and its affiliates and the nominee.

Anti-Takeover Effect of Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws

        Our declaration of trust and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders, including:

  •
  business combination provisions;

  •
  supermajority vote and cause requirements for removal of trustees;

  •
  requirement that shareholders holding at least a majority of our outstanding common shares must act together to make a written request before our shareholders can require us to call a special meeting of shareholders;

  •
  provisions that vacancies on our board of trustees may be filled only by the remaining trustees for the full term of the trusteeship in which the vacancy occurred;

  •
  the power of our board to increase or decrease the aggregate number of authorized shares or the number of shares of any class or series of shares;

  •
  the power of our board of trustees to cause us to issue additional shares of any class or series and to fix the terms of one or more classes or series of shares without shareholder approval;

  •
  the restrictions on ownership and transfer of our shares; and

  •
  advance notice requirements for trustee nominations and shareholder proposals.

        Likewise, if the resolution opting out of the business combination provisions of the MGCL were repealed or the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects.

        Our bylaws require shareholder approval prior to adoption of any shareholder rights plan—or "poison pill"—except under limited circumstances. This provision cannot be amended, altered or repealed without prior shareholder approval. We do not intend to adopt a shareholder rights plan.

Limitation of Trustees' and Officers' Liability and Indemnification

        Title 8 permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our declaration of trust contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

        Title 8 permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of a Maryland corporation. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by such director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by such director or officer or on such director's or officer's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

        Our declaration of trust and bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

  •
  any individual who is a present or former trustee or officer of the Trust and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; and

  •
  any individual who, while a trustee or officer of the Trust and at the request of the Trust, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

        Our declaration of trust and bylaws also permit us, with the approval of our board of trustees, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

        In addition, we have entered into indemnification agreements with each of our trustees and executive officers that provide for indemnification to the maximum extent permitted by Maryland law.

        Insofar as the foregoing provisions permit indemnification of trustees, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

        Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of the material U.S. federal income tax considerations relating to our qualification and taxation as a real estate investment trust, or REIT, and the acquisition, holding, and disposition of our Series C Participating Preferred Shares. For purposes of the following discussion, references to "our Company," "we" and "us" mean only American Homes 4 Rent and not its subsidiaries or affiliates. This summary is based upon the Code, the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. We have not sought and will not seek an advance ruling from the IRS regarding any matter discussed in this section. The summary is also based upon the assumption that we will operate the Company and its subsidiaries and affiliated entities in accordance with their applicable organizational documents. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules, including:

  •
  a tax-exempt organization, except to the extent discussed below in "—Taxation of U.S. Shareholders—Taxation of Tax-Exempt Shareholders,"

  •
  a broker-dealer,

  •
  a non-U.S. corporation, non-U.S. partnership, non-U.S. trust, non-U.S. estate, or individual who is not taxed as a citizen or resident of the United States, all of which may be referred to collectively as "non-U.S. persons,"

  •
  a trust, estate, regulated investment company, or RIC, REIT, financial institution, insurance company or S corporation,

  •
  investors subject to the alternative minimum tax provisions of the Code,

  •
  investors holding the Series C Participating Preferred Shares as part of a hedge, straddle, conversion or other risk-reduction or constructive sale transaction,

  •
  investors holding the Series C Participating Preferred Shares through a partnership or similar pass-through entity,

  •
  a person with a "functional currency" other than the U.S. dollar,

  •
  beneficially or constructively holding 10% or more (by vote or value) of the beneficial interest in us,

  •
  a person who does not hold the Series C Participating Preferred Shares as a "capital asset," within the meaning of Section 1221 of the Code,

  •
  a U.S. expatriate, or

  •
  investors otherwise subject to special tax treatment under the Code.

        This summary does not address state, local or non-U.S. tax considerations.

        Each prospective investor is advised to consult his or her tax advisor to determine the impact of his or her personal tax situation on the anticipated tax consequences of the acquisition, ownership and sale of our Series C Participating Preferred Shares. This includes the federal, state, local, foreign and other tax consequences of the ownership and sale of our Series C Participating Preferred Shares and the potential changes in applicable tax laws.

Taxation of the Company as a REIT

General

        We have elected to be taxed as a REIT commencing with our first taxable year ended December 31, 2012. A REIT generally is not subject to U.S. federal income tax on the income that it distributes to shareholders provided that the REIT meets the applicable REIT distribution requirements and other requirements for qualification as a REIT under the Code. We believe that we are organized and that we have operated and we intend to continue to operate in a manner to qualify for taxation as a REIT under the Code. However, qualification and taxation as a REIT depends upon our ability to meet the various qualification tests imposed under the Code, including through our actual annual (or in some cases quarterly) operating results, requirements relating to income, asset ownership, distribution levels and diversity of share ownership, and the various other REIT qualification requirements imposed under the Code. Given the complex nature of the REIT qualification requirements, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, we cannot provide any assurances that we have been or will be organized or operated in a manner so as to satisfy the requirements for qualification and taxation as a REIT under the Code, or that we will meet in the future the requirements for qualification and taxation as a REIT. See "—Failure to Qualify as a REIT."

        The sections of the Code that relate to our qualification and operation as a REIT are highly technical and complex. This discussion sets forth the material aspects of the sections of the Code that govern the U.S. federal income tax treatment of a REIT and its shareholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury regulations, and related administrative and judicial interpretations.

Taxation

        For each taxable year in which we qualify for taxation as a REIT, we generally will not be subject to U.S. federal corporate income tax on our net income that is distributed currently to our shareholders. Shareholders generally will be subject to taxation on dividends (other than designated capital gain dividends and "qualified dividend income") at rates applicable to ordinary income, instead of at lower capital gain rates. Qualification for taxation as a REIT enables the REIT and its shareholders to substantially eliminate the "double taxation" (that is, taxation at both the corporate and shareholder levels) that generally results from an investment in a regular corporation. Regular corporations (non-REIT "C" corporations) generally are subject to U.S. federal corporate income taxation on their income and shareholders of regular corporations are subject to tax on any dividends that are received. Currently, however, shareholders of regular corporations who are taxed at individual rates generally are taxed on dividends they receive at capital gains rates, which are currently lower for individuals than ordinary income rates, and shareholders of regular corporations who are taxed at regular corporate rates will receive the benefit of a dividends received deduction that substantially reduces the effective rate that they pay on such dividends. Subject to certain limited exceptions, dividends received from REITs are generally not eligible for taxation at the preferential dividend income rates currently available to individual U.S. shareholders who receive dividends from taxable subchapter "C" corporations, and corporate shareholders of a REIT are not eligible for the dividends received deduction. Income earned by a REIT and distributed currently to its shareholders generally will be subject to lower aggregate rates of U.S. federal income taxation than if such income were earned by a non-REIT "C" corporation, subjected to corporate income tax, and then distributed to shareholders and subjected to tax either at capital gain rates or the effective rate paid by a corporate recipient entitled to the benefit of the dividends received deduction.

        Any net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to our shareholders, subject to special rules for certain items such as the capital gains that we recognize.

        Even if we qualify for taxation as a REIT, we will be subject to U.S. federal income tax in the following circumstances:

  (1)
  We will be taxed at regular corporate rates on any undistributed "REIT taxable income." REIT taxable income is the taxable income of the REIT subject to specified adjustments, including a deduction for dividends paid.

  (2)
  We (or our shareholders) may be subject to the "alternative minimum tax" on our undistributed items of tax preference, if any.

  (3)
  If we have (1) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business, or (2) other non-qualifying income from foreclosure property, such income will be subject to tax at the highest corporate rate.

  (4)
  Our net income from "prohibited transactions" will be subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property.

  (5)
  If we fail to satisfy either the 75% gross income test or the 95% gross income test, as discussed below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our qualification as a REIT because of specified cure provisions, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

  (6)
  We will be subject to a 4% nondeductible excise tax on the excess of the required distribution over the sum of amounts actually distributed, excess distributions from the preceding tax year and amounts retained for which U.S. federal income tax was paid, if we fail to make the required distributions by the end of a calendar year. The required distributions for each calendar year is equal to the sum of:

  •
  85% of our REIT ordinary income for the year;

  •
  95% of our REIT capital gain net income for the year other than capital gains we elect to retain and pay tax on as described below; and

  •
  any undistributed taxable income from prior taxable years.

  (7)
  We will be subject to a 100% penalty tax on some payments we receive (or on certain expenses deducted by a taxable REIT subsidiary) if arrangements among us, our tenants, and our taxable REIT subsidiaries do not reflect arm's-length terms.

  (8)
  If we acquire any assets from non-REIT "C" corporations in a transaction in which the basis of the assets in our hands is determined by reference to the basis of the asset in the hands of the C corporation, we would be liable for corporate income tax, at the highest applicable corporate rate for the "built-in gain" with respect to those assets if we disposed of those assets. To the extent that assets are transferred to us in a carry-over basis transaction by a partnership in which a corporation owns an interest, we will be subject to this tax in proportion to the non-REIT "C" corporation's interest in the partnership. Built-in gain is the amount by which an asset's fair market value exceeds its adjusted tax basis at the time we acquire the asset. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us. The IRS has issued proposed Treasury regulations which would exclude from the application of this built-in gains tax any gain from the sale of property acquired by us in an exchange under Section 1031 (a like kind exchange) or 1033 (an involuntary conversion) of the Code. The proposed Treasury regulations described above will not be effective unless they are issued in their final form, and as of the date of this prospectus it is not possible to determine whether the proposed Treasury regulations will be finalized in their current form or at all.

  (9)
  We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a U.S. shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the basis of the U.S. shareholder in our shares.

  (10)
  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nevertheless maintain our REIT qualification because of specified cure provisions, we will be subject to a tax equal to the greater of $50,000 or the amount determined by multiplying the net income generated by such non-qualifying assets by the highest rate of tax applicable to regular "C" corporations during periods when such assets would have caused us to fail the asset test.

  (11)
  If we fail to satisfy a requirement under the Code which would result in the loss of our REIT qualification, other than a failure to satisfy a gross income test, or an asset test as described in paragraph 10 above, but nonetheless maintain our qualification as a REIT because the requirements of certain relief provisions are satisfied, we will be subject to a penalty of $50,000 for each such failure.

  (12)
  If we fail to comply with the requirements to send annual letters to our shareholders requesting information regarding the actual ownership of our shares and the failure was not due to reasonable cause or was due to willful neglect, we will be subject to a $25,000 penalty or, if the failure is intentional, a $50,000 penalty.

  (13)
  The earnings of any subsidiaries that are subchapter "C" corporations, including any TRS, are subject to U.S. federal corporate income tax.

        Notwithstanding our qualification as a REIT, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property and other taxes on our assets, operations and/or net worth. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

        The Code defines a "REIT" as a corporation, trust or association:

  (1)
  that is managed by one or more trustees;

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

  (4)
  that is neither a financial institution nor an insurance company within the meaning of certain provisions of the Code;

  (5)
  that is beneficially owned by 100 or more persons;

  (6)
  not more than 50% in value of the outstanding shares or other beneficial interest of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities and as determined by applying certain attribution rules) during the last half of each taxable year;

  (7)
  that makes an election to be a REIT for the current taxable year, or has made such an election for a previous taxable year that has not been revoked or terminated, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status;

  (8)
  that uses a calendar year for U.S. federal income tax purposes;

  (9)
  that meets other applicable tests, described below, regarding the nature of its income and assets and the amount of its distributions; and

  (10)
  that has no earnings and profits from any non-REIT taxable year at the close of any taxable year.

        The Code provides that conditions (1), (2), (3) and (4) above must be met during the entire taxable year and condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. Condition (6) must be met during the last half of each taxable year. For purposes of determining share ownership under condition (6) above, a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. However, a trust that is a qualified trust under Code Section 401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of condition (6) above. If we fail to satisfy these share ownership requirements, we will fail to qualify as a REIT unless we qualify for certain relief provisions described in the following paragraph.

        To monitor our compliance with condition (6) above, we are generally required to maintain records regarding the actual ownership of our common shares. To do so, we must demand written statements each year from the record holders of certain specified percentages of our common shares pursuant to which the record holders must disclose the actual owners of the common shares (i.e., the persons required to include in gross income the dividends paid by us). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. A shareholder that fails or refuses to comply with the demand is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of our shares and other information. If we comply with the record-keeping requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.

        For purposes of condition (8), we adopted December 31 as our year end, and thereby satisfy this requirement.

Effect of Subsidiary Entities

        Ownership of Interests in Partnerships and Limited Liability Companies.    In the case of a REIT which is a partner in a partnership or a member in a limited liability company treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that the REIT will be deemed to own its pro rata share of the assets of the partnership or limited liability company, as the case may be, based on its capital interests in such partnership or limited liability company. Also, the REIT will be deemed to be entitled to the income of the partnership or limited liability company attributable to its pro rata share of the assets of that entity. The character of the assets and gross income of the partnership or limited liability company retains the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, our pro rata share of the assets and items of income of our operating partnership, including our operating partnership's share of these items of any partnership or limited liability company in which we own an interest, are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below.

        We have included a brief summary of the rules governing the U.S. federal income taxation of partnerships and limited liability companies and their partners or members below in "—Tax Aspects of Our Ownership of Interests in the Operating Partnership and other Partnerships and Limited Liability Companies." We believe that we have operated and we intend to continue to operate our operating partnership and the subsidiary partnerships and limited liability companies in which our operating partnership invests in a manner consistent with the requirements for our qualification and taxation as a REIT. In the future, we may be a limited partner or non-managing member in some of our partnerships and limited liability companies. If such a partnership or limited liability company were to take actions which could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless entitled to relief, as described below.

        Ownership of Interests in Qualified REIT Subsidiaries.    We may own 100% of the stock of one or more corporations that are qualified REIT subsidiaries. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its stock and it is not a taxable REIT subsidiary. A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as our assets, liabilities and such items (as the case may be) for all purposes of the Code, including the REIT qualification tests. For this reason, references in this discussion to our income and assets should be understood to include the income and assets of any qualified REIT subsidiary we own. Our ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below in "—Asset Tests Applicable to REITs."

        Ownership of Interests in Taxable REIT Subsidiaries.    In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a taxable REIT subsidiary. We currently have one taxable REIT subsidiary. A taxable REIT subsidiary of ours is a corporation other than a REIT in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary under Section 856(l) of the Code. A taxable REIT subsidiary also includes any corporation other than a REIT in which a taxable REIT subsidiary of ours owns, directly or indirectly, securities, (other than certain "straight debt" securities), which represent more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to our tenants without causing us to receive impermissible tenant service income under the REIT gross income tests. A taxable REIT subsidiary is required to pay regular U.S. federal income tax, and state and local income tax where applicable, as a regular "C" corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by us if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. If dividends are paid to us by one or more of our taxable REIT subsidiaries, then a portion of the dividends we distribute to shareholders who are taxed at individual rates will generally be eligible for taxation at lower capital gains rates, rather than at ordinary income rates. See "—Taxation of U.S. Shareholders—Taxation of Taxable U.S. Shareholders—Qualified Dividend Income."

        Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions applicable to the arrangements between us and our taxable REIT subsidiaries ensure that such taxable REIT subsidiaries will be subject to an appropriate level of U.S. federal income taxation. For example, taxable REIT subsidiaries are limited in their ability to deduct interest payments in excess of a certain amount made directly or indirectly to us. In addition, we will be obligated to pay a 100% penalty tax on some payments we receive or on certain expenses deducted by our taxable REIT subsidiaries if the economic arrangements between us, our tenants and such taxable REIT subsidiaries are not comparable to similar arrangements among unrelated parties. Our taxable REIT subsidiary, and any future taxable REIT subsidiaries acquired by us, may make interest and other payments to us and to third parties in connection with activities related to our properties. There can be no assurance that our taxable REIT subsidiaries will not be limited in their ability to deduct interest payments made to us. In addition, there can be no assurance that the IRS might not seek to impose the 100% excise tax on a portion of payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

Gross Income Tests

        To qualify as a REIT, we must satisfy two gross income tests which are applied on an annual basis. First, in each taxable year at least 75% of our gross income, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including:

  •
  "rents from real property";

  •
  dividends or other distributions on, and gain from the sale of, shares in other REITs;

  •
  gain from the sale of real property or mortgages on real property, in either case, not held for sale to customers;

  •
  interest income derived from mortgage loans secured by real property; and

  •
  income attributable to temporary investments of new capital in stocks and debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or issuance of debt obligations with at least a five-year term.

        Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as (a) other dividends, (b) interest, and (c) gain from the sale or disposition of shares or securities, in either case, not held for sale to customers.

        Rents from Real Property.    Rents we receive will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if several conditions are met. These conditions relate to the identity of the tenant, the computation of the rent payable, and the nature of the property lease.

  •
  First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales;

  •
  Second, we, or an actual or constructive owner of 10% or more of our common shares, must not actually or constructively own 10% or more of the interests in the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents received from such tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if either (i) at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by our other tenants for comparable space or (ii) the property is a qualified lodging or qualified health care facility and such property is operated on behalf of the taxable REIT subsidiary by a person who is an "eligible independent contractor" (as described below) and certain other requirements are met;

  •
  Third, rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of rent attributable to personal property will not qualify as "rents from real property"; and

  •
  Fourth, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from whom we derive no revenue or through a taxable REIT subsidiary. To the extent that impermissible services are provided by an independent contractor, the cost of the services generally must be borne by the independent contractor. We anticipate that any services we provide directly to tenants will be "usually or customarily rendered" in connection with the rental of space for occupancy only and not otherwise considered to be provided for the tenants' convenience. We may provide a minimal amount of "non-customary" services to tenants of our properties, other than through an independent contractor or taxable REIT subsidiary, but we believe that our income from these services has not and will not in the future exceed 1% of our total gross income from the property. If the impermissible tenant services income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant services income does not exceed 1% of our total income from the property, the services will not "taint" the other income from the property (that is, it will not cause the rent paid by tenants of that property to fail to qualify as rents from real property), but the impermissible tenant services income will not qualify as rents from real property. We are deemed to have received income from the provision of impermissible services in an amount equal to at least 150% of our direct cost of providing the service.

        We generally lease our properties to tenants that are individuals. Our leases typically have a term of at least one year and require the tenant to pay fixed rent. We do not currently lease and we do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we do not currently lease and we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors or our taxable REIT subsidiary. Accordingly, we believe that our leases produce rent that qualifies as "rents from real property" for purposes of the income tests. However, if the IRS were to successfully challenge our treatment of any such services, it could adversely affect our ability to quality as a REIT.

        Interest Income.    Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation upon which such interest is paid is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other collateral, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property.

        Although the issue is not free from doubt, we may be required to treat a portion of the gross income derived from a mortgage loan that is acquired (or modified in a manner that is treated as an acquisition of a new loan for U.S. federal income tax purposes) at a time when the fair market value of the real property securing the loan is less than the loan's face amount and there are other assets securing the loan, as nonqualifying for the 75% gross income test even if our acquisition price for the loan (that is, the fair market value of the loan) is less than the value of the real property securing the loan. Until there is clarification of how interest income related to such loans should be treated for purposes of the 75% gross income test, we intend to measure our compliance with the 75% gross income test by treating a portion of the gross interest income as nonqualifying for such test. The amount of interest income from such a loan that we intend to treat as qualifying will equal the product of the interest income from such loan recognized during the year multiplied by a fraction the numerator of which is the fair market value of the real property securing the loan (measured as required pursuant to the applicable Treasury regulations and related guidance) and the denominator of which is the highest unpaid principal balance of such loan during the portion of the taxable year that we own the loan. Even if a loan is not secured by real property, or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

        To the extent that we derive interest income from a mortgage loan, or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales of the borrower or lessee, and no part is based on the net income or profits of the borrower or lessee, a tenant or subtenant of the borrower or lessee, or any other person. However, where the borrower or lessee derives substantially all of its income from leasing substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had we earned the income directly, such income will qualify for purposes of the gross income tests.

        We do not currently and we do not expect in the future to derive significant amounts of interest that will not qualify under the 75% and 95% gross income tests.

        Other Income.    We may receive various fees in connection with our operations. The fees generally will be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either the 75% or the 95% gross income tests. Any fees earned by a TRS will not be included for purposes of determining whether we have satisfied the gross income tests. The monthly fee payable to us by AH LLC for maintenance and use of certain intellectual property transferred to us in the Management Internalization is treated as nonqualifying income for purposes of the 75% and 95% gross income tests. Similarly, fee income received from performing property management or similar services to third parties is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.

        Dividend Income.    Our share of any dividends received from any corporations in which we own an interest (other than qualified REIT subsidiaries) will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. We do not anticipate that we will receive sufficient dividends from such corporations to cause us to exceed the limit on non-qualifying income under the 75% gross income test. Dividends that we receive from other qualifying REITs will qualify for purposes of both REIT income tests.

        Income from Hedging Transactions.    From time to time we may enter into hedging transactions with respect to one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap or cap agreements, option agreements, and futures or forward contracts. Income of a REIT, including income from a pass-through subsidiary, arising from "clearly identified" hedging transactions that are entered into to manage the risk of interest rate or price changes with respect to borrowings, including gain from the disposition of such hedging transactions, to the extent the hedging transactions hedge indebtedness incurred, or to be incurred, by the REIT to acquire or carry real estate assets, will not be treated as gross income for purposes of the 95% gross income test, and will not be treated as gross income for purposes of the 75% gross income test. Income of a REIT arising from hedging transactions that are entered into to manage the risk of currency fluctuations will not be treated as gross income for purposes of either the 95% gross income test or the 75% gross income test provided that the transaction is "clearly identified." In general, for a hedging transaction to be "clearly identified," (1) it must be identified as a hedging transaction before the end of the day on which it is acquired, originated, or entered into; and (2) the items of risks being hedged must be identified "substantially contemporaneously" with entering into the hedging transaction (generally not more than 35 days after entering into the hedging transaction). To the extent that we hedge with other types of financial instruments or in other situations, the resultant income will be treated as income that does not qualify under the 95% or 75% gross income tests unless the hedge meets certain requirements and we elect to integrate it with a specified asset and to treat the integrated position as a synthetic debt instrument. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT but there can be no assurance we will be successful in this regard.

        Income from Prohibited Transactions.    Any gain that we realize on the sale of any property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business including our share of any such gain realized by our operating partnership, either directly or through its subsidiary partnerships and limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. However, we will not be treated as a dealer in real property with respect to a property that we sell for the purposes of the 100% tax if (i) we have held the property for at least two years for the production of rental income prior to the sale, (ii) capitalized expenditures on the property in the two years preceding the sale are less than 30% of the net selling price of the property, and (iii) we either (a) have seven or fewer sales of property (excluding certain property obtained through foreclosure) for the year of sale or (b) the aggregate tax basis of property sold during the year is 10% or less of the aggregate tax basis of all of our assets as of the beginning of the taxable year or (c) the fair market value of property sold during the year is 10% or less of the aggregate fair market value of all of our assets as of the beginning of the taxable year, and substantially all of the marketing and development expenditures with respect to the property sold are made through an independent contractor from whom we derive no income. The sale of more than one property to one buyer as part of one transaction constitutes one sale for purposes of this "safe harbor." We structure our activities to avoid transactions that are prohibited transactions. However, the avoidance of this tax on prohibited transactions could cause us to undertake less substantial sales of property than we would otherwise undertake in order to maximize our profits. In addition, we may have to sell numerous properties to a single or a few purchasers, which could cause us to be less profitable than would be the case if we sold properties on a property-by-property basis.

        Income from Foreclosure Property.    We generally will be subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property if the election is available (which may not be the case with respect to acquired "distressed loans").

        Cash/Income Differences/Phantom Income.    Due to the nature of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

        We may invest in mortgages, including NPLs, in the secondary market for less than their face amount. The amount of such discount generally will be treated as "market discount" for U.S. federal income tax purposes. We may elect to include in taxable income accrued market discount as it accrues rather than as it is realized for economic purposes, resulting in phantom income. Principal payments on certain loans are made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

        We may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are "significant modifications" under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize income to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, and would hold the modified loan with a cost basis equal to its principal amount for U.S. federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS treated as a dealer as described above, such a TRS would be required at the end of each taxable year, including the taxable year in which such modification was made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS would recognize a loss at the end of the taxable year in which the modifications were made to the extent the fair market value of such debt instrument were less than its principal amount after the modification.

        In addition, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of whether corresponding cash payments are received.

        Finally, we may be required under the terms of indebtedness that we incur to private lenders to use cash received from interest payments to make principal payments on that indebtedness, with the effect of recognizing income but not having a corresponding amount of cash available for distribution to holders of our securities.

        Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this

"phantom income" is recognized. See "—Requirements for Qualification as a REIT—Annual Distribution Requirements."

        Failure to Satisfy the Gross Income Tests.    If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are entitled to relief under the Code. These relief provisions will be generally available if (1) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (2) following our identification of the failure to meet the 75% and/or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth a description of each item of our gross income that satisfies the gross income tests for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations. It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances, we will fail to qualify as a REIT. As discussed above, under "—Taxation of the Company as a REIT—General," even if these relief provisions apply, a tax would be imposed based on the amount of non-qualifying income. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the income tests applicable to REITs.

        Redetermined Rents, Redetermined Deductions or Excess Interest.    Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where:

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  amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception;

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  a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable;

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  rents paid to us by tenants leasing at least 25% of the net leasable space of the REIT's property who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT's tenants leasing comparable space who are receiving such services from the TRS and the charge for the service is separately stated; or

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  the taxable REIT subsidiary's gross income from the service is not less than 150% of the taxable REIT subsidiary's direct cost of furnishing the service.

        While we anticipate that any fees paid to our taxable REIT subsidiary for tenant services will reflect arm's-length rates, a taxable REIT subsidiary may under certain circumstances provide tenant services which do not satisfy any of the safe-harbor provisions described above. Nevertheless, these determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the redetermined rent, redetermined deductions or excess interest, as applicable.

Asset Tests

        At the close of each calendar quarter, we must satisfy the following tests relating to the nature and diversification of our assets. For purposes of the asset tests, a REIT is not treated as owning the stock of a qualified REIT subsidiary or an equity interest in any entity treated as a partnership otherwise disregarded for U.S. federal income tax purposes. Instead, a REIT is treated as owning its proportionate share of the assets held by such entity.

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  At least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, in some circumstances, stock or debt instruments purchased with new capital. For purposes of this test, real estate assets include interests in real property, such as land and buildings, leasehold interests in real property, stock of other corporations that qualify as REITs, and some types of mortgage-backed securities and mortgage loans. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below.

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  Not more than 25% of our total assets may be represented by securities other than those described in the first bullet above.

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  Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, the value of any one issuer's securities owned by us may not exceed 5% of the value of our total assets.

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  Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, we may not own more than 10% of any one issuer's outstanding voting securities.

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  Except for securities described in the first bullet above and securities in qualified REIT subsidiaries and taxable REIT subsidiaries, and certain types of indebtedness that are not treated as securities for purposes of this test, as discussed below, we may not own more than 10% of the total value of the outstanding securities of any one issuer.

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  Not more than 25% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        The 10% value test does not apply to certain "straight debt" and other excluded securities, as described in the Code, including (1) loans to individuals or estates; (2) obligations to pay rent from real property; (3) rental agreements described in Section 467 of the Code; (4) any security issued by other REITs; (5) certain securities issued by a state, the District of Columbia, a foreign government, or a political subdivision of any of the foregoing, or the Commonwealth of Puerto Rico; and (6) any other arrangement as determined by the IRS. In addition, (1) a REIT's interest as a partner in a partnership is not considered a security for purposes of the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership's gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by a partnership to the extent of the REIT's interest as a partner in the partnership.

        For purposes of the 10% value test, debt will meet the "straight debt" safe harbor if (1) neither us, nor any of our controlled taxable REIT subsidiaries (i.e., taxable REIT subsidiaries more than 50% of the vote or value of the outstanding stock of which is directly or indirectly owned by us), own any securities not described in the preceding paragraph that have an aggregate value greater than one percent of the issuer's outstanding securities, as calculated under the Code, (2) the debt is a written unconditional promise to pay on demand or on a specified date a sum certain in money, (3) the debt is not convertible, directly or indirectly, into stock, and (4) the interest rate and the interest payment dates of the debt are not contingent on the profits, the borrower's discretion or similar factors. However, contingencies regarding time of payment and interest are permissible for purposes of qualifying as a straight debt security if either (1) such contingency does not have the effect of changing the effective yield of maturity, as determined under the Code, other than a change in the annual yield to maturity that does not exceed the greater of (i) 5% of the annual yield to maturity or (ii) 0.25%, or

(2) neither the aggregate issue price nor the aggregate face amount of the issuer's debt instruments held by the REIT exceeds $1,000,000 and not more than 12 months of unaccrued interest can be required to be prepaid thereunder. In addition, debt will not be disqualified from being treated as "straight debt" solely because the time or amount of payment is subject to a contingency upon a default or the exercise of a prepayment right by the issuer of the debt, provided that such contingency is consistent with customary commercial practice.

        We may invest in mortgages, including NPLs. A real estate mortgage loan that we own generally will be treated as a real estate asset for purposes of the 75% asset test if, on the date that we acquire or originate the mortgage loan, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Existing IRS guidance provides that certain rules described above that are applicable to the gross income tests may apply to determine what portion of a mortgage loan will be treated as a real estate asset if the mortgage loan is secured both by real property and other assets. Pursuant to Revenue Procedure 2011-16, the IRS has announced that it will not challenge a REIT's treatment of a loan as a real estate asset in its entirety to the extent that the value of the loan is equal to or less than the value of the real property securing the loan at the relevant testing date. However, there are uncertainties regarding the application of the principles of Revenue Procedure 2011-16, particularly relating to the proper asset test treatment of loans acquired at a discount that increase in value during periods following the acquisition. There can be no assurance that later interpretations of or any clarifications to this Revenue Procedure will be consistent with how we currently are applying it to our REIT compliance analysis.

        We may invest in distressed loans or NPLs with the intent to foreclose on the investments and acquire the underlying residential real estate assets ("residential REOs"). We expect to hold these distressed loans or NPLs in our taxable REIT subsidiary and then transfer the residential REO to the REIT. Our taxable REIT subsidiary will pay regular U.S. federal income tax, and state, and local income tax, where applicable, as a regular "C" corporation, on gain from the foreclosure, if any.

        We believe that the assets that we hold and intend to hold will satisfy the foregoing asset test requirements. However, we have not and will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the value of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs in which case we might not satisfy the 75% asset test and the other asset tests and could fail to qualify as a REIT.

        Failure to Satisfy the Asset Tests.    The asset tests must be satisfied not only on the last day of the calendar quarter in which we, directly or through pass-through subsidiaries, acquire securities in the applicable issuer, but also on the last day of the calendar quarter in which we increase our ownership of securities of such issuer, including as a result of increasing our interest in pass-through subsidiaries. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests solely by reason of changes in the relative values of our assets. If failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. We believe that we have maintained, and we intend to continue to maintain, adequate records of the value of our assets to ensure compliance with the asset tests, and we intend to take any available action within 30 days after the close of any quarter as may be required to cure any noncompliance with the asset tests. Although we plan to take steps to ensure that we satisfy such tests for any quarter with respect to which testing is to occur, there can be no assurance that such steps will always be successful. If we fail to timely cure any noncompliance with the asset tests, we would cease to qualify as a REIT, unless we satisfy certain relief provisions.

        The failure to satisfy the 5% asset test, or the 10% vote or value asset tests can be remedied even after the 30-day cure period under certain circumstances. Specifically, if we fail these asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps including the disposing of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred), paying a tax equal to the greater of $50,000 or the highest corporate income tax rate of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test, and filing in accordance with applicable Treasury regulations a schedule with the IRS that describes the assets that caused us to fail to satisfy the asset test(s). We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the asset tests applicable to REITs. In certain circumstances, utilization of such provisions could result in us being required to pay an excise or penalty tax, which could be significant in amount.

Annual Distribution Requirements

        To qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders each year in an amount at least equal to:

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  the sum of: (1) 90% of our "REIT taxable income," computed without regard to the dividends paid deduction and our net capital gain; and (2) 90% of our after tax net income, if any, from foreclosure property; minus

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  the sum of specified items of non-cash income.

        For purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount included in our taxable income without the receipt of a corresponding payment, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

        We generally must make dividend distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year. Such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. Second, distributions may be made in the following year if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        In order for distributions to be counted as satisfying the annual distribution requirement for REITs, and to provide us with a REIT-level tax deduction, the distributions must not be "preferential dividends." A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of shares as set forth in our organizational documents.

        To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on that amount at regular corporate tax rates. We believe that we have made, and we intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements. In certain circumstances, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted basis of their shares by the difference between (1) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

        To the extent that in the future we may have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, (1) will generally not affect the character, in the hands of our shareholders, of any distributions that are actually made as ordinary dividends or capital gains; and (2) cannot be passed through or used by our shareholders. See "—Taxation of U.S. Shareholders—Taxation of Taxable U.S. Shareholders—Distributions Generally."

        If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, and (y) the amounts of income we retained and on which we paid corporate income tax.

        In addition, if we were to recognize "built-in-gain" (as defined below) on the disposition of any assets acquired from a "C" corporation in a transaction in which our basis in the assets was determined by reference to the "C" corporation's basis (for instance, if the assets were acquired in a tax-free reorganization), we would be required to distribute at least 90% of the built-in-gain net of the tax we would pay on such gain. "Built-in-gain" is the excess of (a) the fair market value of the asset (measured at the time of acquisition) over (b) the basis of the asset (measured at the time of acquisition).

        We expect that our REIT taxable income (determined before our deduction for dividends paid) will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable dividends in order to meet the distribution requirements.

        We may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to our shareholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

Record-Keeping Requirements

        We are required to comply with applicable record-keeping requirements. Failure to comply could result in monetary fines.

Failure to Qualify as a REIT

        If we fail to satisfy one or more requirements for REIT qualification other than gross income and asset tests that have the specific savings clauses, we can avoid termination of our REIT qualification by paying a penalty of $50,000 for each such failure, provided that our noncompliance was due to reasonable cause and not willful neglect.

        If we fail to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. If we fail to qualify for taxation as a REIT, we will not be required to make any distributions to shareholders, and any distributions that are made to shareholders will not be deductible by us. As a result, our failure to qualify for taxation as a REIT would significantly reduce the cash available for distributions by us to our shareholders. In addition, if we fail to qualify for taxation as a REIT, all distributions to shareholders, to the extent of our current and accumulated earnings and profits, will be taxable as regular corporate dividends, which means that shareholders taxed as individuals currently would receive qualified dividend income that would be taxed at capital gains rates, and corporate shareholders generally would be entitled to a dividends received deduction with respect to such dividends. Unless entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. There can be no assurance that we would be entitled to any statutory relief. We intend to take advantage of any and all relief provisions that are available to us to cure any violation of the requirements applicable to REITs.

Tax Aspects of Our Ownership of Interests in our Operating Partnership and other Partnerships and Limited Liability Companies

General

        Substantially all of our investments are and will continue to be owned indirectly through our operating partnership. In addition, our operating partnership holds certain of its investments indirectly through subsidiary partnerships and limited liability companies that are classified as partnerships or as disregarded entities for U.S. federal income tax purposes. In general, entities that are classified as partnerships or as disregarded entities for U.S. federal income tax purposes are "pass-through" entities which are not required to pay U.S. federal income tax. Rather, partners or members of such entities are allocated their pro rata shares of the items of income, gain, loss, deduction and credit of the entity, and are required to include these items in calculating their U.S. federal income tax liability, without regard to whether the partners or members receive a distribution of cash from the entity. We include in our income our pro rata share of the foregoing items for purposes of the various REIT gross income tests and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we include our pro rata share of assets, based on capital interests, of assets held by our operating partnership, including its share of its subsidiary partnerships and limited liability companies. See "—Requirements for Qualification as a REIT—Effect of Subsidiary Entities—Ownership of Interests in Partnerships and Limited Liability Companies."

Entity Classification

        Our interests in our operating partnership and the subsidiary partnerships and limited liability companies involve special tax considerations, including the possibility that the IRS might challenge the status of one or more of these entities as a partnership or disregarded entity, and assert that such entity is an association taxable as a corporation for U.S. federal income tax purposes. If our operating partnership, or a subsidiary partnership or limited liability company, were treated as an association, it would be taxable as a corporation and would be required to pay an entity-level tax on its income. In this situation, the character of our assets and items of gross income could change and could preclude us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Requirements for Qualification as a REIT—Gross Income Tests," and "—Asset Tests." This, in turn, would prevent us from qualifying as a REIT. See "—Failure to Qualify as a REIT" for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, a change in our operating partnership's or a subsidiary partnership's or limited liability company's status as a partnership for tax purposes might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

        We believe our operating partnership and each of our other partnerships and limited liability companies (other than our taxable REIT subsidiaries) is properly treated for U.S. federal income tax purposes as a partnership or disregarded entity. Pursuant to Treasury regulations under Section 7701 of the Code, a partnership is treated as a partnership for U.S. federal income tax purposes unless it elects to be treated as a corporation or would be treated as a corporation because it is a "publicly traded partnership." A "publicly traded partnership" is any partnership (i) the interests in which are traded on an established securities market or (ii) the interests in which are readily tradable on a "secondary market or the substantial equivalent thereof."

        Our company and our operating partnership intend to take the reporting position for U.S. federal income tax purposes that our operating partnership is not a publicly traded partnership. There is a risk, however, that the right of a holder of operating partnership units to redeem the units for common shares could cause operating partnership units to be considered readily tradable on the substantial equivalent of a secondary market. Under the relevant Treasury regulations, interests in a partnership will not be considered readily tradable on a secondary market or on the substantial equivalent of a secondary market if the partnership qualifies for specified "safe harbors," which are based on the specific facts and circumstances relating to the partnership. We and our operating partnership believe that our operating partnership has qualified and will qualify for at least one of these safe harbors at all times in the foreseeable future. Our operating partnership cannot provide any assurance that it will continue to qualify for one of the safe harbors mentioned above.

        If our operating partnership is a publicly traded partnership, it will be taxed as a corporation unless at least 90% of its gross income consists of "qualifying income" under Section 7704 of the Code. Qualifying income is generally real property rents and other types of passive income. We believe that our operating partnership has sufficient qualifying income so that it would be taxed as a partnership, even if it were a publicly traded partnership. The income requirements applicable to us in order for us to qualify as a REIT under the Code and the definition of qualifying income under the publicly traded partnership rules are very similar. Although differences exist between these two income tests, we do not believe that these differences would cause our operating partnership not to satisfy the 90% gross income test applicable to publicly traded partnerships.

        If our operating partnership were taxable as a corporation, most, if not all, of the tax consequences described herein would be inapplicable. In particular, we would not qualify as a REIT because the value of our ownership interest in our operating partnership would exceed 5% of our assets and we would be considered to hold more than 10% of the voting securities (and more than 10% of the value of the outstanding securities) of another corporation (see "—Requirements for Qualification as a REIT—Asset Tests" above). In this event, the value of our common shares could be materially adversely affected (see "—Failure to Qualify as a REIT" above).

Allocations of Partnership Income, Gain, Loss and Deduction

        The partnership agreement of our operating partnership generally provides that items of operating income and loss will be allocated to reflect the distribution and liquidation preferences of certain holders of OP units, and then to the holders of units in proportion to the number of units held by each such unit holder. Certain limited partners may agree in the future to guarantee debt of our operating partnership, either directly or indirectly through an agreement to make capital contributions to our operating partnership under limited circumstances. As a result of these guarantees or contribution agreements, such limited partners could under limited circumstances be allocated net loss that would have otherwise been allocable to us.

        If an allocation of partnership income or loss does not comply with the requirements of Section 704(b) of the Code and the Treasury regulations thereunder, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Our operating partnership's allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Code and the Treasury regulations promulgated under this section of the Code.

Tax Allocations with Respect to the Properties

        Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership, must be allocated in a manner so that the contributing partner is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the property at the time of contribution. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The partnership agreement requires that these allocations be made in a manner consistent with Section 704(c) of the Code.

        Treasury regulations issued under Section 704(c) of the Code provide partnerships with a choice of several methods of accounting for book-tax differences. We and our operating partnership anticipate that we will use the "traditional method" for accounting for book-tax differences for properties contributed to our operating partnership by AH LLC. Under the traditional method, which is the least favorable method from our perspective, the carryover basis of contributed properties in the hands of our operating partnership (i) may cause us to be allocated lower amounts of depreciation and other deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of our corresponding economic or book gain (or taxable loss that is less than our economic or book loss) with respect to the sale, with a corresponding benefit to the contributing partners. Therefore, the use of the traditional method could result in our having taxable income that is in excess of economic income and our cash distributions from our operating partnership. This excess taxable income is sometimes referred to as "phantom income" and will be subject to the REIT distribution requirements described in "—Annual Distribution Requirements." Because we rely on our cash distributions from our operating partnership to meet the REIT distribution requirements, the phantom income could adversely affect our ability to comply with the REIT distribution requirements and cause our shareholders to recognize additional dividend income without an increase in distributions. See "—Requirements for Qualification as a REIT" and "Requirements for Qualification as a REIT—Annual Distribution Requirements." We anticipate that we and our operating partnership will use the traditional method to account for book-tax differences for other properties acquired by our operating partnership in the future. Any property acquired by our operating partnership in a taxable transaction will initially have a tax basis equal to its fair market value and, accordingly, Section 704(c) of the Code will not apply.

Taxation of U.S. Shareholders

Taxation of Taxable U.S. Shareholders

        This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations. For these purposes, the term "U.S. shareholder" is a beneficial owner of our Series C Participating Preferred Shares that is, for U.S. federal income tax purposes:

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  a citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in place to be treated as a U.S. person.

        This summary assumes that our Series C Participating Preferred Shares are held as capital assets (generally, property held for investment).

        If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Series C Participating Preferred Shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our Series C Participating Preferred Shares should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our Series C Participating Preferred Shares by the partnership.

        Distributions Generally.    So long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits that are not designated as capital gains dividends or "qualified dividend income" will be taxable to our taxable U.S. shareholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. For purposes of determining whether distributions to holders of Series C Participating Preferred Shares are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to any preferred shares (including the Series A Participating Preferred Shares, the Series B Participating Preferred Shares and the Series C Participating Preferred Shares) then to our common shares. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates currently available to individual U.S. shareholders who receive dividends from taxable subchapter "C" corporations.

        Capital Gain Dividends.    We may elect to designate distributions of our net capital gain as "capital gain dividends." Distributions that we properly designate as "capital gain dividends" will be taxable to our taxable U.S. shareholders as long-term capital gains without regard to the period for which the U.S. shareholder that receives such distribution has held its Series C Participating Preferred Shares. Designations made by us will only be effective to the extent that they comply with Revenue Ruling 89-81, which requires that distributions made to different classes of shares be composed proportionately of dividends of a particular type. If we designate any portion of a dividend as a capital gain dividend, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as capital gain. Corporate shareholders, however, may be required to treat up to 20% of some capital gain dividends as ordinary income. Recipients of capital gain dividends from us that are taxed at corporate income tax rates will be taxed at the normal corporate income tax rates on these dividends.

        We may elect to retain and pay taxes on some or all of our net long-term capital gains, in which case U.S. shareholders will be treated as having received, solely for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes that we paid on such undistributed capital gains. A U.S. shareholder will increase the basis in its shares by the difference between the amount of capital gain included in its income and the amount of tax it is deemed to have paid. A U.S. shareholder that is a corporation will appropriately adjust its earnings and profits for the retained capital gain in accordance with Treasury regulations to be prescribed by the IRS. Our earnings and profits will be adjusted appropriately.

        We will classify portions of any designated capital gain dividend or undistributed capital gain as either:

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  a long-term capital gain distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 20%, and taxable to U.S. shareholders that are corporations at a maximum rate of 35%;

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  an "unrecaptured Section 1250 gain" distribution, which would be taxable to non-corporate U.S. shareholders at a maximum rate of 25%, to the extent of previously claimed depreciation deductions.

        Distributions from us in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted basis of the U.S. shareholder's shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of these shares. To the extent that such distributions exceed the adjusted basis of a U.S. shareholder's Series C Participating Preferred Shares, the U.S. shareholder generally must include such distributions in income as long-term capital gain, or short-term capital gain if the Series C Participating Preferred Shares have been held for one year or less. In addition, any dividend that we declare in October, November or December of any year and that is payable to a shareholder of record on a specified date in any such month will be treated as both paid by us and received by the shareholder on December 31 of such year, provided that we actually pay the dividend before the end of January of the following calendar year.

        To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See "—Taxation of the Company as a REIT" and "—Requirements for Qualification as a REIT—Annual Distribution Requirements." Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.

        Qualified Dividend Income.    With respect to U.S. shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to shareholders as "qualified dividend income." A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as capital gain, provided that the shareholder has held the shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such shares become ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

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  the qualified dividend income received by us during such taxable year from non-REIT "C" corporations (including our taxable REIT subsidiaries);

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  the excess of any "undistributed" REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

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  the excess of (i) any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a "C" corporation with respect to which the Company is required to pay U.S. federal income tax, over (ii) the U.S. federal income tax paid by us with respect to such built-in gain.

        Generally, dividends that we receive will be treated as qualified dividend income for purposes of the first bullet above if (A) the dividends are received from (i) a U.S. corporation (other than a REIT or a RIC), (ii) any of our taxable REIT subsidiaries, or (iii) a "qualifying foreign corporation," and (B) specified holding period requirements and other requirements are met. A foreign corporation (other than a "foreign personal holding company," a "foreign investment company," or "passive foreign investment company") will be a qualifying foreign corporation if it is incorporated in a possession of the United States, the corporation is eligible for benefits of an income tax treaty with the United States that the Secretary of Treasury determines is satisfactory, or the stock of the foreign corporation on which the dividend is paid is readily tradable on an established securities market in the United States. We generally expect that an insignificant portion, if any, of our distributions from us will consist of qualified dividend income. If we designate any portion of a dividend as qualified dividend income, a U.S. shareholder will receive an IRS Form 1099-DIV indicating the amount that will be taxable to the shareholder as qualified dividend income.

        Redemption of our Series C Participating Preferred Shares.    The treatment accorded to any redemption by us for cash of our Series C Participating Preferred Shares (as distinguished from a sale, exchange or other disposition) to a holder of such shares can only be determined on the basis of the particular facts as to each holder at the time of redemption. In general, a U.S. shareholder of our Series C Participating Preferred Shares will recognize capital gain or loss measured by the difference between the amount received by the holder of such shares upon the redemption and such holder's adjusted tax basis in the Series C Participating Preferred Shares if such redemption (i) results in a "complete termination" of the holder's interest in all classes of our shares under the Internal Revenue Code, or (ii) is "not essentially equivalent to a dividend" with respect to the holder of the Series C Participating Preferred Shares under the Internal Revenue Code, or (iii) is a "substantially disproportionate" redemption with respect to the shareholder under the Internal Revenue Code. In applying these tests, there must be taken into account not only the Series C Participating Preferred Shares being redeemed, but also such holder's ownership of other classes of our shares and any options (including share purchase rights) to acquire any of the foregoing. The holder of our Series C Participating Preferred Shares also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in the Internal Revenue Code.

        If the holder of Series C Participating Preferred Shares owns (actually or constructively) none of our voting shares, or owns an insubstantial amount of our voting shares, based upon current law, it is probable that the redemption of Series C Participating Preferred Shares from such a holder would be considered to be "not essentially equivalent to a dividend." However, whether a distribution is "not essentially equivalent to a dividend" depends on all of the facts and circumstances, and a holder of our Series C Participating Preferred Shares intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation. Satisfaction of the "substantially disproportionate" and "complete termination" exceptions is dependent upon compliance with the respective objective tests set forth in Code Sections 302(b)(2) and 302(b)(3). A distribution to a holder of Series C Participating Preferred Shares will be "substantially disproportionate" if the percentage of our outstanding voting shares actually and constructively owned by the shareholder immediately following the redemption of the preferred shares (treating preferred shares redeemed as not outstanding) is less than 80% of the percentage of our outstanding voting shares actually and constructively owned by the shareholder immediately before the redemption, and immediately following the redemption the shareholder actually and constructively owns less than 50% of the total combined voting power of the Trust. Because our Series C Participating Preferred Shares are nonvoting shares, a shareholder would have to reduce such holder's holdings (if any) in our classes of voting shares to satisfy this test.

        If the redemption does not meet any of the tests described above, then the redemption proceeds received from our Series C Participating Preferred Shares will be treated as a distribution on our shares as described under "—Taxation of Taxable U.S. Shareholders—Distributions Generally." If the

redemption of a U.S. shareholder's Series C Participating Preferred Shares is taxed as a dividend, the adjusted basis of such holder's redeemed shares will be transferred to any other shares held by the holder. If the holder owns no other shares of our equity shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely. With respect to a redemption of our Series C Participating Preferred Shares that is treated as a distribution on our shares, the IRS has proposed Treasury regulations that would require any basis reduction associated with such a redemption to be applied on a share-by-share basis which could result in taxable gain with respect to some shares, even though the holder's aggregate basis for the shares would be sufficient to absorb the entire amount of the redemption distribution (in excess of any amount of such distribution treated as a dividend). Additionally, these proposed Treasury Regulations would not permit the transfer of basis in the redeemed Series C Participating Preferred Shares to the remaining shares of our equity shares held (directly or indirectly) by the redeemed holder. Instead, the unrecovered basis in our Series C Participating Preferred Shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized. If a redemption or repurchase of shares of is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under "—Taxation of U.S. Shareholders—Taxation of Taxable U.S. Shareholders—Dispositions of our Shares."

        Constructive Distributions.    The terms of the Series C Participating Preferred Shares provide that such Series C Participating Preferred Shares may be redeemed for cash (all at once) at our option, at any time after March 31, 2018. The redemption price of the Series C Participating Preferred Shares being offered pursuant to this prospectus in those circumstances may be in excess of their issue price (we refer to such excess as a "redemption premium") as the redemption price takes into account the liquidation preference (including the HPA Amount). If the shares are subject to a redemption premium and we have the right to redeem the shares, and such redemption is deemed more likely than not to occur under applicable Treasury Regulations at the time of their issuance, then the entire amount of the redemption premium may be treated as being distributed to the holder of such shares, on an economic accrual basis, over the period from issuance of such shares until the date the shares are first redeemable (we refer to such deemed distribution as a "constructive distribution"). However, if under the terms of Treasury Regulation Section 1.305-5(b)(3)(i), based on all of the facts and circumstances as of the issue date, redemption pursuant to our right to redeem is not more likely than not to occur, then the amount of the redemption premium should not be treated as a constructive distribution to the holders of the Series C Participating Preferred Shares. Based on the terms of the Series C Participating Preferred Shares and our view that it is not more likely than not that we will exercise the right to redeem the Series C Participating Preferred Shares for cash, we intend to take the position that Treasury Regulation Section 1.305-5(b)(3)(i) should apply and that the redemption premium will not be treated as a constructive distribution to the holders of the Series C Participating Preferred Shares. There can be no assurance, however, that the IRS might not successfully contend otherwise, in which case the holders of our Series C Participating Preferred Shares could be required to accrue additional dividend income attributable to the redemption premium over the period during which they hold the Series C Participating Preferred Shares. See "—Taxation of Taxable U.S. Shareholders—Conversion of our Series C Participating Preferred Shares into Common Shares" below for a discussion of tax considerations in the event that we elect to convert the Series C Participating Preferred Shares into our common shares.

        Generally, a U.S. shareholder's tax basis in the Series C Participating Preferred Shares will be increased to the extent any constructive distribution is treated as a dividend, as described above. Any taxable deemed distribution will be included in such shareholder's income in the same manner as an actual distribution received by such shareholder as discussed under "—Taxation of Taxable U.S. Shareholders—Distributions Generally."

        Conversion of our Series C Participating Preferred Shares into Class A Common Shares.    The terms of the Series C Participating Preferred Shares provide that the Series C Participating Preferred Shares may be converted into Class A common shares (all at once) at our option, at any time after March 31, 2018. A U.S. holder of our Series C Participating Preferred Shares generally should not recognize gain or loss upon the conversion of our Series C Participating Preferred Shares into our Class A common shares (as distinguished from a redemption by us for cash as discussed in "—Taxation of Taxable U.S. Shareholders—Redemptions of our Series C Participating Preferred Shares") provided no part of the conversion consideration is attributable to accumulated and unpaid dividends, and cash is not paid in lieu of fractional shares. In this regard, because pursuant to Code Section 317(b) the common shares to be issued on the conversion do not constitute property for the purposes of Code Section 305, the conversion should not be treated as a redemption and the redemption premium accrual rules under Code Section 305(c) and the Treasury Regulations promulgated thereunder should not apply. However, any common shares received in a conversion that is attributable to dividends in arrears (including dividends accumulated since the most recent dividend payment date before the Conversion Date) on the converted Series C Participating Preferred Shares will be treated as a distribution on our shares as described in "—Taxation of Taxable U.S. Shareholders—Distributions Generally" and "—Taxation of Non-U.S. Shareholders—Distributions Generally." In addition, cash received upon conversion in lieu of a fractional share of common shares generally will be treated as a payment in a taxable exchange for such fractional share. See "—Taxation of Taxable U.S. Shareholders—Dispositions of Our Shares."

        In addition, the conversion ratio of the Series C Participating Preferred Shares is determined by a formula that is based, in part, on home price appreciation and could result in the holders receiving more common shares on conversion than they would otherwise receive. Such a formula may increase the risk that there is a deemed stock dividend pursuant to Code Section 305(c) and Treasury Regulation Section 1.305-7. Under Code Section 305(c) and Treasury Regulation Section 1.305-7(a), a change in conversion ratio that has the effect of increasing a U.S. shareholder's proportionate interest in our assets or earnings may result in a constructive distribution to such holder. Under Code Section 305(c) and Treasury Regulation Section 1.305-7(c), the IRS may characterize a conversion price determined on a formula which considers home price appreciation as such a change in conversion ratio.

        We intend to take that position that there is not a change in conversion ratio within the meaning of Code Section 305(c) where (i) the conversion price is determined by a formula that produces fluctuating results over time based on economic conditions beyond the control of the issuer or the holder, (ii) the actual conversion price cannot be determined until the time of the conversion, (iii) there can be only one conversion and (iv) in limited circumstances except upon the occurrence of a "change of control," the conversion may not be made at the request of the holder but only in the discretion of the issuer. Because the recapitalization is not pursuant to a plan to periodically increase a shareholder's proportionate interest in the assets or earnings and profits of the company, we further intend to take the position that the conversion itself will not result in a deemed Code Section 305(c) distribution except to the extent that the common shares received are attributable to dividends in arrears on the converted Series C Participating Preferred Shares.

        If the IRS were to contend successfully that a change in conversion ratio occurred, then the holders of the Series C Participating Preferred Shares could be required to accrue additional dividend income with respect to the Series C Participating Preferred Shares in addition to the cash dividends paid from time to time with respect to such shares. Generally, a U.S. shareholder's tax basis in the Series C Participating Preferred Shares will be increased to the extent any such constructive distribution is treated as a dividend. Any taxable deemed distribution will be included in such shareholder's income in the same manner as an actual distribution received by such shareholder as discussed under "—Taxation of Taxable U.S. Shareholders—Distributions Generally," although the timing and amount of any such inclusion is unclear, given that the formula amount fluctuates over time and becomes fixed only at the time of the conversion.

        We intend to pay distributions currently to the holders of our Series C Participating Preferred Shares. If that was not our intention, then there would be a deemed distribution with respect to accrued and unpaid dividends.

        A U.S. shareholder's basis and holding period in the common shares received upon conversion generally will be the same as those of the converted Series C Participating Preferred Shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional common shares exchanged for cash). Common shares attributable to accrued and unpaid dividends will have a fair market value basis.

        U.S. holders of our Series C Participating Preferred Shares should consult with their respective tax advisors regarding the U.S. federal income tax consequences of any transaction by which such U.S. shareholder exchanges common shares received on a conversion of Series C Participating Preferred Shares for cash or other property.

        Passive Activity Losses and Investment Interest Limitations.    Distributions we make and gain arising from the sale or exchange by a U.S. shareholder of our Series C Participating Preferred Shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any "passive losses" against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder may elect, depending on its particular situation, to treat capital gain dividends, capital gains from the disposition of Series C Participating Preferred Shares and income designated as qualified dividend income as investment income for purposes of the investment interest limitation, in which case the applicable capital gains will be taxed at ordinary income rates. We will notify shareholders regarding the portions of our distributions for each year that constitute ordinary income, return of capital and qualified dividend income.

        Dispositions of our Shares.    If a U.S. shareholder sells or otherwise disposes of its Series C Participating Preferred Shares in a taxable transaction (other than redemption), it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and the holder's adjusted basis in the Series C Participating Preferred Shares for tax purposes. In general, a U.S. shareholder's adjusted basis will equal the U.S. shareholder's acquisition cost, increased by the excess for net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns on capital.

        In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of our Series C Participating Preferred Shares will be subject to a maximum U.S. federal income tax rate of 20%, if our Series C Participating Preferred Shares are held for more than one year, and will be taxed at ordinary income rates of up to 39.6% if our Series C Participating Preferred Shares are held for one year or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not such gains are classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, Treasury regulations that would apply a capital gain tax rate of 25% (which is higher than the long-term capital gain tax rates for non-corporate U.S. shareholders) to a portion of capital gain realized by a non-corporate U.S. shareholder on the sale of the Company's Series C Participating Preferred Shares that would correspond to the REIT's "unrecaptured Section 1250 gain." U.S. shareholders should consult with their own tax advisors with respect to their capital gain tax liability.

        Capital losses recognized by a U.S. shareholder upon the disposition of our Series C Participating Preferred Shares that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our Series C Participating

Preferred Shares by a U.S. shareholder who has held the Series C Participating Preferred Shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions that we make that are required to be treated by the U.S. shareholder as long-term capital gain.

        If a shareholder recognizes a loss upon a subsequent disposition of our Series C Participating Preferred Shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury regulations involving "reportable transactions" could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards "tax shelters," are broadly written, and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. U.S. shareholders should consult their tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our Series C Participating Preferred Shares, or transactions that we might undertake directly or indirectly.

        Medicare Tax on Unearned Income.    The Health Care and Reconciliation Act of 2010 requires certain U.S. shareholders that are individuals, estates or trusts to pay an additional 3.8% tax on "net investment income," which includes, among other things, dividends on and gains from the sale or other disposition of REIT shares. U.S. shareholders should consult their own tax advisors regarding this legislation.

Taxation of Tax Exempt Shareholders

        U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. Such entities, however, may be subject to taxation on their unrelated business taxable income, or UBTI. While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity generally do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt shareholder has not held our Series C Participating Preferred Shares as "debt financed property" within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the U.S. tax-exempt shareholder), (2) our Series C Participating Preferred Shares are not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to "excess inclusion income," distributions that we make and income from the sale of our Series C Participating Preferred Shares generally should not give rise to UBTI to a U.S. tax-exempt shareholder.

        Tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Code, respectively, or single parent title-holding corporations exempt under Section 501(c)(2) and whose income is payable to any of the aforementioned tax-exempt organizations, are subject to different UBTI rules, which generally require such shareholders to characterize distributions from us as UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its investment in our Series C Participating Preferred Shares. These shareholders should consult with their tax advisors concerning these set aside and reserve requirements.

        In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our shares could be required to treat a percentage of the dividends as UBTI, if we are a "pension-held REIT." We will not be a pension-held REIT unless:

  •
  either (1) one pension trust owns more than 25% of the value of our shares, or (2) one or more pension trusts, each individually holding more than 10% of the value of our shares, collectively own more than 50% of the value of our shares; and

  •
  we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that shares owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT are owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts.

        The percentage of any REIT dividend from a "pension-held REIT" that is treated as UBTI is equal to the ratio of the UBTI earned by the REIT, treating the REIT as if it were a pension trust and therefore subject to tax on UBTI, to the total gross income of the REIT. An exception applies where the percentage is less than 5% for any year. In which case none of the dividends would be treated as UBTI. The provisions requiring pension trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the "not closely held requirement" without relying upon the "look-through" exception with respect to pension trusts. As a result of certain limitations on the transfer and ownership of our common and preferred shares contained in our declaration of trust, we do not expect to be classified as a "pension-held REIT," and accordingly, the tax treatment described above with respect to pension-held REITs should be inapplicable to our tax-exempt shareholders.

        Prospective shareholders who are tax-exempt organizations should consult with their tax-advisors regarding the tax consequences of investing in our Series C Participating Preferred Shares.

Taxation of Non-U.S. Shareholders

        The following discussion addresses the rules governing U.S. federal income taxation of non-U.S. shareholders. For purposes of this summary, "non-U.S. shareholder" is a beneficial owner of our Series C Participating Preferred Shares that is not a U.S. shareholder (as defined above under "—Taxation of Taxable U.S. Shareholders") or an entity that is treated as a partnership for U.S. federal income tax purposes. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation and does not address state local or foreign tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances.

        Distributions Generally.    As described in the discussion below, distributions paid by us with respect to our Series C Participating Preferred Shares will be treated for U.S. federal income tax purposes as either:

  •
  ordinary income dividends;

  •
  long-term capital gain; or

  •
  return of capital distributions.

        This discussion assumes that our Series C Participating Preferred Shares will be considered regularly traded on an established securities market for purposes of the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, provisions described below. If our Series C Participating Preferred Shares are no longer regularly traded on an established securities market, the tax considerations described below would materially differ.

        Ordinary Income Dividends.    A distribution paid by us to a non-U.S. shareholder will be treated as an ordinary income dividend if the distribution is payable out of our earnings and profits and:

  •
  the distribution is not attributable to our net capital gain; or

  •
  the distribution is attributable to our net capital gain from the sale of USRPIs, and the non-U.S. shareholder owns 5% or less of the value of our Series C Participating Preferred Shares at all times during the one—year period ending on the date of the distribution.

        In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. shareholder's investment in our Series C Participating Preferred Shares is, or is treated as, effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends. Such income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. shareholder. The income may also be subject to the 30% branch profits tax in the case of a non-U.S. shareholder that is a corporation.

        Generally, we will withhold and remit to the IRS 30% of dividend distributions (including distributions that may later be determined to have been made in excess of current and accumulated earnings and profits) that could not be treated as capital gain distributions with respect to the non-U.S. shareholder (and that are not deemed to be capital gain dividends for purposes of the FIRPTA withholding rules described below) unless:

  •
  a lower treaty rate applies and the non-U.S. shareholder files an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, evidencing eligibility for that reduced treaty rate with us; or

  •
  the non-U.S. shareholder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. shareholder's trade or business.

        Return of Capital Distributions.    Unless (A) our Series C Participating Preferred Shares constitute a USRPI, as described in "—Dispositions of Our Shares" below, or (B) either (1) the non-U.S. shareholder's investment in our Series C Participating Preferred Shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain) or (2) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual's net capital gain for the year), distributions that we make which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. shareholder may seek a refund from the IRS of any amounts withheld if it subsequently is determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our Series C Participating Preferred Shares constitute a USRPI, as described below, distributions that we make in excess of the sum of (1) the non-U.S. shareholder's proportionate share of our earnings and profits, and (2) the non-U.S. shareholder's basis in its shares, will be taxed under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding tax at a rate of 10% of the amount by which the distribution exceeds the shareholder's share of our earnings and profits.

        Capital Gain Dividends.    A distribution paid by us to a non-U.S. shareholder will be treated as long-term capital gain if the distribution is paid out of our current or accumulated earnings and profits and:

  •
  the distribution is attributable to our net capital gain (other than from the sale of USRPIs) and we timely designate the distribution as a capital gain dividend; or

  •
  the distribution is attributable to our net capital gain from the sale of USRPIs and the non-U.S. common shareholder owns more than 5% of the value of Series C Participating Preferred Shares at any point during the one-year period ending on the date on which the distribution is paid.

        Long-term capital gain that a non-U.S. shareholder is deemed to receive from a capital gain dividend that is not attributable to the sale of USRPIs generally will not be subject to U.S. federal income tax in the hands of the non-U.S. shareholder unless:

  •
  the non-U.S. shareholder's investment in our Series C Participating Preferred Shares is effectively connected with a U.S. trade or business of the non-U.S. shareholder, in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to any gain, except that a non-U.S. shareholder that is a corporation also may be subject to the 30% branch profits tax; or

  •
  the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States in which case the nonresident alien individual will be subject to a 30% tax on his capital gains.

        Under FIRPTA, distributions that are attributable to net capital gain from the sale by us of USRPIs and paid to a non-U.S. shareholder that owns more than 5% of the value of our Series C Participating Preferred Shares at any time during the one-year period ending on the date on which the distribution is paid will be subject to U.S. tax as income effectively connected with a U.S. trade or business. The FIRPTA tax will apply to these distributions whether or not the distribution is designated as a capital gain dividend, and, in the case of a non-U.S. shareholder that is a corporation, such distributions also may be subject to the 30% branch profits tax.

        Any distribution paid by us that is treated as a capital gain dividend or that could be treated as a capital gain dividend with respect to a particular non-U.S. shareholder will be subject to special withholding rules under FIRPTA. We will withhold and remit to the IRS 35% of any distribution that could be treated as a capital gain dividend with respect to the non-U.S. shareholder, to the extent that the distribution is attributable to the sale by us of USRPIs. The amount withheld is creditable against the non-U.S. shareholder's U.S. federal income tax liability or refundable when the non-U.S. shareholder properly and timely files a tax return with the IRS.

        Undistributed Capital Gain.    Although the law is not entirely clear on the matter, it appears that amounts designated by us as undistributed capital gains in respect of our Series C Participating Preferred Shares held by non-U.S. shareholders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, the non-U.S. shareholder would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom their proportionate share of the tax paid by us on the undistributed capital gains treated as long-term capital gains to the non-U.S. shareholder, and generally receive from the IRS a refund to the extent their proportionate share of the tax paid by us were to exceed the non-U.S. shareholder's actual U.S. federal income tax liability on such long-term capital gain. If we were to designate any portion of our net capital gain as undistributed capital gain, a non-U.S. shareholder should consult its tax advisors regarding taxation of such undistributed capital gain.

        Redemption of our Series C Participating Preferred Shares.    See discussion above under "—Taxation of Taxable U.S. Shareholders—Redemption of our Series C Participating Preferred Shares." If the

redemption does not meet any of the tests described in "—Taxation of Taxable U.S. Shareholders—Redemption of our Series C Participating Preferred Shares," then the redemption proceeds received from our Series C Participating Preferred Shares will be treated as a distribution on our shares as described under "—Taxation of Non-U.S. Shareholders—Distributions Generally." If a redemption or repurchase of shares of is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under "Taxation of Non-U.S. Shareholders—Dispositions of our Shares."

        Constructive Distributions.    See discussion above under "—Taxation of Taxable U.S. Shareholders—Constructive Distributions." Any taxable deemed distribution will be included in such shareholder's income in the same manner as an actual distribution received by such shareholder as discussed under "—Taxation of Non-U.S. Shareholders—Distributions Generally." If a redemption or repurchase of shares of is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described under "Taxation of Non-U.S. Shareholders—Dispositions of our Shares."

        Conversion of our Series C Participating Preferred Shares into Class A Common Shares.    The terms of the Series C Participating Preferred Shares provide that the Series C Participating Preferred Shares may be converted into Class A common shares (all at once) at our option, at any time after March 31, 2018. A non-U.S. holder of our Series C Participating Preferred Shares generally should not recognize gain or loss upon the conversion of our Series C Participating Preferred Shares into our Class A common shares provided no part of the conversion consideration is attributable to accumulated and unpaid dividends, cash is not paid in lieu of fractional shares, and our Series C Participating Preferred Shares do not constitute a USRPI. In this regard, because pursuant to Code Section 317(b) the Class A common shares to be issued on the conversion do not constitute property for the purposes of Code Section 305, the conversion should not be treated as a redemption and the redemption premium accrual rules under Code Section 305(c) and the Treasury Regulations promulgated thereunder should not apply. However, any Class A common shares received in a conversion that are attributable to dividends in arrears (including dividends accumulated since the most recent payment date before the Conversion Date) on the converted Series C Participating Preferred Shares will be treated as a distribution on our stock as described in "—Taxation of Non-U.S. Shareholders—Distributions Generally." In addition, cash received upon conversion in lieu of a fractional common share generally will be treated as a payment in a taxable exchange for such fractional share. See "—Taxation of Non-U.S. Shareholders—Dispositions of our Shares.

        In addition, the conversion ratio of the Series C Participating Preferred Shares is determined by a formula that is based, in part, on home price appreciation and could result in the holders receiving more Class A common shares on conversion than they would otherwise receive. Such a formula may increase the risk that there is a deemed stock dividend pursuant to Code Section 305(c) and Treasury Regulation Section 1.305-7. Under Code Section 305(c) and Treasury Regulation Section 1.305-7(a), a change in conversion ratio that has the effect of increasing a U.S. shareholder's proportionate interest in our assets or earnings may result in a constructive distribution to such holder. Under Code Section 305(c) and Treasury Regulation Section 1.305-7(c), the IRS may characterize a conversion price determined on a formula which considers home price appreciation as such a change in conversion ratio.

        We intend to take that position that there is not a change in conversion ratio within the meaning of Code Section 305(c) where (i) the conversion price is determined by a formula that produces fluctuating results over time based on economic conditions beyond the control of the issuer or the holder, (ii) the actual conversion price cannot be determined until the time of the conversion, (iii) there can be only one conversion and (iv) except in limited circumstances upon the occurrence of a "change in control," the conversion may not be made at the request of the holder but only in the discretion of the issuer. Because the recapitalization is not pursuant to a plan to periodically increase a shareholder's proportionate interest in the assets or earnings and profits of the company, we further intend to take the position that the conversion itself will not result in a deemed Code Section 305(c) distribution except to the extent that the common shares received are attributable to dividends in arrears on the converted Series C Participating Preferred Shares. See "—Conversion of our Series C Participating Preferred Shares into Common Shares."

        If the IRS were to contend successfully that the change in conversion ratio occurred, then the holders of the Series C Participating Preferred Shares could be required to accrue additional dividend income with respect to the Series C Participating Preferred Shares in addition to the cash dividends paid from time to time with respect to such shares. Generally, a non-U.S. shareholder's tax basis in the Series C Participating Preferred Shares will be increased to the extent any such constructive distribution is treated as a dividend. Any taxable deemed distribution will be included in such shareholder's income in the same manner as an actual distribution received by such shareholder as discussed under "—Taxation of Non-U.S. Shareholders—Distributions Generally," although the timing and amount of any such inclusion is unclear, given that the formula amount fluctuates over time and becomes fixed only at the time of the conversion.

        We intend to pay distributions currently to the holders of our Series C Participating Preferred Shares. If that was not our intention, then there would be a deemed distribution with respect to accrued and unpaid dividends.

        A non-U.S. shareholder could recognize gain or loss upon the conversion of our Series C Participating Preferred Shares into our Class A common shares if our Series C Participating Preferred Shares constitute a USRPI. See "—Taxation of Non-U.S. Shareholders—Dispositions of our Shares." However, gain would not be recognized if our Series C Participating Preferred Shares also constitute a USRPI provided certain reporting requirements are satisfied.

        A non-U.S. shareholder's basis and holding period in the Class A common shares received upon conversion generally will be the same as those of the converted Series C Participating Preferred Shares (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share of common shares exchanged for cash or adjusted to the extent that a non-U.S. shareholder's disposition of the Series C Participating Preferred Shares is treated as a disposition of a USRPI).

        We have the right to withhold, from any amounts otherwise payable to you, with respect to all distributions (deemed or actual) to the extent that withholding is or was required for such distributions under applicable tax withholding rules.

        Non-U.S. holders of our Series C Participating Preferred Shares should consult with their tax advisor regarding the U.S. federal income tax consequences of any transaction by which such shareholder exchanges common shares received on a conversion of Series C Participating Preferred Shares for cash or other property.

        Dispositions of our Shares.    Unless our Series C Participating Preferred Shares constitute a USRPI, a sale of our Series C Participating Preferred Shares by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA. Generally, with respect to any particular shareholder, our Series C Participating Preferred Shares will constitute a USRPI only if each of the following three statements is true:

  •
  Fifty percent or more of our assets on any of certain testing dates during a prescribed testing period consist of interests in real property located within the United States, excluding for this purpose, interests in real property solely in a capacity as creditor (which we expect to be the case);

  •
  We are not a "domestically-controlled qualified investment entity." A domestically-controlled qualified investment entity includes a REIT, less than 50% of value of which is held directly or indirectly by non-U.S. shareholders at all times during a specified testing period. Although we believe that we are and will remain a domestically-controlled REIT, because our shares are publicly traded we cannot make any assurance that we are or will remain a domestically-controlled qualified investment entity; and

  •
  Either (a) our Series C Participating Preferred Shares are not "regularly traded," as defined by applicable Treasury regulations, on an established securities market; or (b) our Series C Participating Preferred Shares are "regularly traded" on an established securities market and the selling non-U.S. shareholder has held over 5% of our outstanding Series C Participating Preferred Shares any time during the five-year period ending on the date of the sale.

        Specific wash sales rules applicable to sales of shares in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our Series C Participating Preferred Shares even if we are a domestically-controlled qualified investment entity. These rules would apply if a non-U.S. shareholder (1) disposes of our Series C Participating Preferred Shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such non-U.S. shareholder as gain from the sale or exchange of a USRPI, and (2) acquires, or enters into a contract or option to acquire, other Series C Participating Preferred Shares during the 61-day period that begins 30 days prior to such ex-dividend date.

        If gain on the sale of our Series C Participating Preferred Shares was subject to taxation under FIRPTA, the non-U.S. shareholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to the applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the Series C Participating Preferred Shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

        Gain from the sale of our Series C Participating Preferred Shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder as follows: (1) if the non-U.S. shareholder's investment in our Series C Participating Preferred Shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

Information Reporting and Backup Withholding Tax Applicable to Shareholders

U.S. Shareholders—Generally

        In general, information-reporting requirements will apply to payments of distributions on our Series C Participating Preferred Shares and payments of the proceeds of the sale of our Series C Participating Preferred Shares to some U.S. shareholders, unless an exception applies. Further, the payer will be required to withhold backup withholding tax on such payments (currently at the rate of 28%) if:

  (1)
  the payee fails to furnish a taxpayer identification number, or TIN, to the payer or to establish an exemption from backup withholding;

  (2)
  the IRS notifies the payer that the TIN furnished by the payee is incorrect;

  (3)
  there has been a notified payee under-reporting with respect to interest, dividends or original issue discount described in Section 3406(c) of the Code; or

  (4)
  there has been a failure of the payee to certify under the penalty of perjury that the payee is not subject to backup withholding under the Code.

        Some shareholders may be exempt from backup withholding. Any amounts withheld under the backup withholding rules from a payment to a shareholder will be allowed as a credit against the shareholder's U.S. federal income tax liability and may entitle the shareholder to a refund, provided that the required information is furnished to the IRS.

U.S. Shareholders—Legislation Relating To Foreign Accounts

        Under the Foreign Account Tax Compliance Act ("FATCA"), which was enacted in 2010, certain future payments made to "foreign financial institutions" and "non-financial foreign entities" may be subject to withholding at a rate of 30%. U.S. shareholders should consult their tax advisors regarding the effect, if any, of this new legislation on their ownership and disposition of their Series C Participating Preferred Shares. See "—Information Reporting and Backup Withholding Tax Applicable to Shareholders—Non-U.S. Shareholders—Withholding on Payments to Certain Foreign Entities."

Non-U.S. Shareholders—Generally

        Generally, information reporting will apply to payments of distributions on our Series C Participating Preferred Shares, and backup withholding described above for a U.S. shareholder will apply, unless the payee certifies that it is not a U.S. person or otherwise establishes an exemption. The payment of the proceeds from the disposition of our Series C Participating Preferred Shares to or through the U.S. office of a U.S. or foreign broker will be subject to information reporting and, possibly, backup withholding as described above for U.S. shareholders, or the withholding tax for non-U.S. shareholders, as applicable, unless the non-U.S. shareholder certifies as to its non-U.S. status or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the shareholder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The proceeds of the disposition by a non-U.S. shareholder of our Series C Participating Preferred Shares to or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, if the broker is a U.S. person, a controlled foreign corporation for U.S. federal income tax purposes, or a foreign person 50% or more of whose gross income from all sources for specified periods is from activities that are effectively connected with a U.S. trade or business, a foreign partnership 50% or more of whose interests are held by partners who are U.S. persons, or a foreign partnership that is engaged in the conduct of a trade or business in the United States, then information reporting generally will apply as though the payment was made through a U.S. office of a U.S. or foreign broker unless the broker has documentary evidence as to the non-U.S. shareholder's foreign status and has no actual knowledge to the contrary.

        Applicable Treasury regulations provide presumptions regarding the status of shareholders when payments to the shareholders cannot be reliably associated with appropriate documentation provided to the payer. If a non-U.S. shareholder fails to comply with the information reporting requirement, payments to such person may be subject to the full withholding tax even if such person might have been eligible for a reduced rate of withholding or no withholding under an applicable income tax treaty. Because the application of these Treasury regulations varies depending on the non-U.S. shareholder's particular circumstances, non-U.S. shareholders are urged to consult their tax advisor regarding the information reporting requirements applicable to them.

        Backup withholding is not an additional tax. Any amounts that we withhold under the backup withholding rules will be refunded or credited against the non-U.S. shareholder's federal income tax liability if certain required information is furnished to the IRS. Non-U.S. shareholders should consult their own tax advisors regarding application of backup withholding in their particular circumstances and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

Non-U.S. Shareholders—Withholding on Payments to Certain Foreign Entities

        FATCA, which was enacted in 2010, imposes a 30% withholding tax on certain types of payments made to "foreign financial institutions" and certain other non-U.S. entities unless certain due diligence, reporting, withholding, and certification obligations requirements are satisfied.

        The Treasury Department and the IRS have issued final regulations under FATCA. As a general matter, FATCA imposes a 30% withholding tax on dividends on, and gross proceeds from the sale or other disposition of, our shares if paid to a foreign entity unless either (i) the foreign entity is a "foreign financial institution" that undertakes certain due diligence, reporting, withholding, and certification obligations, or in the case of a foreign financial institution that is a resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, the entity complies with the diligence and reporting requirements of such agreement, (ii) the foreign entity is not a "foreign financial institution" and identifies certain of its U.S. investors, or (iii) the foreign entity otherwise is exempted under FATCA. Under delayed effective dates provided for in the regulations, the required withholding would not begin until July 1, 2014 with respect to dividends on our shares, and January 1, 2017 with respect to gross proceeds from a sale or other disposition of our shares.

        If withholding is required under FATCA on a payment related to our shares, investors that otherwise would not be subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) generally will be required to seek a refund or credit from the IRS to obtain the benefit of such exemption or reduction (provided that such benefit is available). Prospective investors should consult their tax advisors regarding the effect of FATCA in their particular circumstances.

Other Tax Consequences

State, Local and Foreign Taxes

        We may be required to pay tax in various state or local jurisdictions, including those in which we transact business, and our shareholders may be required to pay tax in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. In addition, a shareholder's state and local tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult with their tax advisors regarding the effect of state and local tax laws on an investment in our Series C Participating Preferred Shares.

Tax Shelter Reporting

        If a holder recognizes a loss as a result of a transaction with respect to our Series C Participating Preferred Shares of at least (i) for a holder that is an individual, S corporation, trust or a partnership with at least one non-corporate partner, $2 million or more in a single taxable year or $4 million or more in a combination of taxable years, or (ii) for a holder that is either a corporation or a partnership with only corporate partners, $10 million or more in a single taxable year or $20 million or more in a combination of taxable years, such holder may be required to file a disclosure statement with the IRS on Form 8886. Direct shareholders of portfolio securities are in many cases exempt from this reporting requirement, but shareholders of a REIT currently are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

 UNDERWRITING

        The Company and the underwriters named below have entered into an underwriting agreement with respect to the Series C Participating Preferred Shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of Series C Participating Preferred Shares indicated in the following table. Morgan Stanley & Co. LLC, Raymond James & Associates, Inc. and Jefferies LLC are the representatives of the underwriters.

Name	Number of Shares
Morgan Stanley & Co. LLC	2,782,400
Raymond James & Associates, Inc.	2,782,400
Jefferies LLC	1,465,200
Keefe, Bruyette & Woods, Inc.	185,000
Robert W. Baird & Co. Incorporated	185,000

Total	7,400,000

        The underwriters are committed to take and pay for all of the Series C Participating Preferred Shares being offered, if any are taken, other than the Series C Participating Preferred Shares covered by the option described below unless and until this option is exercised.

        The underwriters have an option to buy up to an additional 1,110,000 Series C Participating Preferred Shares from the Company solely to cover overallotments. They may exercise that option for 30 days after the date of the underwriting agreement. If any shares are purchased pursuant to this option, the underwriters will severally purchase Series C Participating Preferred Shares in approximately the same proportion as set forth in the table above.

        We will pay an underwriting discount of $1.250 per share for retail orders and an underwriting discount of $1.225 per share for certain institutional orders. The following table shows the total underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering based on an average weighted underwriting discount for retail and institutional sales. These amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

Paid by the Company

	No Exercise	Full Exercise
Per Share	$1.2431	$1.2440
Total	$9,198,600	$10,586,100

        Series C Participating Preferred Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.75 per share from the public offering price for retail orders, and up to $0.70 per share from the public offering price for institutional orders. After the public offering of the Series C Participating Preferred Shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        Subject to certain exceptions, we have agreed that, without the prior written consent of the representatives, on behalf of the underwriters, we will not, during the period ending 30 days after the date of this prospectus:

  •
  offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any securities of the Company that are substantially similar to our Series C Participating Preferred Shares, including but not limited to any options or warrants to purchase our Series C Participating Preferred Shares or any equity securities substantially similar to the Series C Participating Preferred Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Series C Participating Preferred Shares or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or

  •
  enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our Series C Participating Preferred Shares or any such other securities; whether any such transaction described above is to be settled by delivery of our Series C Participating Preferred Shares or such other securities, in cash or otherwise.

        The representatives, in their sole discretion, may release us from the restrictions described above in whole or in part at any time with or without notice.

        Prior to this offering, there has been no public market for the Series C Participating Preferred Shares. The public offering price has been negotiated among the Company and the representatives. Among the factors to be considered in determining the public offering price of the shares, in addition to prevailing market conditions, will be the Company's historical performance, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

        We plan to file an application to list the Series C Participating Preferred Shares on the NYSE under the symbol "AMHPRC." If the listing application is approved, we expect trading of the Series C Participating Preferred Shares to commence within 30 days after initial delivery of the shares. The underwriters have advised us that they intend to make a market in the Series C Participating Preferred Shares prior to commencement of any trading on the NYSE, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series C Participating Preferred Shares.

        In connection with the offering, the underwriters may purchase and sell Series C Participating Preferred Shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A "covered short position" is a short position that is not greater than the amount of additional shares for which the underwriters' option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. "Naked" short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Series C Participating Preferred Shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Series C Participating Preferred Shares made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. A penalty bid occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Series C Participating Preferred Shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company's Series C Participating Preferred Shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Series C Participating Preferred Shares. As a result, the price of the Series C Participating Preferred Shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

        The underwriters do not expect sales to discretionary accounts to exceed five percent of the total number of shares offered.

        The Company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $509,782. We have also agreed to reimburse the underwriters for portions of their expenses in an amount up to $45,000 as set forth in the underwriting agreement.

        The Company and our operating partnership have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

        We expect that delivery of the Series C Participating Preferred Shares will be made against payment thereof on or about May 2, 2014, which will be the third business day following the pricing of the Series C Participating Preferred Shares (such settlement cycle being herein referred to as "T + 3"). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Series C Participating Preferred Shares on the date of pricing or the next business day will be required, by virtue of the fact that the Series C Participating Preferred Shares initially will settle T + 3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Series C Participating Preferred Shares who wish to trade the Series C Participating Preferred Shares on the date of pricing of the Series C Participating Preferred Shares or the next business day should consult their own advisor.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

  (a)
  to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

  (b)
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  (c)
  to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

  (d)
  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

        Each underwriter has represented and agreed that:

  (a)
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amend, or FSMA) received by it in connection with the issue or sale of the shares in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

  (b)
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

Hong Kong

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

        This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

        The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the Series C Participating Preferred Shares may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Series C Participating Preferred Shares without disclosure to investors under Chapter 6D of the Corporations Act.

        The Series C Participating Preferred Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Series C Participating Preferred Shares must observe such Australian on-sale restrictions.

        This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Dubai International Financial Centre

        This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority ("DFSA"). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The Series C Participating Preferred Shares to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Series C Participating Preferred Shares offered should conduct their own due diligence on the Series C Participating Preferred Shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Switzerland

        We have not and will not register with the Swiss Financial Market Supervisory Authority ("FINMA") as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended ("CISA"), and accordingly the securities being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the securities have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the securities offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The securities may solely be offered to "qualified investors," as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended ("CISO"), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the securities are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the securities on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

United Kingdom

        In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

 LEGAL MATTERS

        Hogan Lovells US LLP will pass upon certain securities law and other legal matters for us in connection with this offering. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, Costa Mesa, California.

EXPERTS

        The consolidated financial statements and schedule of American Homes 4 Rent as of December 31, 2013 and 2012 and for the years ended December 31, 2013 and 2012 and the period from June 23, 2011 through December 31, 2011, incorporated by reference in this Prospectus and in the Registration Statement of which this prospectus is a part, have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        Our website address is http://www.americanhomes4rent.com. We make our SEC filings available on our website, free of charge, as soon as reasonably practicable after such materials are filed with, or furnished to the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be part of this prospectus.

        We have filed with the SEC a registration statement on Form S-11 in connection with this offering. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. This prospectus does not contain all of the information set forth in the registration statement. For further information with respect to our company and the securities to be sold in this offering, we refer you to the registration statement, including the exhibits, schedules and information incorporated by reference into the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to or incorporated by reference into the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. Copies of the registration statement, and other documents that we file with the SEC, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. In addition, our SEC filings also are available electronically to the public on the SEC's website—at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" certain information that we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus modifies or replaces this information. In this prospectus, we are incorporating by reference the following documents that we filed with the SEC:

  •
  our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 26, 2014;

  •
  our Definitive Proxy Statement for our 2014 Annual Meeting of Shareholders, filed with the SEC on March 26, 2014; and

  •
  our Current Reports on Form 8-K, filed with the SEC on February 20, 2014 and April 29, 2014.

        We will provide free of charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. You may request a copy of these filings by contacting Investor Relations, 30601 Agoura Road, Suite 200, Agoura Hills, California 91301, by telephone at (855)-794-AH4R (2447), by e-mail at info@ah4r.com, or by visiting our website, https://americanhomes4rent.com.

Indianapolis, IN

Las Vegas, NV

Raleigh, NC

Nashville, TN

Salt Lake City, UT

Tampa, FL

AMERICAN Homes 4 Rent

7,400,000 Shares

5.500% Series C Participating Preferred Shares

PROSPECTUS

Morgan Stanley

Raymond James

Jefferies

Keefe, Bruyette & Woods
                         A Stifel Company

Baird

April 29, 2014